UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 2)

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

REVOLUTIONS MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	3841	73-1526138
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

670 Marina Drive, 3rd Floor Charleston, SC 29492 (843) 971-4848
(Address and telephone number of registrant’s principal executive offices and principal place of business)

The Corporation Trust Company of Nevada One East First Street Reno, Nevada 89501 Tel No.: (775) 688-3061
(Name, Address and Telephone Number of Agent for Service)

Communication Copies to:

Lucosky Brookman LLP
33 Wood Avenue South, 6th Floor
Iselin, New Jersey 08830
Fax No. (732) 395-4401

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Non-accelerated filer	☐

Accelerated filer	☐	Smaller reporting company	☒

 CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share		Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, $0.001 par value per share	6,204,090	$0.10	(2)	$620,409	$84.62

Common Stock, $0.001 par value per share, issuable upon the exercise of certain outstanding warrants	3,826,005	$0.25	(3)	$956,501.25	$109.62

Common Stock, $0.001 par value per share, issuable upon the exercise of certain outstanding warrants	1,943,003	$0.50	(4)	$971,501.5	$111.33

Total	11,973,098	$-		$2,610,452.65	$305.57	(5)

(1) We are registering (i) 6,204,090 shares of the Company’s common stock, par value $0.001 per share and (ii) 5,769,008 shares underlying warrants issued to certain warrant holders (the “Warrant Shares”).  In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(2) The offering price of $0.10 per share is calculated based upon the closing market price of the Company’s common stock on January 24, 2013, as reported on the OTC Markets OTCQB quotation system (the “OTCQB”).

(3) This offering price per share of $0.25 is calculated based upon the price at which the warrants or rights may be exercised pursuant to Rule 457(g)(1) of the Securities Act of 1933, as amended.

(4) This offering price per share of $0.50 is calculated based upon the price at which the warrants or rights may be exercised pursuant to Rule 457(g)(1) of the Securities Act of 1933, as amended.

(5) A portion of such fee has already been paid by the Revolutions Medical Corporation.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JANUARY 29, 2013

REVOLUTIONS MEDICAL CORPORATION

11,973,098 Shares of Common Stock

This prospectus relates to the resale of 11,973,098 shares of our common stock, par value $0.001 per share, including (i) 6,204,090 shares of common stock and (ii) 5,769,808 shares of common stock underlying certain outstanding warrants (the “Warrant Shares”) by the selling security holders (the “Selling Security Holders”).

We are not selling any shares of common stock in this offering and, as a result, will not receive any proceeds from this offering. All of the net proceeds from the sale of our common stock will go to the Selling Security Holders.

Our common stock is currently quoted on the OTCQB under the symbol RMCP.” On January 24, 2013, the closing price as reported on the OTCQB was $0.10 per share. These prices will fluctuate based on the demand for our common stock.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 9.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is_________, 2013

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. Before investing in our common stock, you should read this entire prospectus carefully, especially the sections entitled “Risk Factors” beginning on page 9 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 40, as well our financial statements and related notes included elsewhere in this prospectus.

Overview

Since 1996, Revolutions Medical Corporation (“Revolutions Medical,” the “Company,” “we,” us” or “our”) has been endeavoring to design, develop and commercialize auto retractable vacuum safety syringes. Our present product development effort is focused on the RevVac™ Auto Retractable Vacuum Safety Syringe, which is designed specifically to reduce accidental needle stick injuries and lower the spread of blood borne diseases. The Company also has developed a suite of proprietary MRI software tools; RevColor, Rev3D, RevDisplay, and RevScan. These tools are designed to enhance general diagnostic confidence through education and research use and in the future we believe will have specific commercial applications.

On February 22, 2009, the Company announced that it had received notification from the Federal Drug Administration (“FDA”) that the 510K application for the 3ml RevVac™ Safety Syringe was cleared. Furthermore, FDA approval is not needed for educational and research use of our RevDisplay, RevColor, Rev3D and RevScan MRI software tools and applications.

During 2010, the Company completed its pilot run and market samples for the improved design of its 3ml RevVac™ Safety Syringe.  In September 2010, the Company signed a manufacturing agreement with Medical Investment Group, Inc. (“MIG”), to manufacture a minimum of 2.5 million 3ml RevVac™ syringes per month in MIG’s factory.  The manufacturing agreement was to be expanded for different size needles and up to 20 million syringes per month, upon delivering a 90-day notice.  In November 2010, the Company introduced its RevVac™  Safety syringe samples during the Medica trade show in Dusseldorf, Germany to distributors.  On September 6, 2011, the Company terminated its manufacturing agreement with MIG for failure to perform.  On December 1, 2011, the Company signed a manufacturing agreement with Wuxi Yushou Medical Appliances Co., Ltd. for the manufacturing and supply of the Company’s proprietary RevVac™  safety syringes, including the 1ml, 3ml, 5ml, and 10ml sizes.  Revolutions Medical began shipping its 3ml RevVac™  Safety Syringes to customers and distributors in April of 2012.

During 2010, Revolutions Medical entered into two university clinical studies utilizing its proprietary MRI software tools. These first two clinical studies are for cases involving head trauma and brain masses. We believe these results should clinically validate the use of its MRI software tools as an additional application to enhance the diagnostic confidence of physicians. The Company is planning to commercially launch this technology in 2013. The launch of this product will be a “software as service” (SAS) business model, where customers will log on to our secure website and send current black and white images to the Company via high speed internet (teleradiology), and the images will be sent back to the customer in color and three dimensional with auto segmentation. At first the Company will charge a per-use fee but can expand depending upon volume into monthly service agreements. Potential Revolutions Medical customers could include MRI centers, doctors, hospitals and even patients.

“MRI” refers to “Magnetic Resonance Imaging,” a widely used imaging system that safely creates many different and detailed views of selected portions of the internal anatomy. An MRI scanner is a large tunnel-shaped machine that will accommodate an adult lying down. Within the MRI scanner is a large magnet, which directs harmless radio signals around sections of the body. When these signals pass through the body, they release a signal. The released signals are picked up by a receiver inside the MRI scanner and then sent to a computer. The computer analyzes the signals and converts them to a visual image that is displayed on a viewing monitor and then printed on special film. The images produced by the scanner are gray-scale images similar to an x-ray.  These gray-scale images can be difficult and time consuming to read. A radiologist reads these images on film by comparing the different scans of each tissue slice, sometimes evaluating one hundred to three hundred individual gray images to obtain a diagnosis. The successful diagnosis of a condition, using MRI, depends not only on the ability of the radiologist to detect the subtle differences in shades of gray, but also the radiologist’s ability to compare visually the vast number of images.

The Company is engaged in the development of technology which can segment and reference MRI images. By “segmenting” an image, the Company’s technology will let the user select a part of the image (bone, fluid, tissue) and render that selection in three dimensions. Essentially, different components of an image are given different colors and the user can choose the color or colors to be studied, thus eliminating those portions colored with the colors being discarded. By “referencing” the image to a database, the user can obtain similar, identified images to aid the user in interpretation of the image being studied. The Company currently owns four (4) separate patent applications, filed in June of 2007, each of which received USPTO office actions during 2010. Revolutions Medical has not received issuances on these patents yet.

The Company intends to make our MRI coloring technology available for educational and evaluation purposes to physicians primarily at teaching institutions.  At this time, the Company does not intend for the technology to be used for diagnostic purposes.  Further, as the Company does not believe this use constitutes commercial distribution, we are not required to submit a 510(k) application to the FDA at this time.  As the technology is an accessory to MRI and is therefore a medical device, and since MRI devices require marketing clearance by FDA, our technology would similarly require marketing clearance were the Company to begin selling it for diagnostic purposes.

The Company is currently selling its RevVac™ 3ml safety syringe. The Company is planning the launch of its first application of MRI software tools during 2013.  The Company’s 1 ml RevVac™ safety syringe, including insulin and tuberculin safety syringes, as well as the 5ml and 10ml syringes will be launched during 2013.  Our efforts to date have been funded almost entirely through sales of our common stock. We require additional capital to complete the mass manufacturing, distributing and commercialization of the additional RevVac™ retractable safety syringe sizes and our proprietary color MRI software.  Due to current economic conditions and the Company’s risks and uncertainties, there is no assurance that we will be able to raise any additional capital on acceptable terms, if at all.  Because of these uncertainties, the auditors have expressed substantial doubt about our ability to continue as a going concern. If adequate funds are not available to us on satisfactory terms, we may be required to cease operating or otherwise modify our business strategy.

We have had annual losses since our inception in 1996. We expect to continue to incur losses until we can sell enough products at prices high enough to generate a profit. For the years ending December 31, 2011 and 2010, the Company had a net loss of $4,218,278 and $2,615,046, respectively. The Company’s net loss for the quarter ending September 30, 2012 was $1,311,664. As of December 31, 2011 and September 30, 2012, we had accumulated a deficit of $29,834,791 and $304,038,821, respectively. There is no assurance that our planned products will be commercially viable. There is no assurance that we will generate revenue from the sale of our planned products or that we will achieve or maintain profitable operations.

Where You Can Find Us

Our principal executive office is located at 670 Marina Drive, 3rd Floor, Charleston, SC 29492, and our telephone number (843) 971-4848.  Our internet address is www.revolutionsmedical.com.

The Offering

Common Stock Offered by the Selling Security Holders	11,973,098 shares of common stock, including 6,204,090 shares of common stock and (ii) 5,769,008 shares of common stock underlying common stock purchase warrants.

Common Stock Outstanding Before the Offering	73,271,520 shares of common stock as of January 24, 2013.

Common Stock Outstanding After the Offering	73,271,520 shares of common stock (1).

Terms of the Offering	The selling security holder will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon such time as all of the common stock has been sold pursuant to the registration statement.

Use of Proceeds	We are not selling any shares of common stock in this offering and, as a result, will not receive any proceeds from this offering. See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

OTCQB Symbol	RMCP

(1)	This total does not include the 5,769,008 shares being offered underlying unexercised common stock purchase warrants.

SUMMARY FINANCIAL DATA

Summary of Consolidated Financial Information

The following selected financial information is derived from the Company’s financial statements appearing elsewhere in this Prospectus and should be read in conjunction with such financial statements, including the notes thereto.

Summary of Operations

For the Years Ended December 31,
	2011	2010
Total Revenue	$0	$0
Loss from operations	$(3,843,069)	$(2,372,954)
Net loss	$(4,218,278)	$(2,615,046)
Net loss per common share (basic and diluted)	$(0.09)	$(0.07)
Weighted average common shares outstanding	49,149,099	36,762,006

Statement of Financial Position

For the Years Ended December 31,
	2011	2010
Cash and cash equivalents	$4,844	$69,517
Total assets	$1,978,711	$1,234,028
Working Capital	$(1,640,929)	$(1,207,734)
Long term debt	$-	$-
Stockholders’ equity ( deficit )	$(315,563)	$(347,080)

Summary of Operations

For the Period Ended September 30,
	2012	2011
Total Revenue	$349	$0
Loss from operations	$(864,600)	$(566,535)
Net loss	$(1,311,664)	$(695,391)
Net loss per common share (basic and diluted)	$(0.02)	$(0.01)
Weighted average common shares outstanding	59,880,928	47,739,213

Statement of Financial Position

For the Period Ended September 30,
	2012	2011
Cash and cash equivalents	$1,073	$2,805
Total assets	$2,040,338	$1,254,763
Working Capital	$(2,378,844)	$(1,672,548)
Long term debt	$0	$0
Stockholders’ equity ( deficit )	$(1,078,877)	$(639,950)

RISK FACTORS

Risks Related to the Our Business and Industry

WE REQUIRE SUBSTANTIAL ADDITIONAL CAPITAL TO CONTINUE DEVELOPING OUR PLANNED PRODUCTS. WE MAY HAVE DIFFICULTY RAISING CAPITAL WHEN WE NEED IT, OR AT ALL. RAISING SUCH CAPITAL MAY DILUTE STOCKHOLDER VALUE. IF WE ARE UNABLE TO RAISE CAPITAL, WE MAY BE REQUIRED TO LIMIT OR CEASE OUR OPERATIONS, OR OTHERWISE MODIFY OUR BUSINESS STRATEGY.

We will require substantial additional capital thereafter to commercialize our planned products. Our commercialization efforts will include, but are not limited to, entering into agreements with third parties for manufacturing (including building molds, designing manufacturing processes and obtaining specialized equipment for our retractable safety syringe), marketing and distribution, and obtaining FDA and/or other regulatory approvals, all of which are necessary before our planned products can be sold and which may take a significant amount of time, if not years, to complete.

Due to the current economic conditions and the risks and uncertainties surrounding our Company, we may not be able to secure additional financing on acceptable terms, if at all. Our estimated working capital requirement for the next 12 months is $3,100,000 with an estimated burn rate of $230,000 per month.  In order to implement our business plan and meet our liquidity needs going forward, the Company may sell shares of its common stock, issue additional convertible debt notes or permit warrant exercises. If we implement any of the foregoing financing alternatives to pay current or future obligations, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the common stock. To the extent that services are paid for with common stock or stock options that are exercised and sold into the market, the market price of our common stock could decline and your ownership interest will be diluted. If adequate funds are not available to us when needed on satisfactory terms, we may be required to cease operating or otherwise modify our business strategy.

IF WE DO NOT OBTAIN FDA APPROVAL FOR OUR FUTURE PLANNED PRODUCTS THEN OUR FUTURE PROSPECTS WILL BE HARMED.

Our future planned products may require FDA approval before they can be sold in the United States. There are some planned products for which we have not yet applied for or received FDA approval. However, we have received FDA 510(k) clearance on our 3ml RevVac™ safety syringe. Our RevColor and Rev3D MRI software technology does not require FDA approval for educational and research purposes, however, future applications may require 510(k) clearance. There is no assurance that our other planned products will qualify for the FDA’s 510(k) pre-market notification approval process. The FDA approval process can take years and be expensive, especially if a pre-market approval (PMA) is required. A PMA is much more rigorous and expensive to complete than a 510(k). In addition, the Medical Device User Fee and Modernization Act, enacted in 2002, allows the FDA to assess and collect user fees for 510(k) and for PMA applications. There is no assurance that we will qualify for fee reductions or waivers or that we will have the funds necessary to apply for or obtain FDA approval for our planned products. The FDA approval process could take a significant amount of time, if not years, to complete and there is no assurance that FDA approval will ever be obtained. If FDA approval is not obtained, then we will not be able to sell our future planned products in the United States, which would have a material adverse effect on our future business prospects.

OUR PLANNED PRODUCTS MAY PROVE TO BE TOO EXPENSIVE TO MANUFACTURE AND MARKET SUCCESSFULLY, WHICH WOULD HARM OUR FUTURE PROSPECTS.

Our planned products may prove to be too expensive to manufacture and market successfully. Market acceptance of our products will depend in large part upon our ability to demonstrate the operational and safety advantages of our product as well as the cost effectiveness of our product compared to both standard and other safety needle products. If we are unable to produce products that are competitive with standard products, we will not be able to sell our products. This could have a material adverse effect on our operations.

IF WE ARE NOT ABLE TO ESTABLISH MARKETING, SALES AND DISTRIBUTION ARRANGEMENTS FOR OUR SAFETY SYRINGES, THEN OUR FUTURE PROSPECTS WILL BE HARMED.

If we do not enter into relationships with third parties to market, sell and distribute our planned products, we will need to develop our own such capabilities. If we choose to establish a direct sales force, we will incur substantial additional expenses in developing, training and managing such an organization. We may not be able to build a sales force on a cost effective basis or at all. Any such direct marketing and sales efforts may prove to be unsuccessful. In addition, we will compete with many other companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete against these other companies. We may be unable to engage qualified distributors. Even if engaged, they may fail to satisfy financial or contractual obligations to us. They may fail to adequately market our products. They may cease operations with little or no notice to us or they may offer, design, manufacture or promote competing products.

IF WE ARE UNABLE TO PROTECT OUR FUTURE PLANNED PRODUCTS, OR TO AVOID INFRINGING ON THE RIGHTS OF OTHERS, OUR ABILITY TO COMPETE WILL BE IMPAIRED.

Our commercial success depends in part on our avoiding the infringement of patents and proprietary rights of other parties and developing and maintaining a proprietary position with regard to our own technologies and products. We cannot predict with certainty whether we will be able to enforce our patents. Patents that may be issued, or publications or other actions could block our ability to obtain patents or to operate as we would like. Others may develop similar technologies or duplicate technologies that we have developed or claim that we are infringing their patents.

Although we rely on trade secrets to protect our technology and require certain parties to execute nondisclosure and non-competition agreements, these agreements could be breached, and our remedies for breach may be inadequate. In addition, our trade secrets may otherwise become known or independently discovered by our competitors. If we lose any of our trade secrets, our business and ability to compete could be harmed.

Despite our efforts to protect our proprietary rights, we face the risks that pending patent applications may not be issued, that patents issued to us may be challenged, invalidated or circumvented; that unauthorized parties may obtain and use information that we regard as proprietary; that intellectual property laws may not protect our intellectual property; and effective protection of intellectual property rights may be limited or unavailable in China, where we plan to manufacture our retractable safety syringe, or in other foreign countries where we may manufacture and/or sell our retractable safety needle devices. The lack of adequate remedies and impartiality under any foreign legal system may adversely impact our ability to protect our intellectual property.

We may become involved in litigation or interference proceedings declared by the U.S. Patent and Trademark Office, or oppositions or other intellectual property proceedings outside of the United States. If any of our competitors have filed patent applications or obtained patents that claim inventions that we also claim, we may have to participate in an interference proceeding to determine who has the right to a patent for these inventions in the United States. If a litigation or interference proceeding is initiated, we may have to spend significant amounts of time and money to defend our intellectual property rights or to defend against infringement claims of others. Litigation or interference proceedings could divert our management’s time and effort. Even unsuccessful claims against us could result in significant legal fees and other expenses, diversion of management time and disruption in our business. Any of these events could harm our ability to compete and adversely affect our business.

An adverse ruling arising out of any intellectual property dispute could invalidate or diminish our intellectual property position. An adverse ruling could also subject us to significant liability for damages, prevent us from using processes or products, or require us to license intellectual property from third parties. Costs associated with licensing arrangements entered into to resolve litigation or an interference proceeding may be substantial and could include ongoing royalties. We may not be able to obtain any necessary licenses on satisfactory terms or at all.

WE MUST OBTAIN REGULATORY APPROVALS IN FOREIGN JURISDICTIONS TO MARKET OUR PRODUCTS ABROAD.

Whether or not FDA approval has been obtained, we must secure approval for our future planned products by the comparable non-U.S. regulatory authorities prior to the commencement of marketing of the product in a foreign country. The process of obtaining these approvals will be time consuming and costly. The approval process varies from country to country and the time needed to secure additional approvals may be longer than that required for FDA approval. These applications may require the completion of pre-clinical and clinical studies and disclosure of information relating to manufacturing and controls. Unanticipated changes in existing regulations or the adoption of new regulations could affect the manufacture and marketing of our products.

IF WE ARE NOT ABLE TO COMPETE SUCCESSFULLY, THEN OUR BUSINESS PROSPECTS WILL BE MATERIALLY ADVERSELY AFFECTED.

Our retractable safety syringe, if developed and commercialized, will compete in the United States and abroad with the safety needle devices and standard non-safety needle devices manufactured and distributed by companies such as Becton Dickinson (BD), Covidien, (Kendall Healthcare Products Company), B. Braun, Terumo Medical Corporation of Japan, Smith Medical, and Johnson & Johnson. Developers of safety needle devices against which we could compete include Med-Design Corp., New Medical Technologies, Retractable Technologies, Inc., Unilife, Inc. and Specialized Health Products International, Inc. Our MRI software tools, if developed, approved and commercialized, will compete in the United States and abroad against technologies manufactured and distributed by companies such as General Electric and Siemens. Most of our competitors are substantially larger and better financed than we are and have more experience in developing medical devices and/or software than we do. These competitors may use their substantial resources to improve their current products or to develop additional products that may compete more effectively with our planned products, or may render our planned products obsolete. In addition, new competitors may develop products that compete with our planned products, or new technologies may arise that could significantly affect the demand for our planned products. Even if we are successful in bringing our planned products to market, there is no assurance that we can successfully compete. We cannot predict the development of future competitive products or companies.

In the U.S., the vast majority of decisions relating to the contracting for and purchasing of medical supplies are made by the representatives of group purchasing organizations (“GPOs”), rather than the end-users of the product (nurses, doctors, and testing personnel). GPOs and manufacturers often enter into long-term exclusive contracts which can prohibit entry in the marketplace by competitors. In the needle and syringe market, the market share leader, BD, has utilized, among other things, long-term exclusive contracts which have restricted entry into the market by most of our competitors. We may not be successful in obtaining any contracts with GPO’s, which would severely limit our product’s marketability in the U.S. We will be materially adversely affected if we are unable to compete successfully.

WE RELY ON THIRD PARTIES FOR RESEARCH AND DEVELOPMENT ACTIVITIES NECESSARY TO COMMERCIALIZE OUR PRODUCT. THIS COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR FUTURE PROSPECTS.

We do not maintain our own laboratory and we do not employ our own researchers. We have contracted with third parties in the past to conduct research, development and testing activities and we expect to continue to do so in the future. Because we rely on such third parties, we have less direct control over those activities and cannot assure you that the research will be done properly or in a timely manner, or that the results will be reproducible. The cost and time to establish or locate an alternative research and development facility to develop our technology could have a materially adverse effect on our future prospects.

IF WE CANNOT GENERATE ADEQUATE, PROFITABLE SALES OF OUR PLANNED PRODUCTS, WE WILL NOT BE SUCCESSFUL.

In order to succeed, we must develop commercially viable products and sell adequate quantities at a high enough price to generate a profit. We may not accomplish these objectives. Even if we succeed in developing a commercially viable product, a number of factors may affect future sales of our product. These factors include:

•	Whether physicians, patients and clinicians accept our product as a viable, safe alternative to the standard medical syringe;

•	Whether the cost of our product is competitive in the medical marketplace; and

•	Whether we successfully contract the manufacture and marketing of the syringe to third parties or develop such capabilities ourselves.

OUR PLANNED PRODUCTS, IF SUCCESSFULLY COMMERCIALIZED, COULD BE EXPOSED TO SIGNIFICANT PRODUCT LIABILITY CLAIMS WHICH COULD BE TIME CONSUMING AND COSTLY TO DEFEND, DIVERT MANAGEMENT ATTENTION AND ADVERSELY IMPACT OUR ABILITY TO OBTAIN AND MAINTAIN INSURANCE COVERAGE, WHICH COULD JEOPARDIZE OUR LICENSE.

The testing, manufacture, marketing and sale of our planned products will involve an inherent risk that product liability claims will be asserted against us. Even if we obtain product liability insurance, it may prove inadequate to cover claims and/or costs related to potential litigation. The costs and availability of product liability insurance are unknown. Product liability claims or other claims related to our planned products, regardless of their outcome, could require us to spend significant time and money in litigation or to pay significant settlement amounts or judgments. Any successful product liability or other claim may prevent us from obtaining adequate liability insurance in the future on commercially desirable or reasonable terms. In addition, product liability coverage may cease to be available in sufficient amounts or at an acceptable cost. Any inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our planned product. A product liability claim could also significantly harm our reputation and delay market acceptance of our planned products.

STRINGENT, ONGOING GOVERNMENT REGULATION AND INSPECTION OF OUR PLANNED PRODUCTS COULD LEAD TO DELAYS IN MANUFACTURE, MARKETING AND SALES.

The FDA continues to review products even after they receive FDA approval. Manufacturing and marketing will be subject to ongoing regulation, including compliance with current Good Manufacturing Practices, adverse reporting requirements and the FDA’s general prohibitions against promoting products for unapproved or “off-label” uses. We and any third party manufacturers we may use are also subject to inspection and market surveillance by the FDA for compliance with these and other requirements. Any enforcement action resulting from failure to comply with these requirements could affect the manufacture and marketing of our planned products. In addition, the FDA can withdraw a previously approved product from the market at any time, upon receipt of newly discovered information.

UNCERTAINTY OF THIRD-PARTY REIMBURSEMENT COULD AFFECT OUR ABILITY TO SELL OUR PLANNED PRODUCTS AT A PROFIT.

Sales of medical products largely depend on the reimbursement of patients’ medical expenses by governmental healthcare programs and private health insurers. There is no guarantee that governmental healthcare programs or private health insurers will cover the cost of some of our products, if and when they are commercially available, or permit us to sell our products at a high enough price to generate a profit.

OUR LIMITED OPERATING HISTORY MAKES EVALUATING OUR STOCK MORE DIFFICULT.

Since inception in 1996, we have engaged primarily in research and development, technology licensing, and raising capital. This limited history may not be adequate to enable you to fully assess our ability to develop and commercialize our planned products and to achieve market acceptance of our planned products and to respond to competition.

WE HAVE A HISTORY OF LOSSES AND EXPECT FUTURE LOSSES.

We have had annual losses since our inception in 1996. We expect to continue to incur losses until we can sell enough products at prices high enough to generate a profit.  As of September 30, 2012, we had accumulated a deficit of $34,038,821.  There is no assurance that our planned products will be commercially viable. There is no assurance that we will generate revenue from the sale of our planned products or that we will achieve or maintain profitable operations.

To achieve and maintain profitability, we need to generate significant revenues from our existing and future product sales. Because of the numerous risks and uncertainties associated with medical device development and commercialization, we are unable to predict the extent of any future losses. We may never successfully commercialize any products, generate significant future revenues or achieve and sustain profitability.

WE HAVE RECEIVED AN AUDIT REPORT WITH A GOING CONCERN DISCLOSURE ON OUR CONSOLIDATED FINANCIAL STATEMENTS.

The continuation of our Company as a going concern is dependent upon our Company attaining and maintaining profitable operations and/or raising additional capital. Our independent registered public accounting firm included, in their audit report on our consolidated financial statements for the year ended December 31, 2011, an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the liquidity condition of the Company. As a result of this uncertainly we may have a more difficult time obtaining necessary financing.

OUR SUCCESS DEPENDS IN LARGE PART ON OUR ABILITY TO SUCCESSFULLY MANUFACTURE OUR PRIMARY PRODUCTS, THE REVVAC™ SAFETY SYRINGE IN VARIOUS SIZES, AND ACHIEVE SUBSTANTIAL COMMERCIAL SALES OF THIS PRODUCT TO CUSTOMERS. IF WE EXPERIENCE PROBLEMS OR DELAYS IN MANUFACTURING OR SECURING FAVORABLE AGREEMENTS TO SUPPLY THE REVVAC™ SAFETY SYRINGE TO CUSTOMERS, OUR BUSINESS, INCLUDING OUR ABILITY TO GENERATE SIGNIFICANT REVENUES, WILL BE MATERIALLY AND ADVERSELY AFFECTED.

Despite the successful completion of the development and qualification of production systems to support the manufacture and commercial sale of the 3ml RevVac™ safety syringe, the Company still needs to complete this process for the 1ml RevVac™ safety syringe. We expect to commence commercial supply of the 1ml RevVac™ safety syringe to customers during the 3rd quarter of 2013. Since the 1ml safety syringe is one of our primary products, any failure or significant delay in completing these activities could materially harm our business and our ability to generate significant revenue from this product for the foreseeable future. Our ability to generate significant revenues will directly depend on our ability to negotiate successfully one or more supply agreements for the 1ml and 3ml RevVac™ syringes with distributors and to begin supplying substantial quantities of the product under such agreements. We cannot predict with certainty if and when we will be able to enter into any supply agreements for the 1ml RevVac™ syringe or what the terms of any such agreements will be. If we are unable to secure favorable supply agreements for the 1ml RevVac™ syringe in a timely manner, our ability to generate significant revenues from this product will be materially and adversely affected.

OUR RESEARCH AND DEVELOPMENT AND OTHER OPERATING EXPENSES ARE SIGNIFICANT AND WE DO NOT EXPECT TO BE PROFITABLE UNLESS AND UNTIL WE BEGIN TO MANUFACTURE OUR REVVAC™ SAFETY SYRINGE, NEGOTIATE SUPPLY AGREEMENTS WITH DISTRIBUTORS AND BEGIN COMMERCIAL SALE OF THE REVVAC™ SAFETY SYRINGE.

We have incurred and will continue to incur significant research and development expenses for other product variants of our technology. We will also incur general and administrative expenses related to increasing our operations, expanding our sales and marketing capabilities, seeking regulatory approvals, and complying with the requirements related to being a public company in the United States. We will not be profitable unless we are successful in developing and commercializing the RevVac™ safety syringe and other new products, obtaining regulatory approvals, and manufacturing, marketing and selling commercial products.

OUR ABILITY TO SUCCESSFULLY MARKET AND SELL OUR SAFETY SYRINGES MAY BE IMPAIRED UNTIL WE ARE ABLE TO OFFER A FULL RANGE OF SAFETY SYRINGES IN SIZES COMMONLY USED IN ACUTE-CARE FACILITIES.

In addition to the 3ml RevVac™ safety syringe, our product portfolio also includes the 1ml, 5ml, and 10ml RevVac™ safety syringe sizes. Acute-care hospitals are the largest single healthcare market for clinical syringes. These facilities use a range of clinical syringes, including 1ml, 3ml and 5ml sizes, for the subcutaneous and intramuscular administration of therapeutic drugs and vaccines. We have completed development and secured regulatory approvals only for the marketing and sale of our 3ml RevVac™ safety syringe. While we intend to market the 3ml RevVac™ safety syringe to other healthcare sectors in addition to acute-care facilities, our ability to market and sell our safety syringes successfully may be impaired until we are able to offer clinical syringes in a full range of sizes.

OUR SUCCESS WILL DEPEND ON THE FULL COMMERCIALIZATION OF OUR CURRENT PRODUCTS, AND THE DEVELOPMENT AND COMMERCIALIZATION OF OTHER PIPELINE PRODUCTS. THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN THESE EFFORTS.

A significant element of our strategy focuses on developing products that deliver greater benefits to pharmaceutical companies, healthcare workers and patients. The development of these products requires significant research and development, clinical evaluations and regulatory approvals. The results of our product development efforts may be affected by a number of factors, including our ability to innovate, develop and manufacture new products, complete clinical trials, obtain regulatory approvals and secure customer orders for these products. In addition, patents attained by others can preclude or delay our commercialization of a product. There can be no assurance that any products now in development, or that we may seek to develop in the future, will achieve technological feasibility, obtain regulatory approval or gain market acceptance.

WE MAY ENCOUNTER DIFFICULTIES MANAGING OUR GROWTH, WHICH COULD MATERIALLY HARM OUR BUSINESS.

We expect to expand our operations and grow our research and development, product development, regulatory, manufacturing, sales, marketing and administrative operations. This expansion has placed, and is expected to continue to place, a significant strain on our management, operational and financial resources. To manage our growth and to develop and commercialize our products, we will be required to improve existing, and implement new, operational and financial systems, procedures and controls and expand, train and manage our growing employee base. In addition, we will need to manage relationships with various manufacturers, suppliers, customers and other organizations. Our ability to manage our operations and growth will require us to improve our operational, financial and management controls, as well as our internal reporting systems and controls. We may not be able to implement such improvements to our management information, disclosure controls and procedures and internal control systems in an efficient and timely manner and may discover deficiencies in existing systems and controls. Our failure to accomplish any of these tasks could materially harm our business.

WE DEPEND ON OUR EXECUTIVE OFFICERS AND KEY PERSONNEL AND THE LOSS OF THEM COULD ADVERSELY AFFECT OUR BUSINESS.

Our success depends upon the efforts and abilities of our executive officers and other key personnel, particularly Mr. Rondald Wheet, our Chief Executive Officer, and Vincent Olmo, our Chief Operating Officer, to provide strategic direction, manage our operations and maintain a cohesive and stable environment. Although we have employment agreements with Mr. Wheet, Mr. Olmo and other key personnel, as well as incentive compensation plans that provide various economic incentives for them to remain with us, these agreements and incentives may not be sufficient to retain them. Our ability to operate successfully and manage our potential future growth also depends significantly upon our ability to attract, retain and motivate highly skilled and qualified personnel. We face intense competition for such personnel, and we may not be able to attract, retain and motivate these individuals. The loss of our executive officers or other key personnel for any reason or our inability to hire, retain and motivate additional qualified personnel in the future could prevent us from sustaining or growing our business. In addition, we have a limited history of operations under our current officers and directors. Our officers have not worked together for an extensive length of time. If for any reason our management members cannot work efficiently as a team, our business will be adversely affected. The Company currently maintains a “key person” life insurance policy on the life of our Chief Executive Officer, Rondald Wheet, to compensate the Company for the loss of his services.

THE MANUFACTURING FACILITIES OF OUR SUPPLIERS MUST COMPLY WITH APPLICABLE REGULATORY REQUIREMENTS. IF THEY FAIL TO ACHIEVE OR MAINTAIN REGULATORY APPROVAL FOR THESE MANUFACTURING FACILITIES, OUR BUSINESS AND OUR RESULTS OF OPERATIONS WOULD BE HARMED.

Commercialization of our products requires access to, or the development of, manufacturing facilities that meet applicable regulatory standards to manufacture a sufficient supply of our products. In addition, the FDA must approve facilities that manufacture our products for U.S. commercial purposes, as well as the manufacturing processes and specifications for the product. Suppliers of components of, and products used to manufacture, our products must also comply with FDA and foreign regulatory requirements, which often require significant time, money and record-keeping and quality assurance efforts and subject us and our suppliers to potential regulatory inspections and stoppages. If our suppliers do not achieve or maintain required regulatory approval for our manufacturing operations, our commercialization efforts could be delayed, which would harm our business and our results of operations.

THE COSTS OF RAW MATERIALS HAVE A SIGNIFICANT IMPACT ON THE LEVEL OF EXPENSES THAT WE INCUR. IF THE PRICES OF RAW MATERIALS AND RELATED FACTORS SUCH AS ENERGY PRICES INCREASE, AND WE CANNOT PASS THOSE PRICE INCREASES ON TO OUR CUSTOMERS, OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION WOULD SUFFER.

We use a number of raw materials including polymer plastics. The prices of many of these raw materials, such as those sourced from petroleum-based raw materials, are cyclical and volatile. While we would generally attempt to pass along increased costs to our customers in the form of sales price increases, we might not be able to do so, for competitive or contract-related reasons or otherwise. If we are not able to set our prices to reflect the costs of our raw materials, our results of operations and our financial condition could suffer.

DISRUPTIONS IN THE SUPPLY OF KEY RAW MATERIALS AND DIFFICULTIES IN THE SUPPLIER QUALIFICATION PROCESS COULD ADVERSELY IMPACT OUR OPERATIONS.

We employ a supply chain management strategy, which seeks to source components and materials from a number of established third party companies. Where possible, we seek to establish dual contracts for the supply of particular components or services. However, there is a risk that our supply lines may be interrupted in the event of a supplier production problem, material recall or financial difficulties. If one of our suppliers is unable to supply materials required for production of our products or our strategies for managing these risks are unsuccessful, we may be unable to complete the production of sufficient quantities of product to fulfill customer orders, or complete the qualification of new replacement materials for some programs in time to meet future production requirements. Prolonged disruptions in the supply of any of our key raw materials, difficulty in completing qualification of new sources of supply, or in implementing the use of replacement materials or new sources of supply, could have a material adverse effect on our results of operations, our financial condition or cash flows.

SOME COMPANIES WE MAY UTILIZE FOR THE SUPPLY OF COMPONENTS ARE ALSO COMPETITORS, AND THEY COULD ELECT TO CEASE SUPPLY RELATIONSHIPS WITH US IN THE FUTURE FOR COMPETITIVE REASONS.

Some companies we may utilize for the supply of components for the RevVac™ safety syringe also develop and market their own safety products. These companies may elect to cease supply relationships with us in the future for competitive reasons. This may disrupt our supply chain, cause difficulties in the qualification of new sources of supply and impair our ability to supply customer orders. Such events may have a material adverse effect on our results of operations, our financial condition or cash flows.

THE MEDICAL DEVICE INDUSTRY IS VERY COMPETITIVE.

Competition in the medical device industry is intense. We face this competition from a wide range of companies. These include large medical device companies, most of which have greater financial and human resources, distribution channels and sales and marketing capabilities than we do. Our ability to compete effectively depends upon our ability to distinguish our company and our products from our competitors and their products. Factors affecting our competitive position include, for example, product design and performance, product safety, sales, marketing and distribution capabilities, success and timing of new product development and introductions and intellectual property protection.

OUR COMPETITORS HAVE GREATER RESOURCES.

The three leading manufacturers of hypodermic syringes and blood collection products are BD, Covidien, and Terumo. All three companies offer both standard syringes and at least one safety syringe alternative. These competitors have greater financial resources, larger and more established sales and marketing and distribution organizations, and greater market influence, including long-term contracts. These competitors may be able to use these resources to improve their products through research and acquisitions or develop new products, which may compete more effectively with our products. If our competitors choose to use their resources to create products superior to ours, we may be unable to sell our products and our ability to continue operations would be weakened.

WE MAY BE ADVERSELY IMPACTED BY NEXT GENERATION DRUG DELIVERY TECHNOLOGIES.

Much of our potential sales and potential profitability depends to a large extent on the sale of drug products delivered by subcutaneous or intramuscular injection. Other device companies, and pharmaceutical companies, are attempting to develop alternative therapies or drug administration systems such as needle-free or intradermal injection technology for the treatment or prevention of various diseases. The development of new or improved products, processes or technologies by other companies may render our products or proposed products obsolete or less competitive. If the products developed in the future by our customers or potential customers use another delivery system, our sales and potential profitability could suffer. Furthermore, we will be largely reliant upon the receipt of revenues from the sale of the RevVac™ safety syringe and will not have the benefit of diversification.

WE MAY FACE SIGNIFICANT UNCERTAINTY IN THE INDUSTRY DUE TO GOVERNMENT HEALTHCARE REFORM.

The healthcare industry in the United States is subject to fundamental changes due to the ongoing healthcare reform and the political, economic and regulatory influences. In March 2010, comprehensive healthcare reform legislation was signed into law in the United States through the passage of the Patient Protection and Affordable Health Care Act and the Health Care and Education Reconciliation Act. Among other initiatives, the legislation provides for a 2.3% annual excise tax on the sale of certain medical devices in the United States, commencing in January 2013. This enacted excise tax may adversely affect our operating expenses and results of operations. In addition, various healthcare reform proposals have also emerged at the state level. We cannot predict with certainty what healthcare initiatives, if any, will be implemented at the state level, or what ultimate effect of federal healthcare reform or any future legislation or regulation may have on us or on our customers’ purchasing decisions regarding our products and services.

WE ARE SUBJECT TO REGULATION BY GOVERNMENTS AROUND THE WORLD, AND IF THESE REGULATIONS ARE NOT COMPLIED WITH, EXISTING AND FUTURE OPERATIONS MAY BE CURTAILED, AND WE COULD BE SUBJECT TO LIABILITY.

The design, development, manufacturing, marketing and labeling of our products are subject to regulation by governmental authorities in the United States, Europe and other countries, including the FDA.  The regulatory process can result in required modification or withdrawal of existing products and a substantial delay in the introduction of new products. Also, it is possible that regulatory approval may not be obtained for a new product. Our business may be adversely affected by changes in the regulation of drug products and medical devices.

Our target customers are also subject to government regulations for the manufacturing, approval, marketing and labeling of medical products. An effect of the governmental regulation of our customers’ injectable drug products and manufacturing processes is that compliance with regulations makes it costly and time consuming to transition to the use of our devices for existing products, or to secure approval for pipeline products targeted for use with our devices. If regulation of our customers’ products incorporating our devices increases over time, it is likely that this would adversely affect our sales and profitability.

IF OUR PRODUCTS ARE FOUND TO HAVE DEFECTS OR FAIL TO MEET INDUSTRY STANDARDS, WE WILL INCUR SUBSTANTIAL LITIGATION, JUDGMENT, PRODUCT LIABILITY AND PRODUCT RECALL COSTS, WHICH WILL INCREASE OUR LOSSES AND NEGATIVELY AFFECT OUR BRAND NAME REPUTATION AND PRODUCT SALES.

We may be subject to liability for errors that occur with our technologies due to claims of negligence or product malfunction. Pursuant to our manufacturing agreement, the Company has the right to claim reimbursement for damages due to manufacturing defects but will have product liability insurance in place before delivery of its products. We can still suffer litigation as a result of perceived product malfunctioning, adversely affecting our reputation, planned revenue stream and company. Despite purchasing product liability insurance at the industry standard amount, product liability claims could increase our costs and adversely affect our reputation, planned revenues and, ultimately, lead to additional losses. In addition, product defects could result in product recalls and warranty claims. A product recall could delay or halt production of our product until we are able to remedy the product defects. The occurrence of any claims, judgments or product recalls will negatively affect our brand name image and product sales, lead to additional costs, and adversely affect our financial condition and results of operation.

INTELLECTUAL PROPERTY LITIGATION COULD BE COSTLY AND DISRUPTIVE TO US.

The retractable syringe product lines in which we compete are relatively new inventions with numerous companies having patents. In recent years, there have been several patent infringement suits involving other industry participants. To-date, we have not been subject to any such patent infringement suits and also hold freedom to operate reports which we believe indicate that our technology and associated products are substantially different from other known patents. There is no assurance, however, that third parties will not assert any patent, copyright, trademark and other intellectual property rights to technologies used in our business. Any claims, with or without merit, could be time-consuming, result in costly litigation, divert the efforts of our technical and management personnel or require us to pay substantial damages. If we are unsuccessful in defending ourselves against these types of claims, we may be required to do one or more of the following:

•	stop, delay or abandon our ongoing or planned commercialization of the product that is the subject of the suit;

•	attempt to obtain a license to sell or use the relevant technology or substitute technology, which license may not be available on reasonable terms or at all; or

•	redesign those products that use the relevant technology.

IF WE ARE UNABLE TO PROTECT THE CONFIDENTIALITY OF OUR PROPRIETARY INFORMATION AND KNOW-HOW, THE VALUE OF OUR TECHNOLOGY AND PRODUCTS COULD BE ADVERSELY AFFECTED.

In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes and know-how. We generally seek to protect this information by confidentiality agreements with our employees, consultants, scientific advisors and third parties. These agreements may be breached, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently developed by competitors. To the extent that our employees, consultants or contractors use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions.

WE PURCHASE SOME OF THE KEY COMPONENTS OF OUR PRODUCTS FROM SINGLE SUPPLIERS. THE LOSS OF THESE SUPPLIERS COULD PREVENT OR DELAY SHIPMENTS OF OUR PRODUCTS OR DELAY OUR CLINICAL TRIALS OR OTHERWISE ADVERSELY AFFECT OUR BUSINESS.

Some of the key components of our products and related services are currently purchased from only single suppliers with which we do not have long-term contracts. Some of these suppliers may be located outside of the United States, which could make us subject to foreign export laws and U.S. import and customs statutes and regulations, thus complicating and delaying shipments of components. If necessary or desirable, we could source our product components and related services from other suppliers. However, establishing additional or replacement suppliers for these components, and obtaining any necessary regulatory clearances or approvals, could take a substantial amount of time and could result in increased costs and impair our ability to produce our products, which would adversely impact our business, operating results and prospects. If our independent contract manufacturer fails to timely deliver to us sufficient quantities of some of our products and components in a timely manner, our operations may be harmed.

OUR RELIANCE ON INDEPENDENT CONTRACT MANUFACTURERS TO MANUFACTURE MOST OF OUR PRODUCTS AND COMPONENTS INVOLVES SEVERAL RISKS, INCLUDING:

•	inadequate capacity of the manufacturer’s facilities;

•	financial difficulties experienced by manufacturers due to the recent economic recession and continuing economic uncertainty;

•	interruptions in access to certain process technologies; and

•	reduced control over product availability, quality, delivery schedules, manufacturing yields and costs.

Shortages of raw materials, production capacity or financial constraints, or delays by our contract manufacturers could negatively affect our ability to meet our production obligations and result in increased prices for affected parts. Any such reduction, constraint or delay may result in delays in shipments of our products or increases in the prices of components, either of which could have a material adverse effect on our business.

IF WE, OUR CONTRACT MANUFACTURERS OR OUR COMPONENT SUPPLIERS FAIL TO COMPLY WITH THE FDA’S QUALITY SYSTEM REGULATIONS, THE MANUFACTURING AND DISTRIBUTION OF OUR DEVICES COULD BE INTERRUPTED, AND OUR PRODUCT SALES AND OPERATING RESULTS COULD SUFFER.

We, our contract manufacturers and our component suppliers are required to comply with the FDA’s quality system regulations, which is a complex regulatory framework that covers the procedures and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of our devices. The FDA enforces its quality system regulations through periodic unannounced inspections. We cannot assure you that our facilities or our contract manufacturers’ or component suppliers’ facilities would pass any future quality system inspection. If our or any of our contract manufacturers’ or component suppliers’ facilities fails a quality system inspection, the manufacturing or distribution of our devices could be interrupted and our operations disrupted. Failure to take adequate and timely corrective action in response to an adverse quality system inspection could force a suspension or shutdown of our packaging and labeling operations or the manufacturing operations of our contract manufacturers, or a recall of our devices. If any of these events occurs, we may not be able to provide our customers with the quantity of RevVac™ safety syringes they require on a timely basis, our reputation could be harmed and we could lose customers, any or all of which may have a material adverse effect on our business, financial condition and results of operations.

OUR OPERATING RESULTS MAY BE ADVERSELY IMPACTED BY WORLDWIDE POLITICAL AND ECONOMIC UNCERTAINTIES AND SPECIFIC CONDITIONS IN THE MARKETS WE ADDRESS.

In the recent past, general worldwide economic conditions have experienced a downturn due to slower economic activity, concerns about inflation, increased energy costs, decreased consumer confidence, reduced corporate profits and capital spending, and adverse business conditions. Any continuation or worsening of the current global economic and financial conditions could materially adversely affect (i) our ability to raise, or the cost of, needed capital, (ii) demand for our current and future products and (iii) our ability to commercialize products. We cannot predict the timing, strength, or duration of any economic slowdown or subsequent economic recovery, worldwide, or in the display industry.

BECAUSE WE PLAN TO CONTINUE USING FOREIGN CONTRACT MANUFACTURERS, OUR OPERATING RESULTS COULD BE HARMED BY ECONOMIC, POLITICAL, REGULATORY AND OTHER FACTORS IN FOREIGN COUNTRIES.

We currently use a contract manufacturer in Asia to manufacture our RevVac™ safety syringe, and we plan to use foreign manufacturers to manufacture future products, where appropriate. These international operations are subject to inherent risks, which may adversely affect us, including:

•	political and economic instability;

•	high levels of inflation, historically the case in a number of countries in Asia;

•	burdens and costs of compliance with a variety of foreign laws;

•	foreign taxes;

•	changes in tariff rates or other trade and monetary policies; and

•	changes or volatility in currency exchange rates.

IF WE FAIL TO MANAGE EXPANSION EFFECTIVELY, OUR REVENUE AND EXPENSES COULD BE ADVERSELY AFFECTED.

Our ability to successfully offer products and implement our business plan in a rapidly evolving market requires an effective planning and management process. The growth in business and relationships with customers and other third parties has placed, and will continue to place, a significant strain on our management systems and resources. We will need to continue to improve our financial and managerial controls, reporting systems and procedures and will need to continue to train and manage our work force.

INCREASES IN FREIGHT AND ENERGY PRICES WOULD INCREASE OUR OPERATING COSTS AND WE MAY BE UNABLE TO PASS THESE INCREASES ON TO OUR CUSTOMERS IN THE FORM OF HIGHER PRICES, WHICH MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

We use energy to process and transport our products. The prices for and availability of energy resources are subject to volatile market conditions, which are affected by political, economic and regulatory factors beyond our control. Our operating costs increase if energy costs, including electricity, diesel fuel and natural gas, rise. During periods of higher freight and energy costs, we may not be able to recover our operating cost increases through price increases without reducing demand for our products. In addition, we typically do not hedge our exposure to higher freight or energy prices.

THE MANUFACTURE OF MANY OF OUR PRODUCTS IS A HIGHLY EXACTING AND COMPLEX PROCESS, AND IF WE OR ONE OF OUR SUPPLIERS SHOULD ENCOUNTER PROBLEMS MANUFACTURING PRODUCTS, OUR BUSINESS COULD SUFFER.

The manufacture of many of our products is a highly exacting and complex process, in part due to strict regulatory requirements. Problems may arise during the manufacturing process for a variety of reasons, including equipment malfunction, failure to follow specific protocols and procedures, problems with raw materials, maintenance of our manufacturing environment, natural disasters, various contagious diseases and process safety issues. If problems arise during the production of a batch of product, that batch of product may have to be discarded. This could, among other things, lead to increased costs, lost sales, damage to customer relations, time and expenses being spent investigating the cause and, depending on the cause, similar losses with respect to other batches or products. If problems are not discovered before the affected product is released to the market, recall and product liability costs as well as reputational damage may also be incurred. To the extent that we or one of our suppliers experience significant manufacturing problems, this could have a material adverse effect on our business.

IF WE FAIL TO INCREASE OUR PRODUCTION AND MANUFACTURING CAPACITY TO MEET DEMAND, WE WILL BE UNABLE TO GROW AND OUR ABILITY TO PRODUCE NEW PRODUCTS AND ENTER INTO MARKETS WILL BE LIMITED.

Global growth and demand for our products could increase the utilization of our production and manufacturing facilities, including manufacturing capacity provided by third-party manufacturers and packaging capacity with respect to our products. If we are unable to successfully expand our production and manufacturing capacity, we will be unable to grow and expand our markets or enter into additional geographic markets or new product categories. In addition, failure to successfully expand our production and manufacturing capacity will limit our ability to introduce and distribute new products, including our existing pipeline of innovations and product improvements, or otherwise take advantage of opportunities in new markets. Further, increasing our production and manufacturing facilities requires significant investment and time to build. Delays in increasing capacity could also limit our ability to grow and materially adversely affect our business.

FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS FROM OPERATIONS.

Changes in foreign currency exchange rates can affect the value of our assets and liabilities, and the amount of our revenues and expenses. We do not currently try to mitigate our exposure to currency exchange rate risks by using hedging transactions. We cannot predict future changes in foreign currency exchange rates, and as a result, we may suffer losses as a result of future fluctuations.

Risks Related to Our Common Stock

YOUR OWNERSHIP INTEREST MAY BE DILUTED AND THE VALUE OF THE SHARES OF OUR COMMON STOCK MAY DECLINE BY THE EXERCISE OF STOCK OPTIONS WE HAVE GRANTED OR MAY GRANT IN THE FUTURE AND BY THE COMMON STOCK WE HAVE ISSUED OR WILL ISSUE IN THE FUTURE.

As of January 24, 2013, there were 13,553,750 options outstanding, which consisted of options to purchase common stock at exercise prices ranging from $0.08-$0.50 per share, all of which are exercisable. 6,453,750 options still outstanding were granted in 2007 and 2008 at a weighted average price of $0.08 per share and are considered in the money as of January 24, 2013. 2,500,000 options issued in 2011 exercisable at $0.15 per share are considered out of the money. An additional 400,000 options issued at an exercise price of $0.25 are considered out of the money. 3,000,000 options issued in 2010 and 2011 at an exercise price of $0.30 are considered out of the money. 200,000 options issued in 2012 at an exercise price of $0.40 are considered out of the money. 1,000,000 options exercisable at $0.50 per share are considered out of the money. 12,253,750 of the options, as of January 24, 2013, were granted to officers and directors. Additionally, as of January 24, 2013, there were 5,769,008 warrants outstanding. All of these warrants were issued in 2012 according to the terms of 20 convertible debt agreements. The warrants are exercisable at $0.25 cents expire on March 31, 2013, and the warrants exercisable at $0.50 cents expire on June 30, 2013. 3,826,005 of these warrants are exercisable at $0.25 cents and 1,943,003 are exercisable at $0.50.

We may decide, however, to modify the terms and/or exercise price of these “out of the money” options. To the extent that the outstanding options to purchase our common stock are exercised, your ownership interest may be diluted. If the options are exercised and sold into the market, they could cause the market price of our common stock to decline.

From time to time the Company has issued and plans to continue to issue shares of its common stock to pay current and future obligations. During 2011, the Company issued 1,513,943 shares for services rendered. If and when, and to the extent that, those shares are sold into the market, they could cause the market price of our common stock to decline.

As of January 24, 2013, we had 250,000,000 shares of common stock authorized and 73,271,520 shares of common stock outstanding. The authorized but unissued shares have the same rights and privileges as the common stock presently outstanding. The unissued authorized shares can be issued without further action of the shareholders. If and when, and to the extent that, the unissued authorized shares are issued and sold into the market, they could cause the market price of our common stock to decline.

OUR STOCK PRICE IS VOLATILE AND YOUR INVESTMENT IN OUR SECURITIES COULD DECLINE IN VALUE, RESULTING IN SUBSTANTIAL LOSSES TO YOU.

The market price of our common stock, which is currently quoted on the OTC Markets OTCQB, has been, and may continue to be, highly volatile. Our stock began trading on the over the counter bulletin board on May 1, 2008.  On April 19, 2011, the Company began trading on the OTC Markets OTCQB. Factors such as announcements of product development progress, financings, technological innovations or new products, either by us or by our competitors or third parties, as well as market conditions within the medical devices industry may have a significant impact on the market price of our common stock. In general, medical device stocks tend to be volatile even during periods of relative market stability because of the high rates of failure and substantial funding requirements associated with medical device companies. Market conditions and conditions of the medical device sector could also negatively impact the price of our common stock.

THE APPLICATION OF THE “PENNY STOCK” RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

The Securities and Exchange Commission (the “SEC”) has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person’s account for transactions in penny stocks;

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased; and

•	that a broker or dealer approve a person’s account for transactions in penny stocks.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

AS AN ISSUER OF “PENNY STOCK,” THE PROTECTION PROVIDED BY THE FEDERAL SECURITIES LAWS RELATING TO FORWARD LOOKING STATEMENTS DOES NOT APPLY TO US.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

MR. RONDALD L. WHEET, OUR CHIEF EXECUTIVE OFFICER AND CHAIRMAN, HAS VOTING CONTROL OF THE COMPANY AND CAN UNILATERALLY MAKE BUSINESS DECISIONS FOR US. ALTHOUGH WE HAVE ONE OUTSIDE DIRECTOR, THERE ARE NO PROCEDURES IN PLACE TO RESOLVE POTENTIAL CONFLICTS AND TO EVALUATE RELATED PARTY TRANSACTIONS THAT ARE TYPICALLY REVIEWED BY INDEPENDENT DIRECTORS.

Because Mr. Wheet owns 1,000,000 Series 2006 Preferred shares, which gives him the right to vote 125 shares to one in addition to the shares of common stock he already owns, voting together as a single class with the Company’s common stock, he controls a majority of the Company’s common stock and can unilaterally make business decisions on our behalf. Although we appointed an outside director, there are no procedures in place to resolve potential conflicts and evaluate related party transactions that are typically reviewed by independent directors.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

No cash dividends have been paid on the Company’s common stock.  We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Registration Statement, including in the documents incorporated by reference into this Registration Statement, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Registration Statement are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated.  These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the Selling Security Holders. All of the net proceeds from the sale of our common stock will go to the Selling Security Holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We may, however, receive proceeds in the event that some or all of the warrants held by a selling stockholder are exercised for cash. There can be no assurance that any of the Selling Security Holders will exercise their warrants or that we will receive any proceeds therefrom. We intend to use any net proceeds received for working capital or general corporate needs.

DETERMINATION OF OFFERING PRICE

Our common stock currently trades on the OTCQB under the symbol “RMCP”.  The offering price of $0.10 for the shares of common stock offered is based on the closing price of the Company’s common stock as reported on the OTCQB on January 24, 2013.  The offering prices of the Warrant Shares are $0.25 and $0.50, respectively, which is equal to the exercise prices of the warrants.  The Selling Security Holders may sell shares in any manner at the current market price.

SELLING SECURITY HOLDERS

The Common Shares

The 6,204,090 shares of common stock being offered for resale in this registration statement are held by certain shareholders who received shares upon conversion of certain convertible promissory notes.

The Warrant Shares

The 5,769,008 Warrant Shares being offered for resale in this registration statement are held by certain shareholders who purchased common stock purchase warrants in private transactions.

All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holders in connection with the sale of such shares.

Except as indicated below, neither the Selling Security Holders nor any of their associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Security Holders, the number of shares of common stock beneficially owned by each of the Selling Security Holders as of the date hereof and the number of share of common stock being offered by each of the Selling Security Holders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holder. The “Amount Beneficially Owned After the Offering” column assumes the sale of all shares offered.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered		Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After the Offering

John A. Deleye	1,257,434	1,257,434	(2)	0	*	%

Roy C. Smith	511,177	511,177	(3)	0	*	%

Joshua Buhler	356,524	356,524	(4)	0	*	%

Arkady Frekhtman	2,491,266	2,491,266	(5)	0	*	%

Christopher Lenart	642,367	642,367	(6)	0	*	%

Randy Hope	600,000	504,594	(7)	95,406	*	%

Van Johnson	500,000	259,008	(8)	240,992	*	%

Charles Nickle	1,680,581	1,080,581	(9)	600,000	*	%

Salvatore Zingales	339,820	292,820	(10)	47,000	*	%

Vincent L. Olmo	1,785,811	1,050,000	(11)	735,811	*	%

Robert A. Nickle	630,000	533,024	(12)	96,976	*	%

Charles R. & Pamela T. Nickle Revocable Trust	1,100,613	1,100,613	(13)	0	*	%

Donald Baker	270,000	150,000	(14)	120,000	*	%

Patterson Smith	372,244	372,244	(15)	0	*	%

Jean Garneau	1,350,000	378,934	(16)	971,066	*	%

Robert H. Hill, Trustee of the Robert H. Hill Trust, UBD 252009	196,151	196,151	(17)	0	*	%

Ken Glasson	796,361	796,361	(18)	0	*	%

(1)	This number assumes each Selling Security Holder sells all of its shares being offered pursuant to this prospectus.

(2)
Includes (i) 657,434 shares of common stock already issued, (ii) 400,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 200,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(3)
Includes (i) 211,177 shares of common stock already issued, (ii) 200,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 100,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(4)
Includes (i) 206,524 shares of common stock already issued, (ii) 100,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 50,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(5)
Includes (i) 1,291,266 shares of common stock already issued, (ii) 800,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 400,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(6)
Includes (i) 342,367 shares of common stock already issued, (ii) 200,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 100,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(7)
Includes (i) 204,594 shares of common stock already issued, (ii) 200,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 100,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(8)
Includes (i) 100,000 shares of common stock already issued, (ii) 106,005 warrants to purchase shares at an exercise price of $0.25 and (iii) 53,003 warrants to purchase shares of common stock at an exercise price of $0.50.

(9)
Includes (i) 780,581 shares of common stock already issued, (ii) 200,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 100,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(10)
Includes (i) 142,820 shares of common stock already issued, (ii) 100,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 50,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(11)	Includes 700,000 warrants to purchase shares at an exercise price of $0.25 and 350,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(12)
Includes (i) 383,024 shares of common stock already issued, (ii) 100,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 50,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(13)
Includes (i) 800,613 shares of common stock already issued, (ii) 200,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 100,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(14)	Includes 100,000 warrants to purchase shares at an exercise price of $0.25 and 50,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(15)
Includes (i) 222,244 shares of common stock already issued, (ii) 100,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 50,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(16)
Includes (i) 228,934 shares of common stock already issued, (ii) 100,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 50,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(17)
Includes (i) 106,151 shares of common stock already issued, (ii) 60,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 30,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(18)
Includes (i) 526,361 share of common stock already issued, (ii) 160,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 110,000 warrants to purchase shares of common stock at an exercise price of $0.50.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of 11,973,098 shares including (i) 6,204,090 shares of common stock and (ii) 5,769,008 Warrant Shares held by certain shareholders who purchased common stock purchase warrants in private transactions.

The Selling Security Holders and any of its respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  The Selling Security Holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
The Selling Security Holders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Security Holder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Security Holders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holders. In addition, the Selling Security Holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Security Holder. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as a Selling Security Holder under this prospectus.

The Selling Security Holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as a Selling Security Holder under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Security Holders.

The Selling Security Holders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Security Holder.  We will file a supplement to this prospectus if a Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered.  If the Selling Security Holders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Security Holders.  The Selling Security Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.  If any of these other expenses exists, we expect Southridge to pay these expenses.  We have agreed to indemnify Southridge and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $30,000.  We will not receive any proceeds from the resale of any of the shares of our common stock by Southridge.  We may, however, receive proceeds from the sale of our common stock under the Equity Purchase Agreement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 255,000,000 shares of capital stock, of which 250,000,000 shares are common stock, $0.001 par value per share, and 5,000,000 shares are preferred stock, $0.001 par value per share.

Common Stock

We are authorized to issue 250,000,000 shares of common stock, par value $0.001 per share, of which 73,271,520 shares were outstanding as of January 24, 2013.

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of our common stock do not have cumulative voting rights, which means that the holders of a majority of the shareholder votes eligible to vote and voting for the election of the board of directors can elect all members of the board of directors. Holders of a majority of the issued and outstanding shares of common stock may take action by written consent without a meeting. Upon any liquidation, dissolution or winding up, holders of shares of our common stock are entitled to receive pro rata all of our assets available for distribution to shareholders. Holders of our common stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities.

Preferred Stock

The Company has 5,000,000 shares of preferred stock ($0.001 par value) authorized. When the Company issues its preferred stock, it is designated with the year of when it is issued. As of January 24, 2013, there were 1,500,000 shares of preferred stock outstanding. On October 24, 2006, the Company designated 1,000,000 shares as Series 2006 Preferred Stock, which were then issued to Mr. Wheet, the Company’s Chief Executive Officer. Each share of preferred stock is convertible, at any time at the discretion of Mr. Wheet, into one share of the Company’s common stock for each share of series of preferred share. Each series of preferred stock has voting rights of 125 votes per share of series preferred voting together as one class with the Company’s common stock. As a result, Mr. Wheet has effective voting control of the Company’s common stock and as such can unilaterally decide on business matters. Upon conversion of the series preferred, each share of common stock resulting from the conversion shall be entitled to one vote per share-not 125 votes per share.

Common Stock Options and Warrants Outstanding

As of January 24, 2013, there were 13,553,750 options outstanding, which consisted of options to purchase common stock at exercise prices ranging from $0.08-$0.50 per share, all of which are exercisable. 6,453,750 options still outstanding were granted in 2007 and 2008 at a weighted average price of $0.08 per share and are considered in the money as of January 24, 2013.  2,500,000 options issued in 2011 exercisable at $0.15 per share are considered out of the money.  An additional 400,000 options issued at an exercise price of $0.25 are considered out of the money.  3,000,000 options issued in 2010 and 2011 at an exercise price of $0.30 are considered out of the money.  200,000 options issued in 2012 at an exercise price of $0.40 are considered out of the money.  1,000,000 options exercisable at $0.50 per share are considered out of the money.  12,253,750 of the options, as of January 24, 2013, were granted to officers and directors.  Additionally, as of January 24, 2013, there were 5,769,008 warrants outstanding.  All of these warrants were issued in 2012 according to the terms of 20 convertible debt agreements.  The warrants are exercisable at $0.25 cents expire on March 31, 2013, and the warrants exercisable at $0.50 cents expire on June 30, 2013.  3,826,005 of these warrants are exercisable at $0.25 cents and 1,943,003 are exercisable at $0.50.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Hood Sutton Robinson & Freeman CPAs, P.C., to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Lucosky Brookman LLP.

DESCRIPTION OF BUSINESS

Since 1996, Revolutions Medical Corporation (“Revolutions Medical,” the “Company,” “we,” “us” or “our”) has been endeavoring to design, develop and commercialize auto retractable vacuum safety syringes. Our present product development effort is focused on the RevVac™ Auto Retractable Vacuum Safety Syringe, which is designed specifically to reduce accidental needle stick injuries and lower the spread of blood borne diseases. The Company also has developed a suite of proprietary MRI software tools; RevColor, Rev3D, RevDisplay, and RevScan. These tools are designed to enhance general diagnostic confidence through education and research use and in the future we believe will have specific commercial applications.

On February 22, 2009, the Company announced that it had received notification from the Federal Drug Administration (“FDA”) that the 510(k) application for the 3ml RevVac™ safety syringe was cleared. Furthermore, FDA clearance is not needed for educational and research use of our RevDisplay, RevColor and Rev3D MRI software tools but future applications will most likely require FDA 510(k) clearance.

On December 1, 2011, a formal manufacturing agreement was signed between Revolutions Medical and Wuxi Yushou Medical Appliances Co., LTD. (“Yeso-med”).  Yeso-med opened its new production workshop in March 2012 and began full scale manufacturing of the 3ml RevVac™ safety syringe.  The Company’s partnership with Yeso-med enabled the firm to establish manufacturing capabilities. The new facility, which began operations in March 2012, consists of 21 injection molding machines with complete assembly lines, capable of producing 100,000,000 safety syringes per year and expansion capability to produce 300,000,000 units per annum. The new facility is over 300,000 sq. ft. with a Class 8 clean room totaling over 32,000 sq. ft. Yeso-med employs over 470 employees and has been producing medical devices since 1997. The manufacturing processes have been certified by the FDA, European Community (CE Mark) and ANVISA and has been issued an ISO 13485 certificate of compliance in recognition of their current good manufacturing practices (cGMP).

During 2010, Revolutions Medical entered into two university clinical studies utilizing its proprietary MRI software tools. These first two clinical studies are for cases involving head trauma and brain masses. These results are expected to clinically validate the use of its MRI software tools as an additional application to enhance the diagnostic confidence of physicians. In preparation for the expected commercial launch of the MRI software suite of products, the Company hired Strata Corporation in March 2012. Strata is an expert in computer software and programming and the Company believes that by the fall of 2013, the first application of RevColor, RevDisplay and Rev3D will be commercially available. The launch of this product will be a “software as a service” (SaaS) business model, where customers will log on to our secure website and send current black and white images to the Company via high speed internet (teleradiology), and the images will be sent back to the customer in color and three dimensional with auto segmentation. At first the Company will charge a per-use fee but can expand depending upon volume into monthly service agreements. Potential Revolutions Medical customers could include MRI centers, doctors, hospitals and even patients.

“MRI” refers to “Magnetic Resonance Imaging,” a widely used imaging system that safely creates many different and detailed views of selected portions of the internal anatomy. An MRI scanner is a large tunnel-shaped machine that will accommodate an adult lying down. Within the MRI scanner is a large magnet which directs harmless radio signals around sections of the body. When these signals pass through the body, they release a signal. The released signals are picked up by a receiver inside the MRI scanner and then sent to a computer. The computer analyzes the signals and converts them to a visual image that is displayed on a viewing monitor and then printed on special film. The images produced by the scanner are gray-scale images similar to an x-ray. These gray-scale images can be difficult and time consuming to “read.” A radiologist “reads” these images on film by comparing the different scans of each tissue slice, sometimes evaluating one hundred to three hundred individual gray images to obtain a diagnosis. The successful diagnosis of a condition, using MRI, depends not only on the ability of the radiologist to detect the subtle differences in shades of gray, but also the radiologist’s ability to compare visually the vast number of images.

The Company is engaged in the development of technology which can segment and reference MRI images. By “segmenting” an image, the Company’s technology will let the user select a part of the image (bone, fluid, tissue) and render that selection in three dimensions. Essentially, different components of an image are given different colors and the user can choose the color or colors to be studied, thus eliminating those portions colored with the colors being discarded. By “referencing” the image to a data base, the user can obtain similar, identified images to aid the user in interpretation of the image being studied. The Company filed four US patent applications in June of 2007, each of which received USPTO office actions during 2010 and 2011. As Revolutions Medical continues to improve and enhance its proprietary software capabilities, and as new information and technologies advance with the imaging market, the Company is ready to protect and preserve its technology by filing additional patents, copyrighting, and other protection measures.

The Company intends to make our MRI coloring technology available for educational and evaluation purposes to physicians primarily at teaching institutions.  At this time, the Company does not intend for the technology to be used for diagnostic purposes.  Further, as the Company does not believe this use constitutes commercial distribution, we are not required to submit a 510(k) application to the FDA at this time.  As the technology is an accessory to MRI and is therefore a medical device, and since MRI devices require marketing clearance by FDA, our technology would similarly require marketing clearance were the Company to begin selling it for diagnostic purposes.

The Company has launched sales of its 3ml RevVac™ safety syringe and shipped its first order in April 2012.  The Company expects to ship approximately 3 million 3ml RevVac™ safety syringes per month beginning in February 2013.  With a combination of sales orders, warrant and option holders exercising, and the issuance of convertible debt, the Company expects to have enough capital to meets its financial needs in 2013.

Principal Markets

Our 3ml RevVac™ safety syringe is currently being marketed to healthcare providers in the U.S. and internationally which include, but are not limited to, acute care hospitals, alternate care facilities, doctors’ offices, clinics, emergency centers, surgical centers, convalescent hospitals, Veterans Administration facilities, military organizations, public health facilities, and prisons.

The syringe and needle device market continues to be a market in transition. The nature of the products comprising the market is gradually changing from standard to safety devices. The impetus for the change to safety devices is the risk that is carried with each needlestick injury which includes the transmission of over 20 blood borne pathogens, including the human immunodeficiency virus (“HIV,” which causes AIDS), hepatitis B, and hepatitis C. Because of the occupational and public health hazards posed by conventional disposable syringes, public health policy makers, domestic organizations, and government agencies have been involved in the effort to get more effective safety needle products to healthcare workers. Federal legislation was signed into law on November 6, 2000, by former President William Jefferson Clinton. This legislation, which became effective for most states on April 12, 2001, now requires safety needle products be used for the vast majority of procedures. However, even with this requirement, hospitals are slow to follow the law intended to protect healthcare workers.

Distribution Method of Products and Services

In the U.S., the vast majority of decisions relating to the contracting for and purchasing of medical supplies are made by the representatives of group purchasing organizations (“GPOs”) rather than the end-users of the product (nurses, doctors, and testing personnel). GPOs and manufacturers often enter into long-term exclusive contracts which can prohibit entry in the marketplace by competitors. In the needle and syringe market, the market share leader, Becton-Dickinson, has utilized, among other things, long-term exclusive contracts which have restricted entry into the market by most of our competitors. The Company has been in direct communication and has shown samples of its RevVac™ safety syringes to many GPOs. We believe that we have a superior product compared to the competition which would allow us to penetrate the market. However, we may not be successful in obtaining any contracts with GPOs, which would severely limit our product’s marketability in the United States. See “RISK FACTORS.”

We presently have our 3ml RevVac™ safety syringe for sale and expect to have additional products for sale in 2013. We plan to seek distribution arrangements with established medical device distributors in the future, but there is no assurance that we will be successful in establishing or maintaining such relationships.

Presently, the Company has signed international distribution agreements with several firms.  The Company has contracted with MedPro Associates for domestic sales representation and signed distribution agreements with McKesson, Inc. and Cardinal Health Inc.

Status of Planned Products

The RevVac™ safety syringe uses vacuum technology to retract the needle into the plunger immediately after use. The syringe cannot be reused once the vacuum is activated. The Company believes its safety syringe has many advantages over its competition including price, ease of use, and safety. We believe that it will help reduce accidental needle stick injuries and also aid in reducing the spread of contagious diseases. The Company also believes that, with the help of government regulation initiatives, individual state laws, and the importance of world health concerns, the safety syringe market will continue to have substantial growth into the foreseeable future.

The Company is currently working on developing, enhancing and securing its proprietary MRI software tools for commercial launch. The Company believes that once clinical application validations using its MRI software suite of products including RevColor, RevDisplay and Rev3D directed at concussions, stroke, Alzheimer’s and breast disease are achieved, it will eventually aid in the enhanced diagnosis, detection, and monitoring of such diseases and afflictions.

When an MRI is taken, the black and white images are sent to a picture archiving and communication system (“PACS”), which displays the images for a radiologist to view. By using high speed internet, these images can be securely sent to the Company’s secure website, after a secure account is opened. This process is called teleradiology. For a nominal fee the Company will use its proprietary software, based upon specific parameters and information provided, and sends back the images in enhanced color and sorted in correct sequence along with the original black and white images in a matter of minutes.

Competitive Business Conditions, Competitive Position and Methods of Competition

The safety medical device market is highly competitive. The leading manufacturers and marketers of safety medical devices are Becton-Dickinson, Covidien (Kendall Healthcare Products Company), B. Braun, Terumo Medical Corporation of Japan, Smith Medical, and Johnson & Johnson. Developers of safety medical devices, which we compete against for license and collaborative arrangements with medical device and pharmaceutical companies, include Med-Design Corporation, New Medical Technologies, Retractable Technologies, Inc., Unilife, Inc. and Specialized Health Products International. Our competitors have substantially greater assets, technical staffs, established market shares, and greater financial and operating resources than we do. There is no assurance that we can successfully compete.

Traditionally, competition regarding non-safety medical devices was primarily based upon price with little differentiation between products. We expect our products to compete against both safety products and non-safety products based upon safety and ease of use and disposal. Most of the safety medical devices we will compete with are priced substantially above the cost of non-safety products. Market demand for safety devices is being driven by the estimated costs associated with accidental needle sticks and by government mandates.

We compete primarily on the basis of product performance and quality. We believe our competitive advantages include, but are not limited to, our superior design and innovation. We believe the RevVac™ safety syringe to be the most effective safety syringe on the market. Our syringe products include passive safety activation, require less disposal space, and can be activated while in the patient, virtually eliminating exposure to the contaminated needle. Our price per unit is competitive or even lower than the competition once all the costs incurred during the life cycle of a syringe are considered. Such life cycle costs include disposal costs, testing and treatment costs for accidental needlestick injuries, and treatment for contracted illnesses through accidental needlestick injuries. With our unique design, the disposal costs can be drastically reduced by requiring, in certain situations, just the plunger with the retracted needle to be disposed of in a sharps container. This dramatically cuts the disposal costs compared to other safety syringes on the market that require the entire syringe to be disposed of in a sharps container.

We have several major competitors including BD and Covidien Ltd. (“Covidien”) domestically and Terumo Medical Corp. (“Terumo”), and B. Braun internationally.

Included as safety-engineered devices manufactured by BD are the SafetyLok, a syringe that utilizes a tubular plastic sheath that must be manually slid over the needle after an injection, and the SafetyGlide, a needle which utilizes a hinged lever to cover the needle tip. BD also manufactured the Integra 3mL retracting needle product based on a license agreement with Specialized Health Products International, Inc. (formerly the Med-Design Corporation). Terumo manufactures conventional and auto-disable syringes and operates internationally with sales in more than 150 countries.

Both BD’s SafetyLok and Covidien’s Monoject® safety syringes require the use of two hands and several extra steps to activate the tubular plastic shield which must be slid and locked into place to protect the needle. These products must be removed from the patient prior to activation, resulting in exposure to the contaminated needle. In contrast, use of the RevVac™ syringe is identical to that of a standard syringe until the end of an injection, when the automated vacuum retraction mechanism retracts the needle directly from the patient safely into the barrel of the syringe. This allows both hands to remain safely out of harm’s way.

Our safety syringe products have an advantage over non-retracting safety syringes because minimal training and changes to practitioners’ normal routines are required. Use of our products also prohibits unfortunate and improper reuse. Several factors could materially and beneficially affect the marketability of our products. Demand could be increased by existing legislation and other legislative and investigative efforts. Licensing agreements could provide entry into new markets and generate additional revenue.

Sources of Raw Materials and the Names of Principal Suppliers

On December 1, 2011, the Company entered into an International Manufacturing Agreement (the “Yeso-med Agreement”) with Yeso-med. The term of the Agreement is for a period of sixty (60) months commencing on the Effective Date (the “Term”). Pursuant to the Yeso-med Agreement, during the Term, Yeso-med will serve as the Company’s exclusive manufacturer in China of the Company’s RevVac™ safety syringes, including the 1ml, 3ml, 5ml and 10ml sizes. The Company is also pursuing manufacturing capabilities outside of China.

On March 15, 2012, Revolutions Medical placed an order for 3 million 3ml RevVac™ safety syringes.  Yeso-med delivered the first one million syringes to Revolutions Medical on May 31, 2012.  Manufacture and testing of the remaining units in the order was completed on June 29, 2012.  The Company completed receipt of its first order of approximately 2.6 million 3ml RevVac™ safety syringes in August 2012 in three 40 ft. containers.

Dependence on One or Few Major Customers

We anticipate that our safety syringe will be marketed to the entire field of medical professionals. We do not anticipate being dependent on any particular customer, however, at this time we cannot know if any one customer will account for more than 1% of our anticipated safety syringe sales.

Patents, Trademarks, Licenses, Royalty Agreements or Labor Contracts

Our success depends in part on our ability to maintain proprietary protection surrounding our product candidates, technology and know-how; to operate without infringing the proprietary rights of others; and to prevent others from infringing our proprietary rights. Our policy is to seek to protect our proprietary position by filing U.S. and foreign patent applications related to our proprietary technology, including both new inventions and improvements of existing technology, that are important to the development of our business, unless this proprietary position would be better protected using trade secrets.

Our patent strategy includes obtaining patent protection, where possible, on compositions of design, methods of manufacture and methods of use. We also rely on trade secrets, know-how, continuing technological innovation, in-licensing and partnership opportunities to develop and maintain our proprietary position.

Reflecting our commitment to safeguarding proprietary information, we require our employees and consultants to sign confidentiality agreements. Furthermore, we enter into research agreements in which we exchange proprietary materials and information with collaborators including material transfer agreements, research agreements, development agreements and clinical trial agreements. These agreements prohibit unauthorized disclosure of our proprietary information. To the extent that our consultants, contractors or collaborators use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. We also seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems.

Even though we employ a number of safeguards to protect our proprietary information, including confidentiality agreements and implementation of physical security and electronic security of information technology systems, we cannot be assured that our proprietary information is protected. Despite our efforts to protect our proprietary information, unauthorized parties may attempt to obtain and use our proprietary information. Policing unauthorized use of our proprietary information is difficult and the steps we have taken might not prevent misappropriation, particularly in foreign countries where the laws may not protect our proprietary rights as fully as do the laws of the U.S.

In some cases, litigation or other proceedings may be necessary to enforce our patents or protect our know-how or other intellectual property rights. Any additional potential litigation is likely to result in a substantial cost to us and a diversion of our resources. We cannot be sure that any of our patents will ultimately be held valid. An adverse outcome in any litigation or proceeding could subject us to significant liability.

We focus special attention on filing patent applications for formulations and delivery regimens for our products in development to further enhance our patent exclusivity for those products. We seek to protect our proprietary technology and processes, in part, by contracting with our employees, collaborators, scientific advisors and our commercial consultants to ensure that any inventions resulting from the relationship are disclosed promptly, maintained in confidence until a patent application is filed and preferably until publication of the patent application, and assigned to us or subject to a right to obtain a license.

We do not know whether any of our own patent applications will result in the issuance of any patents. Furthermore, because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that any related patent may expire prior to or shortly after commencing commercialization, thereby reducing the advantage of the patent to our business and products.

As part of our product development, we have filed or may file patent applications related to new product designs and production methods in the U.S. and in many of the major international markets.

Individual patents extend for varying time periods depending on the effective date of filing the patent application or the date of patent issuance, and the legal term of the patents in the countries in which they are obtained. Generally, patents issued in the U.S. are effective for:

•	The longer of 17 years from the issue date or 20 years from the earliest effective filing date, if the patent application was filed prior to June 8, 1995; or

•	20 years from the earliest effective filing date, if the patent application was filed on or after June 8, 1995.

The term of foreign patents varies in accordance with provisions of applicable local law, but typically is 20 years from the earliest effective filing date.

In September 2005, we filed an additional patent on our RevVac™ safety syringe under a joint venture agreement with Globe Med Tech which gives a 50% ownership of this patent to the Company and 50% to Globe Med Tech. The Company filed a lawsuit to rescind, terminate and seek monetary damages for the non-fulfillment and breach of the joint venture agreement and other related agreements with Globe Med Tech in March 2007, in addition to an accounting of expenditures of funds under the terms and provisions of the agreements and to give 100% ownership back to the Company (see Item 3 - Legal Proceedings and “RISK FACTORS”). This patent was issued January 13, 2009. A summary judgment hearing was held in May, 2011, in Tulsa, OK. On August 15, 2011, the District Court of Tulsa County, State of Oklahoma granted Revolutions Medical a summary judgment against Globe Medical Tech. On October 21, 2011, Revolutions Medical received journal entry of judgment. The Court requires Globe Med Tech to pay to Revolutions Medical the sum of $311,440, the return of all syringes, design files and sample molds, the return of 266,667 shares of common stock, to assign all rights to the January 2009 issued patent number 11/115,446 and to cease and be prohibited from claiming any interest or ownership to the RevVac™ auto-retractable vacuum safety syringe. Globe Med Tech’s appeal was denied on December 13, 2012. Revolutions Medical is actively pursuing Globe Med Tech under this judgment to seek all relief and damages.

•	RMCP SAFETY SYRINGE PATENTS. A U.S. patent covering our retractable safety syringe design was published on January 28, 2005. This patent will expire on April 9, 2023.

•	The Company has filed applications for foreign patent protection for the following countries: Canada, Mexico, Taiwan, Japan, China, Australia, and in Europe. An international patent has been issued in Mexico, Japan, and China. See “RISK FACTORS.”

•
RMCP BLOOD SAMPLING DEVICE PATENT. A U.S. patent covering the Company’s blood sampling device was published on April 10, 2003. The Company has not filed any applications for foreign patent protection. See “RISK FACTORS.”

•
The Company filed a provisional patent with the U.S. Patent and Trademark Office on May 3, 2011 and international provisional patent on May 2, 2012. These provisional patents provide additional protection for the Company’s auto-retractable vacuum technology for prefilled syringes.

•	PATENT APPLICATIONS FOR COLOR AND 3D MRI SOFTWARE TECHNOLOGY. In June 2007, the Company filed four patent applications related to the Color and 3D MRI technology, none of which has yet been published. The Company also filed an application for foreign patent protection in Europe. These patent applications received office actions in 2010, 2011 and 2012. There is no assurance that any of the patent applications will be issued or that any patent protection for the Color MRI technology can or will be obtained. See “RISK FACTORS.”

In November 2010, the Company filed a trademark on its logo and several wordmarks for its product line which include: RevColor, RevDisplay, Rev3D, RevScan and RevVac™.

On December 31, 2010, the Company completed a reworking of a worldwide exclusive license with Traxsys, LLC, for a guided navigational Breast Biopsy System (BBS). This BBS facilitates accurate and fast non-palpable lesions and micro calcification localization in the treatment of breast cancer. The BBS localization needle can be modified to use the Company’s proprietary RevVac™ safety syringe technology. Additionally, one of the patents covering the stabilization technology could be used to further enhance the Company's MRI software tools by providing for a proprietary platform for image fusion between MRI and X-Ray. This technology has already received 510(k) clearance from the FDA. After a full due diligence review of the technology, the Company sees a potential synergy between its proprietary MRI software tools and this technology for breast imaging. However, the Company has decided not to invest additional capital at this time and to focus its resources on its RevVac™ safety syringe line of products and applications for its MRI software technology. In the future, the Company could re-license this technology for future products.

Need for Governmental Approval

Pursuant to the Federal Food, Drug and Cosmetic Act, the FDA regulates the research, design, testing, manufacture, safety, labeling, storage, record keeping, advertising and promotion, distribution, and production of medical devices in the United States. The Company’s safety needle devices are considered to be medical devices, are subject to FDA regulation, and must receive FDA approval prior to sale in the United States.

Medical devices are classified into one of three classes, depending on the controls deemed by FDA to be necessary to reasonably ensure their safety and effectiveness. Class I devices are subject to general controls (e.g. labeling, pre-market notification and adherence to Quality System regulations, which have replaced Good Manufacturing Practice regulations.) These devices are subject to the lowest level of regulatory control. Class II devices are subject to general controls and to special controls (e.g. performance standards, post-market surveillance, patient registries, and FDA guidelines). Generally, Class III devices are those that must receive pre-market approval by the FDA to ensure their safety and effectiveness, and require clinical testing and FDA approval prior to marketing and distribution. Class III devices are the most rigorously regulated.

Generally, before a new device can be introduced into the market in the United States, the manufacturer must obtain FDA clearance through a 510(k) pre-market notification or approval of a premarket approval (“PMA”) application. If a medical device manufacturer can establish that a device is “substantially equivalent” to a legally marketed Class I, Class II device, or a Class III device for which FDA has not called for PMAs, the manufacturer may seek clearance from FDA to market the device by filing a 510(k) pre-market notification. The 510(k) pre-market notification will need to be supported by appropriate data establishing the claim of substantial equivalence to the satisfaction of the FDA.

If the Company or its collaborative partners cannot establish that the Company’s safety needle devices are substantially equivalent to legally marketed predicate devices, pre-market approval of the device through submission of a PMA application must be obtained. A PMA application must be supported by valid scientific evidence, including pre-clinical and clinical trial data, as well as extensive literature to demonstrate a reasonable assurance of the safety and effectiveness of the device. The PMA represents the most rigorous form of FDA regulatory approval.

The Medical Device User Fee and Modernization Act, enacted in 2002, authorizes the FDA to assess and collect review fees for Section 510(k) pre-market notifications and pre-market approval applications filed on or after October 1, 2002. Fees for fiscal year 2007 for small businesses (companies with less than $100 million in sales) range from $3,326 for Section 510(k) pre-market notifications to $107,008 for PMAs, although fee reductions and waivers are available for companies qualifying as small businesses.

There is no assurance that any of our other planned products will qualify for the 510(k) pre-market notification approval process or that the Company will have the funds necessary to seek FDA approval. There is no assurance that any of our other planned products will obtain FDA approval.

If FDA approval is received on future planned products, however, then the Company and/or its collaborative partner (relating to manufacturing and marketing) would also be required to comply with FDA post-market reporting requirements, including the submission of reports on certain adverse events and malfunctions, and requirements governing the promotion of medical devices. In addition, modifications to our devices may require the filing of new 510(k) submissions or pre-market approval supplements, and we will need to comply with FDA regulations governing medical device manufacturing practices. The FDA requires medical device manufacturers to register as such and subjects them to periodic FDA inspections of their manufacturing facilities. The FDA requires that medical device manufacturers produce devices in accordance with the FDA’s current Quality System Regulation (QSR), which governs the methods, facilities and controls used for the design, manufacture, testing, packaging, labeling and storage of medical devices.

There is a different set of regulatory requirements in place for the European Union (EU). In the EU, a company putting a medical device onto the market must comply with the requirements of the Medical Devices Directive (MDD) and affix the CE mark to the product to attest to such compliance. To achieve this, the medical devices in question must meet the “essential requirements” defined under the MDD relating to safety and performance, and the relevant company must successfully undergo a verification of its regulatory compliance by a third party standards certification provider, known as a “Notified Body.” The nature of the assessment will depend on the regulatory class of products concerned, which in turn determines the precise form of testing to be undertaken by the Notified Body.

The requirements of the MDD must be complied with by the “manufacturer of the device,” which is defined as the party responsible for the design, manufacture, packaging and labeling of the device before it is placed on the EU market, regardless of whether these operations are carried out by this entity or on its behalf.

Accordingly, where medical devices are marketed by our potential licensees or by collaborative partners under their names, compliance with the MDD will be their responsibility. In the event that we decide to manufacture devices to be distributed in the EU market under our name, all compliance responsibilities will be borne by us.

There may be numerous other approvals needed before our products can be sold in countries other than the United States or the European Union. There is no assurance that the Company or its collaborative partners, if any, will be successful in obtaining such approvals.

Effect of Existing or Probable Governmental Regulation

The World Health Organization estimates that 1.3 million people die each year as a result of unsafe injection practices, which can include syringe re-use and needlestick injuries. Unsafe injection practices result in the transmission of a number of blood-borne diseases such as HIV/AIDS and hepatitis C. The U.S. Centers for Disease Control and Prevention estimates that 385,000 needlestick and other sharps-related injuries are sustained by U.S. hospital-based healthcare personnel each year. The U.S. Occupational Safety and Health Administration, or OSHA, estimates that when other secondary healthcare settings are also taken into account, there are as many as 800,000 needlestick injuries to U.S. healthcare workers each year. To help minimize the transmission of blood-borne pathogens caused by unsafe injection practices, many international healthcare and pharmaceutical markets are transitioning to the mandatory use of safety syringes.

In many sophisticated healthcare markets, governments are focused on the mandatory use of safety devices within healthcare facilities to protect healthcare workers from the risk of acquiring blood-borne pathogens via needlestick injuries. Regulatory actions at the federal and state level promote the use of safety needles to reduce the risk of accidental needle sticks. On July 1, 1999, California, through its state Occupational Safety and Health Administration (OSHA) program, began requiring the use of safety needles. Other states such as Texas, Tennessee, Maryland and New Jersey have passed similar legislation.

On November 6, 2000, President Clinton signed the Needle stick Safety and Prevention Act amending OSHA’s Blood borne Pathogens Standard to require that employers implement the use of safer medical devices in their facilities. To implement the statutory mandates in the Needle stick Safety and Prevention Act, OSHA has issued a number of further revisions to its Blood borne Pathogens Standard. The revised standard became effective on April 18, 2001. The new standard provisions impose several needle device safety requirements on employers, including:

•	evaluation and implementation of safer needle devices as part of the re-evaluation of appropriate engineering controls during an employer’s annual review of its exposure control plan;

•	documentation of the involvement of non-managerial, frontline employees in choosing safer needle devices; and

•	establishment and maintenance of a sharps injury log for recording injuries from contaminated sharps.

On November 27, 2001, OSHA issued a compliance directive (CPL 2-2.69) that advises OSHA’s regional offices on the proper interpretation and enforcement of the revised Blood borne Pathogens Standard provisions. The compliance directive confirms that the consideration of safer needle devices, in annually reviewing and updating the exposure control plan, is a critical element of the Blood borne Pathogens Standard. The directive also stresses that the standard requires employers to use engineering controls (e.g., safer needle devices) if such controls will remove or eliminate the hazards to employees.

OSHA differentiates safety features in two primary ways. First, it differentiates passive safety features which “remain in effect before, during and after use” from  active  devices which “require the worker to activate the safety mechanism.” Second, OSHA regulations state that products with an “integrated safety design that is an integral part of the device and cannot be removed” are usually preferred to those with an accessory safety device with safety features that are “external” and “dependent on employee compliance.” We believe the majority of safety syringe products used in U.S. healthcare facilities incorporate active safety features which are not fully integrated within the barrel of the syringe.

The European Union has also introduced a directive in March 2010 requiring member countries to introduce laws within three years requiring the use of needlestick prevention products within healthcare facilities. These laws go effective May 11, 2013. Other countries such as Canada and Australia have also taken steps to encourage the use of safety syringes. As a result of this existing and proposed legislation, safety syringes are now commonly used within the healthcare facilities in a number of countries. As a result of these regulatory actions, we anticipate that the demand for safety medical devices such as those we have designed and are designing will continue to increase for the foreseeable future.

Estimate of the Amount Spent on Research and Development

Research and development expenses were $111,832 and $257,350 in 2011 and 2010, respectively.

Costs and effects of environmental compliance

The Company has not spent any sums on environmental compliance and does not expect to be required to spend any sums on environmental compliance in the future, unless the Company chooses to become a manufacturer of its own products. All environmental costs would be borne by the contract manufacturer.

Number of total employees and number of full time employees

We presently have five full-time employees. Services such as product design and development and sales consulting are provided by third parties on a contract basis. Consequently, developing our business may require a greater period of time than if we had full time employees.

Our success depends in large measure on our ability to attract and retain capable executive officers and highly skilled employees who are in great demand. None of our employees are represented by a labor union and we believe that our relations with our employees are generally good. Generally, our employees are at-will employees. However, we have entered into employment agreements with certain of our executive officers.

Available information

We file electronically with the U.S. Securities and Exchange Commission (SEC) our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. We make available on our website at http://www.revolutionsmedical.com, free of charge, copies of these reports as soon as reasonably practicable after filing these reports with, or furnishing them to, the SEC. The public can also obtain materials that we file with the SEC through the SEC’s website at http://www.sec.gov or at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Information on the operation of the Public Reference Room is available by calling the SEC at 800-SEC-0330.

DESCRIPTION OF PROPERTY

On September 1, 2009, the Company entered into a five (5) year lease agreement with Osprey South, LLC (“Osprey”), to lease the property at 670 Marina Drive, Suite 301, Building F, Charleston, South Carolina, 29492. The leased property is approximately 5,000 square feet. During the course of the five (5) year lease, ending on August 31, 2014, the Company is to pay to Osprey $10,000 in monthly rental installments payable on the first day of each succeeding month.

LEGAL PROCEEDINGS

On March 15, 2012, a lawsuit was filed against the Company by JMJ Financial in Miami-Dade County, Florida.  The lawsuit claims that the Company breached the terms of a certain convertible debt agreement by failing to issue shares requested in two separate stock conversion notices delivered to the Company by JMJ on January 9, 2012, and on January 30, 2012.  JMJ is seeking delivery of a total of 2,226,049 shares of the Company’s common stock, plus costs and prejudgment interest.

On August 30, 2012, the Company filed its counterclaims against JMJ Financial, which included fraud by concealment, among other claims.  The Company alleges that JMJ and the Company’s principal, Mr. Keener, had a responsibility and obligation under Florida law to disclose and not conceal during the negotiations of the convertible debt agreement the fact that Mr. Keener and JMJ had outstanding and current issues with these types of convertible note transactions with the Depository Trust Company (“DTC”).  The Company claims that it would be detrimentally harmed if liquidity and electronic transfer of the Company’s stock were to be “chilled” by DTC.  Further, the Company claims that a DTC chill would severely limit future capital raising, harm its current shareholders and would solely benefit Keener and JMJ under the default clauses in the agreement.

On September 21, 2012, the Company received notification from the SEC that the SEC had filed a civil complaint in federal court in Georgia against the Company (the “Complaint”).  The Complaint alleges that the Company issued misleading press releases during August 2010-October 2010, and one press release in July 2011, related to the Company production schedule of its auto retractable safety syringe.  The Complaint names the Company’s current Chief Executive Officer, Rondald L. Wheet, as a co-defendant.  Among other relief requested, the Complaint seeks an order requiring the defendants to disgorge money received from its equity line financing during this period, in addition to other civil penalty amounts.

After review of the Complaint, the Company believes that the SEC relied on the testimony of Richard Theriault, who was recently held to have committed fraud by the American Arbitration Association as it relates to his previous relationship with the Company.  The Company believes that additional information not originally provided to the SEC in Theriault’s subpoena may have a future impact on the SEC allegations.

On September 25, 2012, the Company filed suit in the United States District Court for the District of South Carolina (Charleston Division) against Strategic Product Development Inc. (“SPD”), Richard Theriault, et al. for, among other claims, alleged breach of contract, fraud and RICO Act violations, as it relates to Mr. Theriault’s and SPD’s previous relationship with the Company as consultants.  The complaint alleges, among other things, that (i) the Company was fraudulently induced into entering into consulting contracts with the defendants; (ii) SPD failed to perform under the terms of the contracts; and (iii) the defendants made material misrepresentations to the Company in regard to contract performance.  The Company is seeking consequential, special and punitive damages as well as plaintiff costs and attorney’s fees.

On September 29, 2012, the Company filed suit in the United States District Court for the District of South Carolina (Charleston Division) against Thomas G. O’Brien, the Company’s former President and board member, alleging, among other claims, breach of contract, fraud, breach of fiduciary duty and conversion, as it relates to Mr. O’Brien’s (i) previous relationship with the Company and (ii) representations about and the Company’s involvement with SPD (not named as a defendant).  The complaint alleges, among other things, that Mr. O’Brien, while then serving as the Company’s President and member of the Company’s board of directors, accepted direct payments from Theriault as consideration for getting the Company to enter into agreements with Medical Investment Group, Inc. (“MIG”) and SPD.  The Company is seeking consequential, special and punitive damages as well as plaintiff costs and attorney’s fees.

On January 2, 2013, the Company won its arbitration proceeding concerning its counter claims against Richard Theriault, former manufacturer MIG and former consultant SPD.  The monetary award claims included $770,000 in recoupment of production costs plus interest, legal fees and other arbitration costs, which will total close to $1 million dollars. In other claims, Theriault was found guilty of fraud in the inducement and breach of contract and was found to have no rights to any of the Company's proprietary technology, files, drawings, designs, patents or products.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

(a) Market Information

The Company’s Common Stock is quoted on the OTCQB under the under the symbol “RMCP.”  The following table sets forth the quarterly high and low sale prices for our common shares for the last two completed fiscal years and the subsequent interim periods. The prices set forth below represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

Quarter ended	High	Low
September 30, 2012	$0.250	$0.070
June 30, 2012	$0.390	$0.160
March 31, 2012	$0.390	$0.191
December 31, 2011	$0.320	$0.120
September 30, 2011	$0.320	$0.170
June 30, 2011	$0.445	$0.220
March 31, 2011	$0.480	$0.330
December 31, 2010	$0.783	$0.442
September 30, 2010	$1.440	$0.210
June 30, 2010	$0.420	$0.220
March 31, 2010	$0.390	$0.260
December 31, 2009	$0.540	$0.350
September 30, 2009	$0.540	$0.270
June 30, 2009	$0.650	$0.400

Quotations on the OTCQB reflect bid and ask quotations, may reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions.

(b) Holders

As of January 24, 2013, there were approximately 450 holders of record of our common stock.  This figure does not take into account those shareholders whose certificates are held in the name of broker-dealers or other nominees.

(c) Dividends

We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion development of our business.

(d) Securities Authorized for Issuance under Equity Compensation Plan

The following table shows information with respect this plan as of the fiscal year ended December 31, 2011.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average Exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	15,473,750	0.24	4,526,250
Equity compensation plans not approved by security holders	-	-	-
Total	15,473,750	0.24	4,526,250

Transfer Agent

Our transfer agent is American Stock Transfer and Trust Company at 6201 15th Avenue, Brooklyn, NY 11219.

PENNY STOCK RULES

The U.S. Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock, which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

•
Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

•	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

•	Contains a toll-free number for inquiries on disciplinary actions;

•	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	The bid and offer quotations for the penny stock;

•	The compensation of the broker-dealer and its salesperson in the transaction;

•	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION OF OUR RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE RISKS AND OTHER FACTORS INCLUDE, AMONG OTHERS, THOSE LISTED UNDER “FORWARD-LOOKING STATEMENTS” AND “RISK FACTORS” AND THOSE INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT.

The Company has begun sales of its 3ml RevVac™ safety syringe and on March 15, 2012, placed an initial syringe order for 3 million units with its supplier. The Company has rolled out RevVac™ safety syringe product sales through introduction to distributors, advertisements through its online sales program, attendance at numerous industry trade shows and a direct marketing campaign. The Company expects to be in full scale production by  the third quarter of 2013 on the 1ml, 5ml, and 10ml RevVac™ safety syringe sizes, including insulin and tuberculin.

This RevVac™ safety syringe uses vacuum technology to retract the needle into the plunger after use. The syringe cannot be reused once the vacuum is activated. Revolutions Medical believes its safety syringe has many advantages over its competition including price, ease of use, and safety. It should virtually eliminate accidental needle stick injuries and also aid in reducing the spread of contagious diseases. You may view a video of the syringe in use on our website at www.revolutionsmedical.com. The Company also believes that with the help of government regulation initiatives, individual state laws, and the importance of world health concerns, the safety syringe market will continue to have substantial growth into the foreseeable future.

During 2010, Revolutions Medical entered into two university clinical studies utilizing its proprietary MRI software tools. These first two clinical studies are for cases involving head trauma and brain masses. These results are expected to clinically validate the use of its MRI software tools as an additional application to enhance the diagnostic confidence of physicians. In preparation for the expected commercial launch of the MRI software suite of products, the Company hired Strata Corporation in March 2012. Strata is an expert in computer software and programming and the Company believes that by the fall of 2013, the first application of RevColor, RevDisplay and Rev3D will be commercially available. The launch of this product will be a “software as a service” (SaaS) business model, where customers will log on to our secure website and send current black and white images to the Company via high speed internet (teleradiology), and the images will be sent back to the customer in color and three dimensional with auto segmentation. At first the Company will charge a per-use fee but can expand depending upon volume into monthly service agreements. Potential Revolutions Medical customers could include MRI centers, doctors, hospitals and even patients .

The Company is currently working on developing, enhancing and securing it proprietary MRI software tools for commercial launch. The Company believes that once clinical application validations using its MRI software suite of products including RevColor, RevDisplay and Rev3D directed at concussions, stroke, Alzheimer’s and breast disease are achieved, it will eventually aid in the enhanced diagnosis, detection, and monitoring of such diseases and afflictions.

When an MRI is taken, the black and white images are sent to a picture archiving and communication system (PACS), which displays the images for a radiologist to view. By using high speed internet, these images can be securely sent to the Company’s secure website, after a secure account is opened. This is called teleradiology. For a small nominal fee or monthly subscription, the Company will use its proprietary software, based upon specific parameters and information provided, and sends back the images in enhanced color and sorted in correct sequence along with the original black and white images, in a matter of minutes. A video of the MRI software can be found on the Company’s website.

Results of Operations

For the Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

Revenues

During the years ended December 31, 2011 and 2010, respectively, the Company had no revenues.

General and Administrative Expenses

During the year ended December 31, 2011, the Company incurred $3,714,214 in general and administrative expenses, compared to $2,109,555 for the same period in 2010. Employee salaries were $1,302,051 for the year ended December 31, 2011, a decrease of $64,968, compared to $1,367,019 for the same period in 2010. This salary decrease is due to the onetime charge in 2010 to salary expense for Company’s liability of $924,570 related to the SEC settlement for Gifford Mabie. Besides this one time charge, salary expenses for management and employees increase due to the 2011 hiring of a Chief Financial Officer, Chief Operating Officer and additional sales staff. Further, consulting agreement fees and legal fees were $1,331,763 and $468,938, respectively, for the year ended December 31, 2011, an increase in consulting fees of $616,652 and an increase in legal fees of $294,644, respectively, compared to $715,111 and $174,294, respectively, for the same period in 2010. The increase in consulting fees was partly due to an increase in consultants retained in 2011 to begin promotion of the RevVac™ safety syringe in various markets. A total of $636,856 in prepaid consulting agreements was expensed in the year ended December 31, 2011, compared to $274,361 for the same period in 2010. Interest and derivative expenses increased to $567,081 during the year ended December 31, 2011, compared to $216,671 for the same period in 2010. This increase is due to additional convertible debt agreements with Asher Enterprises, Inc. and JMJ Financial, Inc. We also incurred capital expenditures in the amount of $379,920 and $782,376, during the year ended December 31, 2011 and 2010, respectively, for office equipment, leasehold improvements and payments to complete the pilot design and final design of our production molds related to the 3 ml RevVac™ safety syringe. Also, during the year ended December 31, 2011, the Company removed from the balance sheet equipment valued at $382,000 for the production of the 3 ml and 1 ml pilot molds, as the Company determined that these molds had not been produced and would not be produced under the terms of the contract terminated with MIG in September.

Net Loss

Net loss for the year ended December 31, 2011, was $(4,2818,278) compared to $(2,615,046) for the same period in 2010, as the Company incurred greater expenses primarily related to an increase in salaries, consulting and legal fees and expenses associated with the convertible debt agreements. The Company incurred a net operating loss of $(3,843,069) during the year ended December 31, 2011, compared to a net operating loss of $(2,372,954) for the same period in 2010.

Results of Operations

For the three months ended September 30, 2012 compared to the three months ended September 30, 2011

Revenues

During the three months ended September 30, 2012, the Company had $349 in sales revenue, compared to $0 for the same period in 2011.

General and Administrative Expenses

During the three months ended September 30, 2012, the Company incurred $826,489 in general and administrative expenses, compared to $564,910 for the same period in 2011. Employee salaries were $207,036 for the three months ended September 30, 2012, an increase of $27,524, compared to $179,512 for the same period in 2012. This increase in salary expense is due primarily to additional salary paid in the third quarter of 2012 to the Company’s additional sales staff. In addition to this, compensation costs related to the issuance of options to officers and directors during the three months ended September 30, 2012, totaled $20,979, compared to $0 for the same period in 2011.

Further, consulting agreement fees and legal fees were $171,383 and $120,731, respectively, for the three months ended September 30, 2012, an increase in consulting fees of $33,649 and an increase in legal fees of $29,971, respectively, compared to $137,734 and $90,760 for the same period in 2011. The increase in consulting fees was partly due to the increased fees associated with additional product testing and compliance for the RevVac™ syringe. The increase in legal fees was due primarily to increased expenses related to the arbitration case the Company is involved in with MIG, its former contract manufacturer. A total of $60,302 in prepaid consulting agreements was expensed in the quarter ended September 30, 2012, compared to $91,284 for the same period in 2011. Interest and derivative adjustment expenses increased to $438,681 during the three months ended September 30, 2012, compared to $160,950 for the same period in 2011. This increase is due primarily to the new convertible debt agreements entered into with individual investors during the three months ended September 30, 2012. These agreements allow for an immediate conversion into shares of common stock and require the debt discount recorded at the time of the agreement to be fully amortized immediately. The total amount amortized to interest expense for these individual convertible debt agreements during the three months ended September 30, 2012, was $277,460. This is in contrast to the agreements entered into with Asher Enterprises, JMJ Financial, Inc. (“JMJ”) and TCA Global Credit Master Fund, LP (“TCA”) that amortize the debt discount over a period of time. We also incurred capital expenditures in the amount of $7,594 and $0 during the three months ended September 30, 2012 and 2011, respectively, for additional inventory of the 3 ml RevVac™ safety syringe.

Net Loss

Net loss for the three months ended September 30, 2012, was $(1,311,664) compared to $(695,391) for the same period in 2011, as the Company increased expenses primarily related to product liability insurance, investment banking fees, convertible debt interest, legal fees and consulting fees. The Company incurred a net operating loss of $(864,600) during the three months ended September 30, 2012, compared to a net operating loss of $(566,535) for the same period in 2011.

For the nine months ended September 30, 2012 compared to the nine months ended September 30, 2011

Revenues

During the nine months ended September 30, 2012 and 2011, respectively, the Company had $1,189 in sales revenue, compared to $0 for the same period in 2011.

General and Administrative Expenses

During the nine months ended September 30, 2012, the Company incurred $3,017,340 in general and administrative expenses, compared to $2,260,713 for the same period in 2011. Employee salaries were $429,452 for the nine months ended September 30, 2012, a decrease of $36,348, compared to $465,800 for the same period in 2011. In addition to this, compensation costs related to the issuance of options to officers and directors during the nine months ended September 30, 2012, totaled $445,438, compared to $0 for the same period in 2011. This increase is due primarily to options being issued to officers and directors in the first quarter of 2012.

Further, consulting agreement fees and legal fees were $690,284 and $489,810, respectively, for the nine months ended September 30, 2012, a decrease in consulting fees of $264,262 and an increase in legal fees of $212,109, respectively, compared to $954,546 and $277,701, respectively, for the same period in 2011. The decrease in consulting fees was partly due to the Company’s decision in 2011 to terminate the consulting agreement with Strategic Product Development (“SPD”). The increase in legal fees was due primarily to increased expenses related to securities issuance and SEC compliance along with legal expenses related to arbitration litigation and the protection of the Company’s intellectual property. A total of $284,925 in prepaid consulting agreements was expensed in the nine months ended September 30, 2012, compared to $529,346 for the same period in 2011. Interest and derivative adjustments increased to $1,198,603 during the nine months ended September 30, 2012, compared to $321,123 for the same period in 2011. This increase is due primarily to the new convertible debt agreements entered into with individual investors during the first quarter. These agreements allow for an immediate conversion into shares of common stock and require the debt discount recorded at the time of the agreement to be fully amortized immediately. The total amount amortized to interest expense during the first nine months of 2012 for these agreements was $632,706. This is in contrast to the agreements entered into with Asher, JMJ and TCA that amortize the debt discount over a period of time. We also incurred capital expenditures in the amount of $0 and $362,000 during the nine months ended September 30, 2012 and 2011, respectively, for payments to complete the final design of our production molds related to the 3 ml RevVac™ safety syringe. We also incurred capital expenditures in the amount of $320,837 and $0 during the six months ended September 30, 2012 and 2011, respectively, for inventory of the 3 ml RevVac™ safety syringe.

Net Loss

Net loss for the nine months ended September 30, 2012, was $(4,204,031) compared to $(2,777,528) for the same period in 2011, as the Company incurred greater expenses primarily related to an increase in salaries, additional compensation expenses, legal fees and expenses associated with the convertible debt agreements. The Company incurred a net operating loss of $(3,192,075) during the nine months ended September 30, 2012, compared to a net operating loss of $(2,377,323) for the same period in 2011.

Liquidity and Capital Resources

As of September 30, 2012, the Company did not have and currently does not have sufficient cash on hand to pay present obligations as they become due. In addition, due to current economic conditions and the Company’s related risks and uncertainties, there is no assurance that we will be able to raise additional capital on acceptable terms, if at all, to meet our current obligation over the next 12 months. Because of the foregoing, the Company’s auditors have expressed substantial doubt about our ability to continue as a going concern.

Net cash used for operating activities for the nine months ended September 30, 2012 and September 30, 2011, was $(3,248,040) and $(2,426,002), respectively. The net loss for the nine months ended September 30, 2012 and 2011, was $(4,204,031) and $(2,777,528), respectively. This increase is primarily attributable to the increased expense related to legal expenses, salaries and other compensation expenses, and the interest and derivative expenses related to the convertible debt agreements.

Net cash used for investing activities for the nine months ended September 30, 2012 and September 30, 2011, was $(15,392) and $(176,621), respectively. This cash used for investing activities in the first nine months of 2012 is a result of legal expenses related to patent development for the RevVac™ safety syringe.

Net cash obtained through all financing activities for the nine months ended September 30, 2012, was $3,259,661, as compared to $2,535,910 for the same period in 2011. The increase in cash obtained through financing activities is primarily a result of cash received from convertible debt agreements. Cash adjustments through the payment of debt totaled $357,002 during the nine months ended September 30, 2012. Common stock in the amount of $1,271,700 was issued in the first nine months of 2012 to satisfy convertible debt agreements. An increase due to the convertible debt’s beneficial conversion feature as of September 30, 2012, is $436,184. Convertible debentures issued for cash totaled $357,002 for the first nine months of 2012, and a decrease from the balance of the derivative liability as of September 30, 2012, totaled $127,383. For the nine months ended September 30, 2012, the Company received $291,915 from the exercise of options and warrants. The Company received $635,707 and $394,136 for the issuance of unexercised options and warrants, respectively, in the first nine months of 2012.

In order to fund the completion of the RevVac™ safety syringe production molds, we issued stock options and/or common stock when it is acceptable to third parties for services rendered in assisting us in the product distribution and marketing process. Compensation costs related to the issuance common stock to outside parties for services rendered during the nine months ended September 30, 2012 and 2011, were $410,675 and $355,850, respectively. Additionally, we received payments for exercised options and warrants during the nine months ended September 30, 2012, totaling $291,915, compared to $1,465,820 for the same period in 2011.

As of September 30, 2012, the Company did not have and currently does not have sufficient cash to pay present obligations as they become due. We are searching for additional financing to generate the liquidity necessary to continue our operations. Due to current economic conditions and the Company’s risks and uncertainties, there is no assurance that we will be able to raise any additional capital on acceptable terms, if at all. Because of these uncertainties, the auditors have expressed substantial doubt about our ability to continue as a going concern. If we obtain additional funds by selling any of our equity securities or by issuing common stock to pay current or future obligations, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the common stock. If adequate funds are not available to us on satisfactory terms, we may be required to cease operating or otherwise modify our business strategy.

Because we do not currently generate any cash from operations and have no credit facilities available, our only means of funding is through the sale of our common stock. We presently have 250,000,000 shares of common stock authorized, of which 65,628,176 shares were issued and outstanding as of September 30, 2012. If we obtain additional funds by selling any of our equity securities or by issuing common stock to pay current or future obligations, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the common stock. If adequate funds are not available to us when needed on satisfactory terms, we may be required to cease operating or otherwise modify our business strategy.

Our estimated working capital requirement for the next 12 months is $3,100,000 with an estimated burn rate of $230,000 per month.

The Company entered into one securities purchase agreement in the third quarter of 2012 with Asher Enterprises, pursuant to which the Company issued a convertible promissory note to Asher Enterprises for an original principal amount of $42,500 on August 15, 2012, in return for aggregate gross cash proceeds of $42,500. The note bears interest at a rate of 8% per annum and provides for the payment of all principal and interest nine months from the date of the notes’ respective issuance. The principal amount owed to Asher Enterprises at September 30, 2012, is $138,000. This includes the note issued for $42,500 in the third quarter of 2012 and the notes from May 15, 2012, for $53,000 and from June 21, 2012, for $42,500. The notes are convertible at the election of Asher Enterprises into that number of shares of the Company’s common stock determined by multiplying 55% by the average of the lowest three closing bid prices of the Company’s common stock on the OTC Markets OTCQB during the ten business days immediately preceding the date of conversion, subject to adjustment.

The notes issued by Asher Enterprises in 2012, contain a beneficial conversion feature due to an amendment featuring a fixed conversion price of $0.00009 and no adjustment due to dilutive issuance. As a result, these notes were not bifurcated and valued with an embedded call option. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. Additionally, the notes issued through the private placement to individual investors all contain a beneficial conversion feature due to an amendment featuring a fixed conversion price of $0.00009 and no adjustment due to dilutive issuance. The total paid in capital for this beneficial conversion feature for these agreements as of September 30, 2012, is $530,807. Of this, $289,377 is due to the agreements with Asher Enterprises and $241,430 is due to the agreements with private investors.

On February 22, 2011, the Company issued a $1,050,000 Convertible Promissory Note to JMJ, a private investor. The note bears interest in the form of a onetime interest charge of 8%, payable with the note’s principle amount on the maturity date, February 22, 2014. All or a portion of this note’s principle and interest is convertible at the option of JMJ from time to time, into shares of the Company’s common stock, originally fixed at a per share conversion price equal to 70% of the average of the three lowest closing prices for the Company’s common stock in the 20 trading days previous to the effective date of each such conversion. During the course of 2011, the Company borrowed $450,000 against this note. Over the course of the loan, JMJ elected to convert a total of $258,337 in principal from this note. The principal amount owed to JMJ at September 30, 2012, is $191,663.

On February 28, 2011, the Company issued a $500,000 Convertible Promissory Note to JMJ. The note bears interest in the form of a onetime interest charge of 8%, payable with the note’s principle amount on the maturity date, February 28, 2014. All or a portion of this note’s principle and interest is convertible at the option of JMJ from time to time, into shares of the Company’s common stock, originally fixed at a per share conversion price equal to 70% of the average of the three lowest closing prices for the Company’s common stock in the 20 trading days previous to the effective date of each such conversion.

The Company entered into a securities purchase agreement in the first quarter of 2012 with TCA Global Credit Master Fund, LP (“TCA”), pursuant to which the Company issued a convertible promissory note to TCA for an original principal amount of $225,000 on January 3, 2012. The note bears interest at a rate of 12% per annum and provides for the payment of all principal and interest 12 months from the date of the note’s respective issuance. TCA elected to convert $50,000 of the convertible debt agreement into common stock on August 15, 2012. The conversion price was determined by multiplying 95% by the average of the two lowest daily volume weighted average prices of the Company’s common stock on the OTC Markets OTCQB during the five business days immediately preceding the date of conversion. This resulted in the conversion of 294,118 shares of common stock to satisfy this debt. The principal amount owed to TCA at September 30, 2012, is $175,000. The note is convertible at the election of TCA into that number of shares of the Company’s common stock determined by multiplying 95% by the average of the two lowest daily volume weighted average prices of the Company’s common stock on the OTC Markets OTCQB during the five business days immediately preceding the date of conversion, subject to adjustment.

The Company entered into nine securities purchase agreements in the third quarter of 2012, with individual investors, pursuant to which the Company issued nine convertible promissory notes for an original principal amount of $25,000 on July 12, 2012, for $100,000 on July 13, 2012, for $50,000 on July 13, 2012, for $75,000 on July 26, 2012, for $25,000 on August 2, 2012, for $25,000 on August 30, 2012, for $25,000 on September 4, 2012 and for $15,000 on September 20, 2012, respectively, in return for aggregate gross cash proceeds of $390,000. The notes bear interest at a rate of 8% per annum and provide for the payment of all principal and interest 12 months from the date of the notes’ respective issuance. The notes also feature detachable warrants exercisable within one year of the agreement. All warrants issued along with the convertible debt agreements are outstanding, with a total of 3,666,005 warrants issued at $0.25 and 1,833,002 warrants issued at $0.50. In determining the cost associated with the issuance of this debt and the appropriate fair value for the warrants, the Company uses the Black-Scholes option pricing formula. The principal amount owed according to these notes as of September 30, 2012, is $240,000. The notes are convertible at the election of the individual into that number of shares of the Company’s common stock determined by multiplying 75% by the average of the daily volume weighted average prices of the Company’s common stock on the OTC Markets OTCQB during the five business days immediately preceding the date of conversion, subject to adjustment.

The following table summarizes total current assets, liabilities and working capital at September 30, 2012, compared to September 30, 2011.

	September 30, 2012 (unaudited)	September 30, 2011 (unaudited)	Increase/ (Decrease)
Current Assets	$740,373	$222,165	$518,208
Current Liabilities	$3,119,598	$1,894,713	$1,224,885
Working Capital Deficit	$(2,379,225)	$(1,672,548)	$706,677

As of September 30, 2012, we had a working capital deficit of $2,379,225, as compared to a working capital deficit of $1,672,548 as of September 30, 2011, an increase of $706,677. Current assets increased primarily due to the litigation receivable of $311,000 from the judgment against Globe Med Tech and inventory of $320,837. Factors contributing to the increase in current liabilities include an increase in accounts payable due to purchase of the new production molds according to the terms of the manufacturing agreement signed with Yeso-med in December 2011. Additional factors increasing the current liabilities include an increase in accounts payable due to product purchases of $206,227, an increase in trades payable of 308,413 primarily due to increased legal and consulting fees and an increase in payroll tax liabilities of $249,321. The issuance of the convertible notes and the embedded derivatives associated with these notes increased current liabilities to $859,313 as of September 30, 2012, as compared to a balance of $621,762 as of September 30, 2011.

Other current assets include the amount related to pre-paid consulting expenses incurred through the issuance and exercise of stock options. The balance of prepaid consulting fees as of September 30, 2012, was $35,601, compared to $191,861 as of September 30, 2011. The remaining balance includes $71,300 for a short-term note receivable.

	September 30, 2012	September 30, 2011

Building	$—	$—
Production machinery and equipment	1,109,199	894,000
Furniture and fixtures	49,147	39,846
Office equipment	4,036	4,036
Leasehold improvements	33,000	41,800

Less: accumulated depreciation and amortization	(57,109)	(14,360)
Property, plant and equipment, net	$1,138,273	$965,322

Production machinery and equipment as of September 30, 2012, consisted primarily of amounts incurred in connection with the pilot molds and final molds related to the lines for the RevVac™ syringe. The Company continues to treat the amounts paid to MIG under the terminated agreement as production equipment until the outcome of the breach of contract arbitration is finalized.

	September 30, 2012	September 30, 2011

Goodwill	$23,276	$23,276
Licensing agreement	15,000	15,000
Patent development	123,418	29,000
Total other assets	$161,694	$67,276

The Company capitalized patent development costs in the amount of $41,737 during the first nine months of 2012. During the same time period, the Company had amortization expenses of $19,745 from these patents.

The Company does not currently generate any cash from operations and does not have access to traditional credit facilities; however, the Company does expect an increase in product sales in the fourth quarter of 2012. Over the next 12 months, in order to implement our business plan and meet our liquidity needs going forward, the Company may sell shares of its common stock, issue additional convertible debt notes or permit warrant exercises. If we implement any of the foregoing financing alternatives to pay current or future obligations, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the common stock. If adequate funds are not available to us when needed on satisfactory terms, we may be required to cease operating or otherwise modify our business strategy.

Current Liabilities consists of the following:

	September 30, 2012	September 30, 2011

Accounts payable and credit cards	$875,326	$149,773
Accrued salaries and payroll liabilities	468,569	190,108
Convertible debentures and accrued interest (net)	603,182	111,985
Note payable and accrued interest	768,226	830,176
Derivative liabilities	314,928	527,538
Other current liabilities	89,367	85,133
Total current liabilities	$3,119,598	$1,894,713

The primary change in the balance to Accounts payable is a result of the purchase agreement for the 1ml and 3ml RevVac™ safety syringe molds as well as increase in accounts payable from the initial orders of the 3ml RevVac™ safety syringe. Accrued salaries increased by $278,461 due to an increase in payroll tax liabilities of $249,321 and an increase in accrued salary of $29,140. Notes payable and accrued interest are a result of the settlement and determination of a liability with Gifford Mabie and the SEC. The issuance of the convertible debt agreements resulted in an increase in convertible debentures principal balance due. The conversion of outstanding convertible debt agreements resulted in a decrease in derivative liabilities. Other current liabilities include an amount due to a former employee of the Company.

Expected Purchase or Sale of Plant and Significant Equipment

The Company expects to purchase and begin making payments for the production of the 1ml, 5ml and 10ml RevVac™ safety syringe molds in the fourth quarter of 2012.

Expected Significant Changes in the Number of Employees

The Company began leasing additional space in the same building as of July 1, 2011, and expects to hire between 3 to 7 office personnel to assist with operations as sales continue with the 3ml RevVac™ safety syringe.

Off-Balance Sheet Arrangements

As of September 30, 2012, the Company had no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable to smaller reporting companies.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

The following table and biographical summaries set forth information, including principal occupation and business experience, about our directors and executive officers at January 24, 2013:

Name	Age	Position	Officer and/or Director Since

Rondald Wheet	47	Chairman, Chief Executive Officer	March 2005

Thomas Beahm (1)	62	Director	October 2007

Burt Hodges	40	Chief Financial Officer	June 2011

Vincent Olmo	46	Chief Operating Officer	April 2011

(1)	Thomas M. Beahm is independent as that term is defined under the Nasdaq Marketplace Rules.

Rondald L. Wheet

Rondald L. Wheet is the Chief Executive Officer and Chairman of the board of directors of Revolutions Medical Corporation and has served in this capacity since March 2005. Mr. Wheet has over 15 years’ experience in the investment banking industry. Working for several registered broker dealers, including Scott and Stringfellow and Cohig and Associates, Mr. Wheet was instrumental in the capital campaigns for several small cap companies, particularly in the medical field. Between January 2002 and March 2005, Mr. Wheet worked as an outside consultant advising numerous micro and small cap companies on capital financing, strategic partnerships, stock awareness, professional recruiting, and the mechanics of public offerings. He received a Bachelor of Science degree from the University of Towson in Finance and International Business, and he is a past President of the Metropolitan Exchange Club of Charleston, SC. In 2009, he was presented the South Carolina Palmetto Patriot Award.

Thomas M. Beahm

Thomas M. Beahm, MD, FACS, is a member of the board of directors of Revolutions Medical. Dr. Beahm is a practicing plastic surgeon, who lives in Chattanooga, Tennessee. He is an active member of the American Society of Plastic Surgeons, American College of Surgeons, and American Medical Association, and simultaneously owns and runs his own practice. In addition, he is Secretary of Integrated Voice Systems, which has software in over 130 hospitals, and is also serving on the board of Clear Image, Inc., a privately held company specializing in proprietary MRI Software and Hardware. Dr. Beahm also has experience directing plastic surgery mission work in various third world countries, coming to the aid of thousands of people in Asia, Africa, and South America. Dr. Beahm received a bachelor’s degree from Pittsburg State University in Pittsburg, KS and a medical doctorate degree from the University of Kansas. Thomas M. Beahm is independent as that term is defined under the Nasdaq Marketplace Rules.

Burt Hodges

Mr. Hodges is currently the Company’s Chief Financial Officer. In this role, Mr. Hodges has management oversight and responsibility for all financial functions and capital resources of the Company, including corporate finance, project finance, corporate accounting, and reporting and risk management. Prior to joining the Company, from December, 2004 to June, 2011, Mr. Hodges was a partner with Accel Financial Advisors, LLC and Accel Tax and Business Services, LLC (collectively, “Accel”), where he provided tax, financial reporting and management advice to corporate clients and individuals. Prior to joining Accel, from July 2000 to December 2004, Mr. Hodges served as a tax resolution specialist and financial planner at J.K. Harris & Company, a tax resolution and financial advisory firm where he worked with corporate and individual clients performing business valuations and consulting on tax and financial matters. Mr. Hodges received his BBA in Finance from the University of Georgia and his MBA from the Citadel. He is a licensed Certified Public Accountant and a Certified Financial Planner.

Vincent Olmo

Mr. Olmo is currently Chief Operating Officer of the Company. Mr. Olmo combines over five years of experience in information technology and operations senior management, following an eighteen year career as a delivery manager and application architect. Previously, he was involved with several large financial institutions holding various positions, including chief architect and application services executive. From 2001 through 2006, Mr. Olmo was a Chief Architect for EDS, Inc., an information services company. From 2006 to 2007, he was Vice President of Application Delivery for Realogy, Inc., a company managing franchising rights in the real estate industry. From June 2007 to April 2011, he was an Application Services Executive for Hewlett-Packard, Inc., an information services company which focuses on delivering application development and management services for Fortune 500 companies. Mr. Olmo has a Bachelor of Science degree in Electrical Engineering from Fairleigh Dickinson University and an MBA from Rutgers.

Board of Directors

Directors are elected at our annual meeting of shareholders and serve for one year until the next annual meeting of shareholders or until their successors are elected and qualified. We reimburse all directors for their expenses in connection with their activities as directors of the Company.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its shareholders to combine these roles. Rondald L. Wheet has served as our Chief Executive Officer and Chairman since March 2005. Due to the small size and early stage of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions combined.

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Family Relationships

Mr. Olmo is the brother-in-law of Mr. Wheet. Other than the previously disclosed relationship, there are no family relationships among our directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Subsequent Executive Relationships

No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past five years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past five years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past five years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past five years.

None of our directors or executive officers or their respective immediate family members or affiliates are indebted to us.

Legal Proceedings

None of the members of the board of directors or other executives has been involved in any bankruptcy proceedings, criminal proceedings, any proceeding involving any possibility of enjoining or suspending members of our board of directors or other executives from engaging in any business, securities or banking activities, and have not been found to have violated, nor been accused of having violated, any Federal or State securities or commodities laws.

Compliance with Section 16(A) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

Based solely on our review of certain reports filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the reports required to be filed with respect to transactions in our common stock during the fiscal year ended December 31, 2011, were timely.

Code of Ethics

We do not currently have a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller, or persons performing similar functions. Because we have only limited business operations and four officers and directors, we believe a code of ethics would have limited utility. We intend to adopt such a code of ethics as our business operations expand and we have more directors, officers and employees.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the periods ended December 31, 2012, 2011 and 2010.

Name And Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		Non- Equity Incentive Plan Compen- sation ($)		All Other Compen- sation ($)		Total ($)
Rondald L. Wheet	2012		$240,000		$0		$0		$153,000		$0		$0		$393,000
Chief Executive Officer	2011		$225,000		$40,580		$0		$162,100		$0		$0		$427,680
	2010		$225,000		$0		$0		$0		$0		$0		$225,000

Thomas O’Brien (1)	2012	$		$		$		$		$		$		$
Former President	2011		$124,970		$0		$0		$0		$0		$0		$124,970
	2010		$180,000		$0		$0		$0		$0		$0		$180,000

Burt Hodges	2012		$168,217.50		$0		$0		$0		$0		$0		$168,217.50
Chief Financial Officer	2011		$89,375		$0		$0		$69,163		$0		$0		$158,538

Vincent Olmo	2012		$168,580		$0		$0		$76,500		$0		$0		$245,080
Chief Operating Officer	2011		$124,625		$0		$0		$117,588		$0		$0		$242,213

(1)	Mr. O’Brien resigned from his position on September 21, 2011.

(2)	This option award was granted to Mr. Wheet as director compensation.

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)

Rondald L. Wheet Chief Executive Officer	6,000,000	-	-	$0.116	12/31/2013	-	-	-	-
	1,000,000			$0.15	12/31/2013

Thomas O’Brien (1) Former President	-	-	-	-	12/31/2013	-	-	-	-

Burt Hodges Chief Financial Officer	800,000	-	-	$0.426	12/31/2013	-	-	-	-

Vincent Olmo Chief Operating Officer	1,000,000	-	-	$0.40	12/31/2013	-	-	-	-
	1,000,000			$0.15	12/31/2013

Thomas M. Beahm Director	1,953,750	-	-	$0.136	12/31/2013
	1,000,000			$0.15	12/31/2013

(1)	Mr. O’Brien resigned from his position on September 21, 2011.

DIRECTOR COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named directors by us during the years ended December 31, 2012, and 2010.

						Non-Equity
Name						Incentive
and				Stock	Option	Plan	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(b)	(b)	(b)	(b)	(b)	(b)	(b)
	2012	$0	$0	$0	$153,000	$0	$0	$0
Rondald L. Wheet	2011	$0	$0	$0	$0	$0	$0	$0
Director	2010	$0	$0	$0	$0	$0	$0	$0

	2012	$	$	$	$153,000	$	$	$
Thomas M. Beahm	2011	$0	$0	$0	$81,050	$0	$0	$81,050
Director	2010	$0	$0	$0	$0	$0	$0	$0

Thomas O’Brien (1)	2011	$0	$0	$0	$0	$0	$0	$0
Former Director	2010	$0	$0	$0	$0	$0	$0	$0

(1)	Mr. O’Brien resigned from his position as a member of the board of directors on September 21, 2011.

Employment Agreements

Employment Agreement with Rondald L. Wheet, Chief Executive Officer

Effective March 31, 2008, the Company and Mr. Wheet, our CEO, entered into a three (3) year employment agreement. The agreement provides for an annual salary of $225,000. He is responsible for the Company’s substantive and financial reporting requirements of the Securities Exchange Act of 1934, as amended, and is specifically allowed to hire any and all professionals necessary to assist that process. The Company will provide him with all reasonable and customary fringe benefits, including, but not limited to, participation in pension plans, profit sharing plans, employee stock ownership plans, stock option plans (whether statutory or not), stock appreciation rights plans, hospitalization, medical dental disability and life insurance, car allowance, vacation and sick leave. The Company will reimburse of all his reasonable and necessary travel, entertainment or other related expenses incurred by him in carrying out his duties and responsibilities under the agreement. The Company will also provide him with a cell phone, suitable office space, and membership dues in professional organizations and for any seminars and conferences related to Company business. This employment agreement has been extended on a month-to-month periodic basis and both parties agreed to operate in good faith to work under this extension until a new employment agreement can be consummated.

Mr. Wheet may elect, by written notice to the Company, to terminate his employment with continued pay through the employment agreement term if (i) the Company sells all of its assets, (ii) the Company merges with another business entity with a change in control, (iii) more than 50% of the outstanding stock is acquired by a third party, (iv) the Company requires Mr. Wheet to relocate or assigns duties not commensurate with his position as CEO, (v) Mr. Wheet is removed from the Board of Directors and (vi) the Company defaults in making payments required to Mr. Wheet under this agreement. For two years following his resignation or termination, Mr. Wheet will not work for or provide any services in any capacity to any competitor and will not solicit any of the Company’s customers or accounts.

Employment Agreement with Burt Hodges, Chief Financial Officer

Pursuant to the Employment Agreement, Mr. Hodges is to receive as compensation (i) $165,000 in base salary; (ii) stock options to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.50 per share; and (iii) other benefits consistent with other executive officers of the Company.

Employment Agreement with Vincent Olmo, Chief Operating Officer

Pursuant to the Employment Agreement, Mr. Olmo is to receive as compensation (i) $165,000 in base salary; (ii) stock options to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.50 per share; and (iii) other benefits consistent with other executive officers of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 24, 2013, the number of shares of our common stock owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of our outstanding shares, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our common stock beneficially owned.

Name and Address (1)	Beneficial Relationship to Company	Current Outstanding Common Stock	Percentage Ownership of Common Stock (2)	Percentage Ownership of Common Stock (diluted) (3)

Rondald L. Wheet	Chief Executive Officer, Chairman	4,312,000	5.88%	15.15% (4)

Dr. Thomas Beahm	Director	2,169,599	2.96%	6.72% (5)

Burt Hodges	Chief Financial Officer	20,000	*%	1.12% (6)

Vincent Olmo	Chief Operating Officer	735,811	1.00%	4.33% (7)

Thomas O’Brien		3,645,625	6.04%	-

Officers and Directors as a Group (4 persons)		10,883,035	14.85%	28.76% (8)

* less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner listed above is c/o Rondald L. Wheet, Revolutions Medical Corporation, 670 Marina Drive, 3rd Floor, Charleston, SC 29492.

(2)	Based on 73,271,520 shares outstanding as of January 24, 2013.

(3)	Based on 73,271,520 shares outstanding as of January 24, 2013, and including those shares beneficially owned by the Company’s officers and directors, respectively, as described below.

(4)
This percentage also includes (i) 5,000,000 common stock options exercisable at $0.08; (ii) 1,000,000 common stock options exercisable at $0.15; (iii) 1,000,000 common stock options exercisable at $0.30; and (iv) 1,000,000 shares of the company's class of preferred stock, which is convertible into shares of common stock on a 1:1 basis, and votes with the common stock on a 125:1 basis.

(5)
This percentage also includes (i) 1,453,750 common stock options exercisable at $0.08; (ii) 1,000,000 common stock options exercisable at $0.15; and (iii) 500,000 common stock options exercisable at $0.30.

(6)
This percentage also includes (i) 10,000 common stock purchase warrants exercisable at $0.25; (ii) 300,000 common stock options exercisable at $0.30; and (iii) 500,000 common stock options exercisable at $0.50.

(7)
This percentage also includes (i) 500,000 common stock options exercisable at $0.15; (ii) 500,000 common stock options exercisable at $0.30; (iii) 500,000 common stock options exercisable at $0.50; (iv) 700,000 warrants to purchase shares at an exercise price of $0.25; and (v) 350,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(8)	Based on 87,585,270 shares outstanding assuming all officers and directors exercised their rights underlying their respective Company securities.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

During the year ended December 31, 2011, there were no related transactions required to be reported under Item 404 of Regulation S-K.

MATERIAL CHANGES

We have had no material changes to our business.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

PART F/S

INDEX TO FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS

Independent Registered Public Accounting Firm	F-2

Balance Sheets At December 31, 2011 and 2010	F-3

Statements Of Operations From Inception (August 16, 1996) Through December 31, 2011 And For The Years Ended December 31, 2011 and 2010	F-4

Statements Of Cash Flows From Inception (August 16, 1996) Through December 31, 2011 And For The Years Ended December 31, 2011 and 2010	F-5 - F-6

Statements Of Shareholders' Equity From Inception (August 16, 1996) Through December 31, 2011	F-7- F-14

Notes to Financial Statements	F-15 - F-28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Revolutions Medical Corporation:

We have audited the accompanying consolidated balance sheets of Revolutions Medical Corporation (formerly Maxxon, Inc.) (a development stage company) for the years ended December 31, 2011 and 2010, and the related statements of operations, shareholders’ equity, and cash flows for the years ended December 31, 2011 end 2010 and for the period from December 16, 1996 (inception) to December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Revolutions Medical Corporation as of December 31, 2011, and the results of its operations and its cash flows for the years ended December 31, 2011 and 2010 and for the period from December 16, 1996 (inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Hood & Associates CPAs, P.C.

Hood & Associates CPAs, P.C.
Certified Public Accountants

March 30, 2012
Tulsa, Oklahoma

REVOLUTIONS MEDICAL CORPORATION
 (A Development Stage Company)

BALANCE SHEET
As of December 31, 2011 and 2010

	As of December 31, 2011
	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$4,844	$69,517
Due from litigation	311,000	0
Prepaid expenses	312,501	278,757
Other current assets	25,000	25,000
Total current assets	653,345	373,274

Property and equipment, net	1,185,664	812,479
Other	116,426	25,000
Goodwill	23,276	23,276

Total assets	$1,978,711	$1,234,029

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$719,901	$384,984
Credit cards	59,217	14,167
Accrued salaries	120,000	246,225
Accrued interest payable	64,670	1,323
Convertible promissory notes, net of discounts of $307,126 and $91,818, respectively	80,535	33,182
Embedded conversion option liabilities	442,311	160,659
Note payable for Gifford Mabie	807,640	740,569
Total current liabilities	2,294,274	1,581,109

Total liabilities	2,294,274	1,581,109

Stockholders' equity:

Preferred stock - $0.001 par value, 5,000,000 shares authorized; 1,000,000 shares issued and outstanding	1,000	1,500
Common stock - $0.001 par value; 250,000,000 shares authorized; 54,729,606 and 42,869,909 shares outstanding at December 31, 2011 and 2010, respectively.	54,730	42,870
Treasury stock	—	(969)
Additional paid-in capital	29,463,498	25,226,031
Accumulated deficit	(29,834,791)	(25,616,512)
Total stockholders' deficit	(315,563)	(347,080)

Total liabilities and stockholders’ equity	$1,978,711	$1,234,029

REVOLUTIONS MEDICAL CORPORATION
 (A Development Stage Company)

STATEMENTS OF OPERATIONS
From Inception (August 16, 1996) Through December 31, 2011 and
For The Years Ended December 31, 2011 and 2010

	FROM INCEPTION (AUGUST 16, 1996) THROUGH DECEMBER 31, 2011	YEAR ENDED DECEMBER 31, 2011	YEAR ENDED DECEMBER 31, 2010

Revenue	$—	$—	$—
Cost of revenue	—	—	—
Gross profit (loss)	—	—	—
EXPENSES
Research and development	2,955,237	111,832	257,350
Depreciation and Amortization	102,140	17,023	6,049
General and administrative expenses	26,261,003	3,714,214	2,109,555
Total operating expenses	29,318,381	3,843,069	2,372,954

Operating loss	(29,318,381)	(3,843,069)	(2,372,954)
Non-operating income (expense):
Interest income	17,286	10	—
Investment income	170,753	—	—
Other Income	34,573	—	23,440
Interest expense and late fees	(902,193)	(567,081)	(216,671)
Embedded derivative expense	(310,720)	(250,727)	(48,861)
Gain from litigation	311,000	311,000	—
Gain on extinguishment of debt	(152,914)	—	—
Gain on disposal of assets	794	—	—
Adjustment to fair value of derivatives	131,589	131,589	—
Total non-operating income (expense)	(699,832)	(375,209)	(242,092)
Net loss before minority interest	(30,018,213)	(4,218,278)	(2,615,046)

Minority interest	(183,422)	—	—

Net gain/loss	$(29,834,791)	$(4,218,278)	$(2,615,046)

Weighted average shares outstanding	37,754,982	49,149,099	36,762,006

Net loss per share (Note 1)	$(0.79)	$(0.09)	$(0.07)

The accompanying notes are an integral part of the interim financial statements

REVOLUTIONS MEDICAL CORPORATION
(A Development Stage Company)

STATEMENTS OF CASH FLOWS
From Inception (August 16, 1996) Through December 31, 2011 and
 For The Years Ended December 31, 2011 and 2010

	FROM INCEPTION (AUGUST 16,1996) THROUGH DECEMBER 31, 2011	YEARS ENDED
		DECEMBER 31, 2011	DECEMBER 31, 2010
OPERATING ACTIVITIES
Net loss	$(29,834,790)	$(4,218,278)	$(2,615,046)
Adjustments to reconcile net loss to net cash used for operating activities:
Stock compensation expense	2,018,280	—	—
Depreciation and amortization	91,842	6,735	6,049
Purchase R&D - Clear Image	3,309,514	—	—
Common stock issued for services	5,583,362	481,100	810,773
Preferred stock issued for services	270,000	—	—
Expenses paid by third parties	57,134	—	—
Contribution of services by officer and employees	799,154	—	—
Services by officer and employees paid for with non-cash consideration	694,661	527,161	—
Compensation cost for option price reduction	50,000	—	—
Amortization debt discounts	(340,308)	(215,308)	(125,000)
Amortization of options and common stock issued for services	1,775,577	—	—
Allowance for doubtful accounts	50,900	—	—
Gain on extinguishment of debt	(10,398)	—	—
Write-off of Notes Receivable	14,636	—	—
Write-off of Notes Payable	(8,239)	—	—
Write-off of organizational costs	3,196	—	—
Write-off of zero value investments	785,418	—	—
Write-off of leasehold improvements and computer equipment	2,006	—	—
Compensation costs for stock options and warrants granted to non-employees	1,573,913	368,898	—
Adjustment for fair value of derivatives	(10,239)	—	(10,239)
SEC settlement Gifford Mabie	67,072	67,072	—
Change in working capital accounts:
(Increase) decrease in prepaid expenses	(33,744)	(33,744)
(Increase) decrease in receivables from related parties	(95,706)	(1,600)	(25,205)
(Increase) decrease in goodwill	(23,276)	—	—
(Increase) decrease in other receivables	(761,938)	(311,000)	(274,361)
Increase (decrease) in accrued salaries and consulting	(147,397)	(126,225)	(215,224)
Increase (decrease) in accrued interest	205,847	63,347	51,323
Increase (decrease) in accounts payable and accrued liabilities	2,794,736	381,567	1,188,405

Total operating activities	(11,118,787)	(3,010,275)	(1,208,525)

INVESTING ACTIVITIES
Purchase of property and equipment	(1,229,423)	(340,321)	(782,375)
License and patents	(126,426)	(91,426)	—
Investment in Ives Health Company	(251,997)	-	-
Investment in The Health Club	(10,000)	-	-
Leasehold improvements	(39,600)	(39,600)	—
Total investing activities	(1,657,446)	(471,347)	(782,375)

REVOLUTIONS MEDICAL CORPORATION
(A Development Stage Company)

STATEMENTS OF CASH FLOWS (Continued)
From Inception (August 16, 1996) Through December 31, 2011 and
 For The Years Ended December 31, 2011 and 2010

	FROM INCEPTION (AUGUST 16,1996) THROUGH DECEMBER 31, 2011	YEARS ENDED
		DECEMBER 31, 2011	DECEMBER 31, 2010

FINANCING ACTIVITIES
Loans from shareholders	15,707	—	1,800
Repayment of loans from shareholders	(8,005)	—	—
Repayments of Promissory Notes	57,325	—	—
Common stock subscribed	546,500	—	—
Sale of preferred stock for cash:	(1,000)	—	—
Sale of common stock for cash:
To third-party investors (prior to merger)	574,477	—	—
To third-party investors	5,743,214	202,570	1,529,991
From exercise of stock options and warrants	3,997,588	1,679,420	96,201
Less: Issue Costs	(102,318)	—	—
Common Stock issued for payment of debt	1,261,219	895,053	366,166
Convertible debentures issued for cash	617,661	262,661	—
Payment of exclusive license note payable	(100,000)	—	—
Beneficial conversion feature	94,624	94,624	—
Derivative liability	281,652	281,652	—
Treasury Stock	—	969	(969)
Total financing activities	12,978,644	3,416,949	1,993,189
Minority interest	(197,567)	-	-
Change in cash	4,844	(64,673)	2,289
Cash at beginning of period	—	69,517	67,228
Cash at end of period	$4,844	$4,844	$69,517

Supplemental disclosure of cash flow information:
Cash paid for interest and taxes during the period	57,571	-	-

Non-cash financing and investing activities:
Investment in Globe Joint Venture	(637,566)	-	-
Common stock issued to founders	7,000	-	-
Common stock issued in connection with merger with Cerro Mining Corporation	300	-	-
20 to 1 reverse stock split	138,188	-	-
Common stock issued in Ives merger	346,262	-	-
Common stock subscriptions	69,800	-	-
Capitalized compensation cost for options granted	1,784,171	296,471	-
Common stock issued in exchange for promissory note	676,500	-	-
Common stock issued for payment of debt	152,553	-	-
Common stock issued for convertible debentures	969,499	503,839	-
Common stock issued for embedded derivatives	381,887	381,887	-
Common stock issued for services	1,965,716	479,586	-
Common stock issued to pay Ives debt	27,000	-	-
Common stock issued to Clear Image shareholders under short form merger	12,208	-	-

The accompanying notes are an integral part of the interim financial statements

REVOLUTIONS MEDICAL CORPORATION
(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY
From Inception (August 16, 1996) Through December 31, 2011

	Preferred Shares	Stock Amount	Common Shares	Stock Amount	Paid-In Capital	Deficit Accumulated during the Development Stage	Subscription Receivable	Total
Balance at Inception (August 16, 1996)	-	-	-	-	-	-	-	-
Cerro Mining/Maxxon- OK Merger:
Cerro Mining	-	-	531,000	531	(231)	-	-	300
Maxxon-OK:
Shares issued to founders	-	-	7,000,000	7,000	-	-	-	7,000
Shares sold for cash to third-party investors	-	-	578,000	578	573,899	-	-	574,477
Ives Transactions:
Investment in Ives Health Company	-	-	311,240	311	310,951	-	-	311,261
Investment in The Health Club	-	-	35,000	35	34,965	-	-	35,000
Conversion of Ives Debt	-	-	18,513	19	26,981	-	-	27,000
Issuance of Common Stock for:
Cash from third-party investors	-	-	218,569	219	353,501	-	-	353,720
Cash from related party Promissory Notes	-	-	64,500	65	128,935	-	-	129,000
Subscriptions Receivable	-	-	52,757	53	69,747	-	-	(69,800)
Services Rendered	-	-	90,499	90	173,337	-	-	173,427
Debentures Converted	-	-	102,673	103	74,897	-	-	75,000
Net Income (Loss) at December 31, 1997	-	-	-	-	-	(795,376)	-	(795,376)

Balance at December 31, 1997	-	-	9,002,751	9,003	1,746,982	(795,376)	(69,800)	890,808
Issuance of Common Stock for:
Conversion of Ives Debt	-	-	44,827	45	54,955	-	-	55,000
Cash from third- party investor	-	-	50,000	50	90,950	-	-	91,000
Options exercised by third-parties for cash	-	-	545,867	546	359,354	-	-	359,900
Options exercised by third-parties for services	-	-	24,133	24	18,076	-	-	18,100
Services Rendered by third-parties	-	-	988,007	988	573,560	-	-	574,549
Debentures Converted by third parties	-	-	548,574	549	274,451	-	-	275,000
Settlement with related party	-	-	350,000	350	-	-	-	350
Certificates canceled:	-	-	(91,572)	(92)	(40,173)	-	-	(40,265)
Value of Services Contributed by Officer and Employees	-	-	-	114,154		-	-	114,154
Compensation Cost for Stock Options Granted To Non-Employees	-	-	-	-	918,187	-	-	918,187
Cancellation of Subscriptions Receivable from related party	-	-	-	-			69,800	69,800
Net Income (Loss) at December 31, 1998	-	-	-	-	-	(2,584,383)	-	(2,584,383)
Balance at December 31, 1998	-	-	11,462,587	11,463	4,110,497	(3,379,759)	0	742,201

The accompanying notes are an integral part of the interim financial statements

REVOLUTIONS MEDICAL CORPORATION
(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY (continued)
From Inception (August 16, 1996) Through December 31, 2011

	Preferred Shares	Stock Amount	Common Shares	Stock Amount	Paid-In Capital	Deficit Accumulated during the Development Stage	Subscription Receivable	Total
Issuance of Common Stock for:
Cash from third-party investor	-	-	390,693	390	342,034	-	-	342,424
Less: Issue Costs	-	-	-	-	(16,743)	-	-	(16,743)
Options exercised by third-parties for cash	-	-	300,000	300	149,700	-	-	150,000
Services Rendered by third-parties	-	-	164,069	164	166,579	-	-	166,743
Value of Services Contributed by Officer and Employees	-	-	-	-	280,000	-	-	280,000
Compensation Cost for Stock options Granted to Non-Employees	-	-	-	-	89,728	-	-	89,728
Net Income (Loss) at December 31, 1999	-	-	-	-	(1,014,555)	-	-	(4,014,555)
Balance at December 31, 1999	-	-	12,317,349	12,317	5,121,795	(4,394,314)	0	739,798
Issuance of Common Stock for:
Cash from third-party investor	-	-	862,776	863	249,525	-	-	250,388
Less: Issue CostsValue of Services Contributed by Officer and Employees	-	-	-	-	405,000	-	-	405,000
Net Income (Loss) at December 31, 2000	-	-	-	-		(1,347,859)	-	(1,347,859)
Balance at December 31, 2000	-	-	13,180,125	13,180	5,776,320	(5,742,173)	0	47,327
Issuance of Common Stock for:
Cash from third-party investor	-	-	6,558,333	6,558	1,598,142	-	-	1,604,700
Purchased by Employees	-	-	3,650,000	3,650	543,850	-	(547,500)	-
Issued for Repayment of Debt	-	-	50,000	50	7,450	-	-	7,500
Less: Issue Costs	-	-	-	-	(85,575)	-	-	(85,575)
Services Rendered by third-parties	-	-	450,000	450	422,000	-	-	422,450
Compensation Cost of stock issued and options granted for services	-	-	200,000	200	1,487,500	-	-	1,487,700
Compensation Cost of stock issued and options granted for services to be amortized	-	-	-	-	(1,048,754)	-	-	(1,048,754)
Net Income (Loss) at December 31, 2001	-	-	-	-	(2,199,085)	-	-	(2,199,085)
Balance at December 31, 2001	-	-	24,088,458	24,088	8,700,933	(7,941,258)	(547,500)	236,263
Issuance of Common Stock for:
Cash from third-party investor	-	-	3,625,000	3,625	358,875	-	-	362,500
Exercise of Options	-	-	2,006,822	2,007	(2,007)	-	-	-
Payment towards promissory note balances	-	-	-	-	-	-	102,803	102,803
Amortized Compensation
Cost of stock issued and options granted for services	-	-	-	-	759,795	-	-	759,795

Compensation Cost of stock issued and options granted for services	-	-	1,200,000	1,200	323,300	-	-	324,500
Net Income (Loss)at December 31, 2002	-	-		—	-	(1,933,676)	-	(1,933,676)
Balance at December 31, 2002	-	-	30,920,280	30,920	10,140,896	(9,874,934)	(444,697)	(147,815)

The accompanying notes are an integral part of the interim financial statements

REVOLUTIONS MEDICAL CORPORATION
(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY (continued)
From Inception (August 16, 1996) Through December 31, 2011

	Preferred Shares	Stock Amount	Common Shares	Stock Amount	Paid-In Capital	Deficit Accumulated during the Development Stage	Subscription Receivable	Total
Issuance of Common Stock for:
MPI settlement costs of stock issued and options granted for services	—	—	1,140,000	1,140	139,560	—	—	140,700
Compensation cost of stock issued and options granted for services	—	—	7,000,000	7,000	133,000	—	—	140,000
Amortized compensation cost of stock issued and options granted for services	—	—	—	—	288,959	—	—	288,959
Indemnification cost of stock issued and options granted for services	—	—	4,000,000	4,000	76,000	—	—	80,000
Payment towards promissory note balances	—	—	—	—	—	69,201		69,201
Net Income (Loss) at December 31, 2003	—	—	—	—	—	(1,391,518)	—	(1,391,519)
Balance at December 31, 2003	—	—	43,060,280	43,060	10,778,415	(11,266,452)	(375,496)	(820,473)
Issuance of Common Stock for:
Cash from third- party investor	—	—	100,000	100	4,900	—	—	5,000
Exercise of Options	—	—	5,866,000	5,866	248,234	—	—	254,100
Exercise of Warrants	—	—	1,462,000	1,462	71,638	—	(1,000)	72,100
Compensation cost of stock issued for services	—	—	32,850,000	32,850	881,150	—	—	914,000
Payment towards promissory note balances	—	—	—	—	—	—	18,750	18,750
Net Income (Loss) at December 31, 2004	—	—	—	—	—	(1,552,008)	—	(1,552,008)
Balance at December 31, 2004	—	—	83,338,280	83,338	11,984,337	(12,818,460)	(357,746)	(1,108,531)
Issuance of Common Stock for Cash:
From third-party investors	—	—	13,039,187	13,039	277,661	—	—	290,700
From the exercise of options	—	—	1,800,000	1,800	43,200	—	—	45,000
Issuance of Common Stock for Subscription	—	—	5,200,000	5,200	28,800	—	(34,000)	—
Common stock issued for services	—	—	21,250,000	21,250	455,250	—	—	476,500
Common stock issued pursuant to Joint Venture	—	—	5,833,331	5,833	132,000	—	—	137,833
Value of warrants granted pursuant to Joint Venture	—	—	—	—	499,733	—	—	499,733
Value of options granted for services	—	—	—	—	130,900	—	—	130,900
Reclassification of receivables against amounts owed	—	—	—	—	—	—	357,746	357,746
Net Income (Loss) at December 31, 2005	—	—	—	—	—	(1,310,783)	—	(1,310,783)
Balance at December 31, 2005	—	—	130,460,798	130,460	13,551,881	(14,129,243)	(34,000)	(480,902)

The accompanying notes are an integral part of the interim financial statements

REVOLUTIONS MEDICAL CORPORATION
(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY (continued)
From Inception (August 16, 1996) Through December 31, 2011

	Preferred Shares	Stock Amount	Common Shares	Stock Amount	Paid-In Capital	Deficit Accumulated during the Development Stage	Subscription Receivable	Total
Issuance of Common Stock:
From the exercise of options for services	—	—	1,000,000	1,000	—	—	—	1,000
From the exercise of options for cash	—	—	3,000,000	3,000	72,000	—	—	75,000
From the exercise of warrants	—	—	6,000,000	6,000	—	—	—	—
Payment of Common Stock Subscription	—	—	—	—	—	—	34,000	34,000
Common Stock issued for services	—	—	5,500,000	5,500	102,000	—	—	107,500
Preferred Stock issued for services	1,000,000	1,000	—	—	19,000	—	—	19,000
Capital contributed by shareholder	—	—	—	—	3,000	—	—	3,000
Cancellation of Joint Venture with Globe	—	—	—	—	(625,066)	—	—	(625,066)
Common stock issued to Globe then returned to treasury	—	—	(500,000)	(500)	(12,000)	—	—	(12,500)
Compensation cost for option price reduction	—	—	—	—	50,000	—	—	—
Net Income (Loss) a December 31, 2006	—	—	—	—	—	(598,302)	—	(598,302)
Balance at December 31, 2006	1,000,000	1,000	145,460,798	145,460	13,160,815	$(14,727,545)	—	(1,427,270)
From the exercise of Issuance of Common Stock: Reverse stock split (1 for 20)	—	—	(138,187,826)	(138,188)	138,188	—	—	—
Sale of common stock for cash:	—	—	845,000	845	299,155	—	—	300,000
Issuance of common stock for Clear Image stock	—	—	8,273,788	8,274	3,301,241	—	—	3,309,515
Stock compensation	—	—	—	—	223,246	—	—	223,246
Issuance of Common Stock:
From the exercise of options for cash	—	—	125,000	125	9,875	—	—	10,000
warrants	—	—	345,662	346	6,568	—	—	6,914
Common Stock issued for services	—	—	1,225,000	$1,225	388,775	—	—	390,000
Issuance of restricted stock	—	—	40,000	40	$9,960	—	—	10,000
Net Income (Loss) at December 31, 2007	—	—	—	—	—	$(4,475,017)	—	(4,475,017)
unknown	—	—	—	—	—	—	—	(7,000)
BALANCE AT DECEMBER 31, 2007	1,000,000	1,000	18,127,422	$18,127	$17,537,824	$(19,202,563)	—	$(1,645,612)

The accompanying notes are an integral part of the interim financial statements

REVOLUTIONS MEDICAL CORPORATION
(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY (continued)
From Inception (August 16, 1996) Through December 31, 2011

	Preferred Shares	Stock Amount	Common Shares	Stock Amount	Paid-In Capital	Deficit Accumulated during the Development Stage	Subscription Receivable	Total
From the exercise of Issuance of Common Stock:
Sale of common stock for cash:	—	—	4,720,978	$4,722	300,101	—	—	304,823
Issuance of Common Stock:
From the exercise of options for cash	—	—	2,300,000	2,300	395,317	—	—	397,617
Common Stock issued for services	—	—	1,419,704	1,419	258,501	—	—	259,920
Common Stock issued for repayment of debt	—	—	271,491	271	132,759	—	—	133,030
Common Stock issued to Clear Image investors to participate in the merger	—	—	43,600	44	12,164	—	—	12,208
Stock compensation	—	—	—	—	342,801	—	—	342,801
Acquired deficit of former Minority interest now Owned 100%	—	—	—	—	—	—	—	—
Net Income (Loss) at December 31, 2008	—	—	—	—	—	(1,335,154)	—	(1,335,154)
BALANCE AT DECEMBER 31, 2008	1,000,000	$1,000	26,883,195	$26,883	$18,769,691	$(20,537,771)	—	$(1,740,143)

The accompanying notes are an integral part of the interim financial statements

REVOLUTIONS MEDICAL CORPORATION
(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY (continued)
From Inception (August 16, 1996) Through December 31, 2011

	Preferred Shares	Stock Amount	Common Shares	Stock Amount	Paid-In Capital	Deficit Accumulated during the Development Stage	Subscription Receivable	Total
From the exercise of Issuance of Common Stock:
Sale of common stock for cash:	—	—	7,954,424	$7,954	1,495,751	—	—	1,503,705
From the exercise of options for cash	—	—	6,751,250	6,751	2,367,789	—	—	2,374,540
Preferred Stock issued for services	1,500,000	1,500	—	—	268,500	—	—	268,500
Common Stock issued for services	—	—	2,049,704	2,049	587,171	—	—	589,220
Common Stock issued for repayment of debt	—	—	271,491	271	132,759	—	—	133,030
Common Stock issued to Clear Image investors to participate in the merger	—	—	43,600	44	12,164	—	—	12,208
Stock compensation	—	—	—	—	342,801	—	—	342,801
Acquired deficit of former Minority interest now Owned 100%	—	—	—	—	(209,776)	—	—	(209,776)
Net Income (Loss) at December 31, 2009	—	—	—	—	—	(2,463,751)	—	(2,463,751)
BALANCE AT DECEMBER 31, 2009	1,500,000	$1,500	35,197,891	$35,198	$22,515,983	$(23,001,468)	—	$(448,786)

The accompanying notes are an integral part of the interim financial statements

REVOLUTIONS MEDICAL CORPORATION
(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY (continued)
From Inception (August 16, 1996) Through December 31, 2011

	Preferred Shares	Stock Amount	Common Shares	Stock Amount	Paid-In Capital	Deficit Accumulated during the Development Stage	Treasury Stock Reserved	Total
From the exercise of Issuance of Common Stock:
Sale of common stock for cash:	—	—	4,810,287	$4,810	1,525,181	—	—	1,529,991
From the exercise of options for cash	—	—	150,000	150	37,350	—	—	37,500
From exercise of warrants for cash	—	—	117,400	117	58,583	—	—	58,700
Common Stock issued for services	—	—	2,194,891	2,194	558,578	—	—	560,772
Common Stock issued for repayment of debt	—	—	799,441	799	530,039	—		530,838
Common Stock issued to Clear Image investors to participate in the merger	—	—	—	—	—	—	—	—
Treasury Stock	—	—	—	—	—	—	(969)	(969)
Acquired deficit of former Minority interest now Owned 100%	—	—	—	—	—	—	—	—
Net Income (Loss) at December 31, 2010	—	—	—	—	—	(2,615,044)	—	(2,615,044)
BALANCE AT DECEMBER 31, 2010	1,500,000	$1,500	42,869,909	$42,870	$25,226,031	$(25,616,512)	$(969)	$(347,080)

The accompanying notes are an integral part of the interim financial statements

REVOLUTIONS MEDICAL CORPORATION
(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY (continued)
From Inception (August 16, 1996) Through December 31, 2011

	Preferred Shares	Stock Amount	Common Shares	Stock Amount	Paid-In Capital	Deficit Accumulated during the Development Stage	Treasury Stock Reserved	Total
From the exercise of Issuance of Common Stock:
Sale of common stock for cash:	—	—	656,015	$656	201,915	—	—	202,571
From the exercise of options for cash	—	—	6,668,000	6,668	1,672,752	—	—	1,679,420
Preferred stock forfeited	(500,000)	(500)	—	—	500	—	—	—
Common Stock issued for services	—	—	1,513,943	1,514	479,586	—	—	481,100
Common Stock issued for repayment of debt	—	—	3,191,367	3,191	892,031	—		895,222
From convertible debt beneficial conversion feature	—	—	—	—	94,624	—	—	94,624
Treasury Stock	—	—	(169,628)	(169)	—	—	969	800
Issuance of unexercised options	—	—	—	—	896,059	—	—	896,059
Net Income (Loss) at December 31, 2011	—	—	—	—	—	(4,218,279)	—	(4,218,279)
BALANCE AT DECEMBER 31, 2011	1,000,000	$1,000	54,729,606	$54,730	$29,463,498	$(29,834,791)	$—	$(315,563)

REVOLUTIONS MEDICAL CORPORATION
 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
 DECEMBER 31, 2011

NOTE 1 – FINANCIAL STATEMENT REVISION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revision of Previously Issued Consolidated Financial Statements

Revolutions Medical Corporation (the "Company") is revising herein its historical financial statements for the year ended December 31, 2010. The revision is the result of the Company making corrections for the combined effect of financial statement errors attributable to (i) the immaterial misstatement of expenses due to incorrectly calculating the correct debt discount to be amortized of $50,000 on November 8, 2010 for the conversion of an Asher convertible debt agreement (ii) immaterial calculation on a gain on an embedded derivative of $10,801 as of the valuation date of October 18, 2010 (iii) immaterial embedded derivative expense of $561 as of October 18, 2010 (iv) immaterial adjustment to reduce debt discount by $125,000 and to reduce embedded derivative liability by $164,760. The Company assessed the impact of these errors on its prior interim and annual financial statements and concluded that these errors were not material, individually or in the aggregate, to any of those financial statements.

Description of Adjustments

Set forth below is a description of the revision adjustments reflected in the revision of previously issued financial statements.

Understatement of expenses due to the incorrect calculation of debt discount – The Company failed to properly expense the debt discount for the convertible debt agreement issued by Asher Enterprises on November 8, 2010. An adjustment was made to increase interest expense by $50,000 and decrease the debt discount by $50,000.

Understatement of gain due to fair value of embedded derivative – The Company failed to properly record the gain on the fair value of a derivative as of October 18, 2010 of $10,801. An adjustment was made to record a gain of $10,801 and to reduce the embedded derivative liability by $10,801. The Company also failed to properly record an embedded derivative expense of $561 on October 18, 2010. An adjustment was made to increase embedded derivative expense by $561 and to increase the embedded derivative liability by $561.

The following table summarized the effects of the adjustments on Statement of Operations for Revolutions Medical Corporation for the year ended December 31, 2010.

Statement of Operations
	As previously reported	Adjustments	As revised
Operating Loss	2,360,314	-	2,360,314
Interest Expense	166,671	(50,000)	216,671
Embedded Derivative Expense	48,299	(561)	48,861
Gain on Fair Value of Derivative	12,640	10,801	23,441
Net loss	2,575,284	(39,760)	2,615,046

Understatement of paid in capital due to adjustment to debt discount and embedded derivative liability - The Company had initially recorded an increase to paid in capital upon the expensing of the debt discount for the Asher convertible debt agreements issued in 2010. Upon conversion of these debt agreements in the amount of $125,000, the Company initially recorded an interest expense of $125,000 and increase in paid in capital for $125,000. An adjustment was made to reduce paid in capital by $125,000 and reduce debt discount by $125,000. The Company failed to write off the embedded derivative liability for the Asher conversion on October 18, 2010. An adjustment was made to reduce the embedded derivative liability by $164,761 and increase paid in capital for $164,761. There was no net change in the balance of current liabilities or shareholder’s equity as a result of these changes as of December 31, 2010. As a result of all of these changes, the net loss for the year increased by $39,760 and paid in capital increased by $39,760.

Paid in capital prior to adjustment	$25,186,270
Reduction in paid capital due to reduction in debt discount	$(125,000)
Increase in paid in capital due to decrease in embedded derivative liability	$164,761
Paid in capital after adjustment	$25,226,031

Organization and Nature of Operations

Revolutions Medical Corporation, a Nevada corporation, (“the Company” or “RevMed”) has been endeavoring to design, develop and commercialize auto retractable vacuum safety syringes.  Our present product development effort is focused on the RevVac™ Auto Retractable Vacuum Safety Syringe, which is designed specifically to reduce accidental needle stick injuries and lower the spread of blood borne diseases.  The Company also has developed a suite of proprietary MRI software tools; RevColor™, Rev3D™, and RevDisplay™.  These tools are designed to enhance general diagnostic confidence through education and research use and in the future we believe will have specific commercial applications. The Company’s administrative facilities are located in Charleston, South Carolina. The Company’s primary manufacturing facility is located in Wuxi, China.

Development Stage Company

Since its inception in 1996, the Company has been considered a development stage enterprise for financial reporting purposes as significant efforts have been devoted to raising capital and to research and development of various safety syringes and its proprietary MRI software tools.

Accounting estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers highly liquid investments (those readily convertible to cash) purchased with original maturity dates of three months or less to be cash equivalents.

Generally Accepted Accounting Principles

On July 1, 2009, the Financial Accounting Standards Board (“FASB”) released its Accounting Standards Codification (“ASC”).  The ASC became effective for interim or annual financial statements issued after September 15, 2009.  The ASC is the single source of generally accepted accounting principles.

Stock-based Compensation

 The Company accounts for equity based compensation transactions with employees under the provisions of ASC Topic No. 718, “Compensation: Stock Compensation” (“Topic No. 718”).  Topic No. 718 requires the recognition of the fair value of equity-based compensation in net income.  The fair value of common stock issued for compensation is measured at the market price on the date of grant.  The fair value of the Company’s equity instruments, other than common stocks, is estimated using a Black-Scholes option valuation model.  This model requires the input of highly subjective assumptions and elections including expected stock price volatility and the estimated life of each award.  In addition, the calculation of equity-based compensation costs requires that the Company estimate the number of awards that will be forfeited during the vesting period.  The fair value of equity-based awards granted to employees is amortized over the vesting period of the award and the Company elected to use the straight-line method for awards granted after the adoption of Topic No. 718.

The Company accounts for equity based transactions with non-employees under the provisions of ASC Topic No. 505-50, “Equity-Based Payments to Non-Employees” (“Topic No. 505-50”). Topic No. 505-50 establishes that equity-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for payments to non-employees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, the Company recognizes an asset or expense in the same manner as if it was to receive cash for the goods or services instead of paying with or using the equity instrument.

During the course of 2011, the Company entered into several consulting agreements to perform marketing services for the company as it begins to enter into the production stage for the RevVac™ safety syringe. Consultants are obligated under the contract to promote the product within various spheres of influence. These spheres of influence include, but are not limited to, medical product distributors, hospitals, doctors and government agencies.

Consults are issued options at a discount to the market price at the day of issuance. These options must be exercised within a 10 day window from the time of issuance. The consultants therefore are committed to purchasing these options in order to enter into the consultant agreement and are obligated to adhere to the terms of the agreement. The agreements are recorded as a prepaid consulting expense upon the commencement of the agreement and expensed each quarter for the duration of the agreement. The amount to be determined for the consulting expense is determined based upon the options issued using the Black-Scholes model. Since the exercise window for these options is so short, the amount of the consulting expense is recorded as the difference between the exercise price and the market price as of the date of issuance.

Litigation Settlements

Proceeds from litigation settlements are recognized when realizable. In September 2005, we filed an additional patent on our RevVac™ safety syringe under a joint venture agreement with Globe Med Tech which gives a 50% ownership of this patent to the Company and 50% to Globe Med Tech. The Company filed a lawsuit to rescind, terminate and seek monetary damages for the non-fulfillment and breach of the joint venture agreement and other related agreements with Globe Med Tech in March 2007, in addition to an accounting of expenditures of funds under the terms and provisions of the agreements and to give 100% ownership back to the Company (see Item 3 - Legal Proceedings and “RISK FACTORS”). This patent was issued January 13, 2009. A summary judgment hearing was held in May, 2011, in Tulsa, OK. On August 15, 2011, the District Court of Tulsa County, State of Oklahoma granted Revolutions Medical a summary judgment against Globe Medical Tech. On October 21, 2011, Revolutions Medical received journal entry of judgment. The Court requires Globe Med Tech to pay to Revolutions Medical the sum of $311,440, the return of all syringes, design files and sample molds, the return of 266,667 shares of common stock, to assign all rights to the January 2009 issued patent number 11/115,446 and to cease and be prohibited from claiming any interest or ownership to the RevVac™ auto-retractable vacuum safety syringe. Globe Med Tech’s appeal was denied on December 13, 2011.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth “in FASB Accounting Standards Codification, 740 Income Taxes.” Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax basis of assets and liabilities at enacted tax rates in effect in the years in which the differences are expected to reverse.

Segment Information

Effective January 1, 1998, the Company adopted the provisions of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information, now contained in FASB Accounting Standards Codification 280, Segment Reporting.” The Company identifies its operating segments based on business activities, management responsibility and geographical location. During the period covered by these financial statements, the Company operated in a single business segment engaged in developing selected healthcare products.

Earnings (Loss) per Share

The Company computes net income per share in accordance with FASB Accounting Standards Codification 260, “Earnings per Share” and SEC Staff Accounting Bulletin No. 98 (“SAB 98”).  Under the provision of Accounting Standards Codification 260 and SAB 98 basic net income (loss) per share is calculated by dividing net income (loss) available to common stockholders for the period by the weighted average shares of common stock of the Company outstanding during the period. Diluted net income per share is computed by dividing the net income for the period by the weighted average number of common and common equivalent shares outstanding during the period. The calculation of diluted income (loss) per share of common stock assumes the dilutive effect of stock options and warrants outstanding. During a loss period, the assumed exercise of outstanding stock options and warrants has an anti-dilutive effect. Therefore, the outstanding stock options were not included in the December 31, 2011 and 2010 calculations of loss per share.

Use of Estimates

The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period.  Actual results could differ significantly from those estimates.

Reclassifications

Certain reclassifications may have been made to the prior year financial statements to conform to the current period presentation.

Long-Lived Assets

Property, plant and equipment, including significant improvements, are stated at cost. Expenditures for maintenance and repairs are charged to operating expenses as incurred. When properties are retired or otherwise disposed of, the cost of the asset and the related accumulated depreciation are removed from the accounts with the resulting gain or loss being reflected in results of operations.

Depreciation and amortization expense is recorded on a straight-line basis over the estimated useful life of the asset as listed below:

Asset Category	Useful Lives

Machinery and equipment	3 to 15 years
Furniture and fixtures	7 years
Leasehold improvements	Shorter of leasehold improvement life or remaining term of lease

The Company reviews the carrying value of the long-lived assets periodically to determine if facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. Among the factors the Company considers in making the evaluation are changes in market position and profitability. If facts and circumstances exist which may indicate impairment, the Company will prepare a projection of the undiscounted cash flows of the asset group and determine if the long-lived assets are recoverable based on these undiscounted cash flows. If impairment is indicated, an adjustment will be made to reduce the carrying amount of these assets to their fair value.

Intangible assets include patents and trademarks, which are valued at acquisition through independent appraisals. Debt issuance costs are amortized over the terms of the various agreements. Patents and trademarks are amortized on a straight-line basis over periods varying from 7 to 40 years.

In 2007, the Company acquired a 62.2% interest in Clear Image, Inc. (“Clear Image”).  Clear Image was a privately held company and was conducting research and development on Color MRI Technology.  Clear Image was not able to secure the funding needed to keep this research and development going into the future.   Clear Image had expensed the research and development costs in accordance with accounting standards in effect at the time. The Company believed it to be advantageous to acquire a controlling interest in Clear Image and keep the technology in development rather than starting all over again.  The Company exchanged approximately 8.2 million of its common shares which were trading between $0.40 and $0.50 at the time of acquisition.  To arrive at a value for the Color MRI Technology the Company and Clear Image determined the amount of funding provided for the research and development of this technology by looking at the amount expended from 1999 until the acquisition date.  The value of the Company’s stock exchanged for the controlling interest exceeded those expensed amounts by approximately $23,000 which was recorded as goodwill because there were no other assets to value.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e. exit price), in an orderly transaction between market participants at the measurement date.  The Company categorizes its assets and liabilities measured at fair value based upon the level of judgment associated with the inputs used to measure the fair value. Level inputs, as defined by ASC 820-10, are as follows:

•	Level 1 – quoted prices in active markets for identical assets or liabilities.

•	Level 2 – other significant observable inputs for the assets or liabilities through corroboration with market data at the measurement date.

•	Level 3 – significant unobservable inputs that reflect management’s best estimate of what market participants would use to price the assets or liabilities at the measurement date.

The following table summarizes fair value measurements by level at December 31, 2011, for assets and liabilities measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$4,844	$—	$—	$4,844

Derivative liability	$—	$—	$(442,311)	$(442,311)

Derivative liability was valued under the Black-Scholes model with the following assumptions:

Risk free interest rate	0.10% to 0.19%
Expected life	0 to 3 years
Dividend Yield	0%
Volatility	0% to 186%

Derivative Liabilities

Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option-pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

The following is a reconciliation of the derivative liability:

Value at December 31, 2010	$160,659
Issuance of instruments	$840,442
Decrease in Value	$(40,030)
Reclassification	$(518,760)
Value at December 31, 2011	$442,311

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that may have conversion prices that create an embedded beneficial conversion feature pursuant to the Emerging Issues Task Force guidance on beneficial conversion features. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with the guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method. The notes issued by Asher on November 7, 2011 and December 19, 2011 contain a beneficial conversion feature due to an amendment featuring a fixed conversion price of $0.00009 and no adjustment due to dilutive issuance. For the November 7, 2011 note, this beneficial conversion feature was initially calculated at $42,500 and the beneficial conversion feature for the December 19, 2011 note calculated at $52,123.97.

Notes and Loans Payable

At December 31, 2011 and December 31, 2010, notes and loans payable consist of:

	December 31, 2011	December 31, 2010
Convertible Promissory Note Payable to JMJ Financial, secured by the Company’s assets, one time interest charge of 8%, due February 22, 2014	$207,161	$—
Convertible Promissory Note Payable to Asher Enterprises secured by the Company’s assets, interest rate of 8.0% per annum, with payment due on or before July 19, 2011	—	125,000
Convertible Promissory Note Payable to Asher Enterprises secured by the Company’s assets, interest rate of 8.0% per annum, with payment due on or before April 26, 2012	40,000	—
Convertible Promissory Note Payable to Asher Enterprises secured by the Company’s assets, interest rate of 8.0% per annum, with payment due on or before June 1, 2012	45,000	—
Convertible Promissory Note Payable to Asher Enterprises secured by the Company’s assets, interest rate of 8.0% per annum, with payment due on or before August 7, 2012	42,500	—
Convertible Promissory Note Payable to Asher Enterprises secured by the Company’s assets, interest rate of 8.0% per annum, with payment due on or before September 19, 2012	53,000	—

Total	387,661	125,000
Less: Unamortized Discount	(307,126)	(91,818)
	$80,535	$33,182

Subsequent Events

On January 3, 2012, the Company, in accordance with a Committed Equity Facility with TCA Global Credit Master Fund, issued 559,268 shares of the Company’s common stock in exchange for $225,000.

On February 10, 2012, the Company consummated a private placement offering, pursuant to which the Company closed on a total of $325,000. In connection with the offering, the Company entered into a series of subscription agreements, pursuant to which the Company issued five convertible promissory notes (the “Notes”) and common stock purchase warrants to four (4) accredited investors. The notes mature twelve (12) months following issuance thereof. The interest rate is eight percent (8%) per. The Company has the option, upon receiving written consent from the holder, to pre-pay the notes in full or in part without penalty. All or any portion of the outstanding principal balance and all accrued and unpaid interest of the notes may be converted, into shares of the Company’s common stock at a price equal to a twenty five percent (25%) discount to the average of the daily volume weighted average prices of the Company’s common stock during the five (5) trading days immediately prior to the conversion date. Simultaneous with the issuance of the notes and pursuant to the terms of the subscription agreements, the Company issued to the each investor two common stock purchase warrants for every twenty five thousand ($25,000) invested in the offering to purchase shares of the Company’s common stock in the following amounts: (i) one hundred thousand (100,000) warrants at an exercise price of $0.25 per share (“Warrant A”) and (ii) fifty thousand (50,000) warrants at an exercise price of $0.50 per share (“Warrant B”, and together with Warrant A”, the “Warrants”). The Warrants expire on December 31, 2012, and contain a standard cashless exercise provision. Further, the Warrants contain certain “piggy-back” registration rights, pursuant to which the Company will register the shares underlying the Warrants under the Securities Act of 1933, as amended (the “Securities Act”), in a registration statement filed with the U.S. Securities and Exchange Commission. The Warrants and the shares underlying the Warrants were issued pursuant to exemptions from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

On February 14, 2012, in exchange for $46,000 of funding, the Company issued a nine-month convertible promissory note. The note is convertible into shares of the Company’s common stock at any time at a conversion price equal to a 45% discount from the market price at the time of conversion. The note carries an interest rate of 22% per annum.

On March 12, 2012, pursuant to a consulting agreement, the Company issued 75,000 shares of the Company’s common stock to a consultant upon the exercise of stock options for outside consulting services rendered in the amount of $6,750.

On March 23, 2012, in exchange for $42,500 of funding, the Company issued a nine-month convertible promissory note. The note is convertible into shares of the Company’s common stock at any time at a conversion price equal to a 45% discount from the market price at the time of conversion. The note carries an interest rate of 22% per annum.

New Accounting Standards

The Financial Accounting Standards Board (“FASB”) periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting.  Management has reviewed the recently issued pronouncements and concluded that the following new accounting standards are potentially applicable to the Company.

In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities.” This ASU requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. ASU No. 2011-11 will be applied retrospectively and is effective for annual and interim reporting periods beginning on or after January 1, 2013. The adoption of this amendment will not have a material impact on the Company’s disclosures to the consolidated financial statements.

In September 2011, the FASB issued ASU No. 2011-08, “Intangibles—Goodwill and Other (Topic 350): Testing Goodwill for Impairment.” This ASU is intended to simplify how entities, both public and nonpublic, test goodwill for impairment. ASU 2011-08 permits an entity to first assess qualitative factors to determine whether it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350, “Intangibles-Goodwill and Other.” The more-likely-than-not threshold is defined as having a likelihood of more than 50%. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Based on the Company’s evaluation of this ASU, the adoption of this amendment will not have a material impact on the Company’s consolidated financial statements.

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”. This ASU amends the FASB Accounting Standards Codification (Codification) to allow an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. The amendments to the Codification in the ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. In addition, in December 2011, the FASB issued an amendment to ASU No. 2011-05 that defers the requirement to present components of reclassifications of other comprehensive income on the face of the income statement. ASU 2011-05 will be applied retrospectively, and is effective for fiscal years and interim periods within those years beginning after December 15, 2011. Based on the Company’s evaluation of this ASU, the adoption of this amendment will only impact the presentation of comprehensive income (loss) on the Company’s consolidated financial statements.

In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements.” This ASU represents the converged guidance of the FASB and the International Accounting Standards Board (the Boards) on fair value measurement. The collective efforts of the Boards and their staffs, reflected in ASU 2011-04, have resulted in common requirements for measuring fair value and for disclosing information about fair value measurements, including a consistent meaning of the term “fair value.” The Boards have concluded the common requirements will result in greater comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and International Financial Reporting Standards. ASU No. 2011-04 will be applied prospectively and is effective for interim and annual periods beginning after December 15, 2011. Based on the Company’s evaluation of this ASU, the adoption of this amendment will not have a material impact on the Company’s consolidated financial statements.

Date of Management’s Review

Subsequent events have been evaluated through March 30, 2012, the date the financial statements were available to be issued.

NOTE 2 - UNCERTAINTIES

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company is in the development stage and has not established sources of revenues to fund the development of business and pay operating expenses, resulting in a cumulative net loss of $(29,834,791) for the period from inception (August 16, 1996) to December 31, 2011. The ability of the Company to continue as a going concern during the next year depends on the successful completion of the Company’s capital raising efforts to fund the development of its retractable safety syringe. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - MAXXON/GLOBE JOINT VENTURE AGREEMENT

On November 3, 2005, Maxxon and Globe Med Tech, Inc. entered into a definitive joint venture agreement to patent, develop, manufacture, market and distribute safety needle products throughout the world. Maxxon and Globe each own 50% of the joint venture. Maxxon contributed its safety syringe technology and patent rights related thereto and Globe contributed its safety syringe IV catheter and patent rights related thereto. In connection with the agreement, Maxxon issued restricted shares of its common stock, valued at $625,066, to Globe. Subsequent to December 31, 2006, the Company ended the joint venture and cancelled the shares of common stock and options that were issued to Globe pursuant to the agreement. In September 2005, an additional patent on the RevVac™ safety syringe under the joint venture agreement with Globe Med Tech was filed which gives a 50% ownership of this patent to the Company and 50% to Globe Med Tech. The Company filed a lawsuit to rescind, terminate and seek monetary damages for the non-fulfillment and breach of the joint venture agreement and other related agreements with Globe Med Tech in March 2007, in addition to an accounting of expenditures of funds under the terms and provisions of the agreements and to give 100% ownership of all patents back to the Company (see Item 3 - Legal Proceedings and “RISK FACTORS”). This patent was issued January 13, 2009. A summary judgment hearing was held in May, 2011, in Tulsa, OK. On August 15, 2011, the District Court of Tulsa County, State of Oklahoma granted Revolutions Medical a summary judgment against Globe Medical Tech. On October 21, 2011, Revolutions Medical received journal entry of judgment. The Court requires Globe Med Tech to pay to Revolutions Medical the sum of $311,440, the return of all syringes, design files and sample molds, the return of 266,667 shares of common stock, to assign all rights to the January 2009 issued patent number 11/115,446 and to cease and be prohibited from claiming any interest or ownership to the RevVac™ auto-retractable vacuum safety syringe. Globe Med Tech’s appeal was denied on December 13, 2011. Revolutions Medical is actively pursuing Globe Med Tech under this judgment to seek all relief and damages.

NOTE 4 - OTHER COMMITMENTS AND CONTINGENCIES

Employment Agreement with Rondald L. Wheet, CEO

Effective March 31, 2008, the Company and Mr. Wheet, our CEO, entered into a three (3) year employment agreement. The agreement provides for an annual salary of $225,000. He is responsible for the Company’s substantive and financial reporting requirements of the Securities Exchange Act of 1934, as amended, and is specifically allowed to hire any and all professionals necessary to assist that process. The Company will provide him with all reasonable and customary fringe benefits, including, but not limited to, participation in pension plans, profit sharing plans, employee stock ownership plans, stock option plans (whether statutory or not), stock appreciation rights plans, hospitalization, medical dental disability and life insurance, car allowance, vacation and sick leave. The Company will reimburse of all his reasonable and necessary travel, entertainment or other related expenses incurred by him in carrying out his duties and responsibilities under the agreement. The Company will also provide him with a cell phone, suitable office space, and membership dues in professional organizations and for any seminars and conferences related to Company business. Mr. Wheet’s employment agreement has been extended. The Company and Mr. Wheet are working in good faith to sign a new employment agreement to reflect the progress of the Company and his continued role as CEO.

Mr. Wheet may elect, by written notice to the Company, to terminate his employment with continued pay through the employment agreement term if (i) the Company sells all of its assets, (ii) the Company merges with another business entity with a change in control,(iii) more than 50% of the outstanding stock is acquired by a third party, (iv) the Company requires Mr. Wheet to relocate or assigns duties not commensurate with his position as CEO, (v) Mr. Wheet is removed from the Board of Directors and (vi) the Company defaults in making payments required to Mr. Wheet under this agreement. For two years following his resignation or termination, Mr. Wheet will not work for or provide any services in any capacity to any competitor and will not solicit any of the Company’s customers or accounts.

Employment Agreement with Burt Hodges

Mr. Hodges is currently the Company’s Chief Financial Officer. In this role, Mr. Hodges has management oversight and responsibility for all financial functions and capital resources of the Company, including corporate finance, project finance, corporate accounting, and reporting and risk management. Prior to joining the Company, from December, 2004 to June, 2011, Mr. Hodges was a partner with Accel Financial Advisors, LLC and Accel Tax and Business Services, LLC (collectively, “Accel”), where he provided tax, financial reporting and management advice to corporate clients and individuals. Prior to joining Accel, from July 2000 to December 2004, Mr. Hodges served as a tax resolution specialist and financial planner at J.K. Harris & Company, a tax resolution and financial advisory firm where he worked with corporate and individual clients performing business valuations and consulting on tax and financial matters. Mr. Hodges received his BBA in Finance from the University of Georgia and his MBA from the Citadel. He is a licensed Certified Public Accountant and a Certified Financial Planner.

Employment Agreement with Vincent Olmo

Mr. Olmo is currently Chief Operating Officer of the Company. Mr. Olmo combines over five years of experience in information technology and operations senior management, following an eighteen year career as a delivery manager and application architect. Previously, he was involved with several large financial institutions holding various positions, including chief architect and application services executive. From 2001 through 2006, Mr. Olmo was a Chief Architect for EDS, Inc., an information services company. From 2006 to 2007, he was Vice President of Application Delivery for Realogy, Inc., a company managing franchising rights in the real estate industry. From June 2007 to April 2011, he was an Application Services Executive for Hewlett-Packard, Inc., an information services company which focuses on delivering application development and management services for Fortune 500 companies. Mr. Olmo has a Bachelor of Science degree in Electrical Engineering from Fairleigh Dickinson University and an MBA from Rutgers.

Mutual Release and Settlement Agreement with Former Chief Executive Officer

On April 8, 2008, the Company entered into a Memorandum of Understanding with its former CEO to settle an outstanding obligation through the issuance of its common stock on a quarterly basis commencing May 8, 2008, for one year. The value of the issuance of the common stock will be determined by the market value of the ten day average price at the time of each quarterly issuance of common stock.   During 2008, the Company issued 271,491 shares at a total value of $133,030 to partially repay this debt.

The agreement reached with the Commission on behalf of Gifford Mabie specifies that the Company is to periodically issue shares to the special account for Gifford Mabie in order that 2,500 shares can be sold each day the market is open until the liability is satisfied. On December 14, 2010, the Company issued 400,000 shares toward the satisfaction of the outstanding liability of $924,568. The value of the shares and the reduction in the liability for this settlement is based upon taking the 10 day average share price following the date of issuance. This valuation, based upon 46 cents per share, reduced the amount of the liability remaining by $184,000 to $740,568.  The remaining liability will be adjusted each quarter based upon the actual share price each day that shares are sold from the account.  A new valuation for the stock in the account but not yet sold will be taken each quarter based upon the 10 day average price prior to the end of each quarter.

Amounts Due Pursuant to Employment and Consulting Agreements

As of December 31, 2011, the Company had accrued approximately $120,000 pursuant to employment agreements. Although the Company plans to settle these amounts, there is no assurance that its efforts to settle will be successful. No litigation related to these previous employment agreements has been initiated or threatened. There is no assurance, however, that such litigation will not be initiated in the future.

Patent Applications for the Company’s Retractable Safety Syringes

The Company owns one (1) published patent on its Auto Retractable Vacuum RevVac™ safety syringe issued in January 2005 and one (1) published patent on its safety blood drawing device issued in June 2003.  In January 2009, a second patent for the RevVac™ auto retractable vacuum safety syringe was issued by the U.S. patent office and published in April 2009 related to the Globe/Revolutions Medical Joint Venture.  Upon the ruling in the Globe Med Tech lawsuit, the Company now has full ownership of the entire patent.  The Company also filed international patent protection rights regarding the RevVac™ Auto Retractable Vacuum safety syringe in the following countries: Australia, China, Japan, Taiwan, Mexico, Canada and several countries in Europe. Mexico and China patents have been granted in July 2011 and October 2011, respectively.

The Company filed a provisional patent with the U.S. Patent and Trademark Office on May 3, 2011. This provisional patent provides additional protection for the Company’s auto-retractable vacuum technology.

The Company is also engaged in the development of technology which can segment and reference MRI images.  By “segmenting” an image, the Company’s technology will let the user select a part of the image (bone, fluid, tissue) and render that selection in three dimensions.  Essentially, different components of an image are given different colors and the user can choose the color or colors to be studied, thus eliminating those portions colored with the colors being discarded.  By “referencing” the image to a data base, the user can obtain similar, identified images to aid the user in interpretation of the image being studied.  The Company currently owns four (4) separate patent applications, filed in June of 2007, each of which received USPTO office actions during 2010 and 2011.

AMOUNTS DUE TO CONSULTANTS

None.

NOTE 5 - PREFERRED STOCK AND COMMON STOCK TRANSACTIONS

PREFERRED STOCK

Shares Outstanding: Currently, 1,000,000 shares of preferred stock (“Preferred Stock”) are outstanding. Rondald L. Wheet, our Chairman and Chief Executive Officer, owns 1,000,000 shares of Series 2006 Preferred Stock. Tom O’Brien, our former President, returned 500,000 shares of Series 2009 Preferred Stock upon his resignation.

Dividends: The holder of the Preferred Stock is entitled to receive, ratably, dividends when, as and if declared by the board of directors out of funds legally available therefore. If any dividend or other distributions are declared on our common stock, then a dividend or other distribution must also be declared on the outstanding Preferred Stock at the same time and on the same terms and conditions, so that each holder of Preferred Stock will receive the same dividend or distribution such holder would have received if the holder had converted his Preferred Stock as of the record date for determining stockholders entitled to receive such dividend or distribution.

Liquidation Preference: In the event of the liquidation, dissolution or winding up, the holders of Preferred Stock are entitled to receive a liquidation preference of $0.001 for each share of Preferred Stock prior to payment being made to any junior stock.

Conversion: The holders of Preferred Stock may convert each share into 1 share of common stock.

Preemption: The holders of Preferred Stock have no preemptive rights and they are not subject to further calls or assessments.

Voting Rights: The holders of Preferred Stock are entitled to 125 votes for each share of common stock into which their Preferred Stock is then convertible (currently 1 share), voting together with our common stock as a single class. Cumulative voting is not permitted. Upon conversion of a share of Preferred Stock, each share of common stock issued upon the conversion will be entitled to only one (1) vote per share.

Redemption: There are no redemption or sinking fund provisions applicable to the Preferred Stock.

BLANK CHECK PREFERRED STOCK

The Company’s Articles of Incorporation authorize its board of directors to establish one or more additional series of preferred stock and to determine, with respect to any such series of preferred stock, its terms and rights, including: the designation of each series; the voting powers, if any, associated with each such series whether dividends, if any, will be cumulative or noncumulative and the dividend rate of each series; the redemption rights and price or prices, if any, for shares of each series; and preferences and other special rights, if any, of shares of each series in the event of any liquidation, dissolution, or distribution of the Company’s assets.

2011 COMMON STOCK TRANSACTIONS

During the year ended December 31, 2011, 6,668,000 shares of common stock were issued as option holders exercised their options to purchase common stock receiving proceeds of $1,679,420.  Of these options exercised, 2,000,000 options were exercised by our former President, Tom O’Brien at $0.08 cents per share. The remainder of the options exercised was due from consultants according to the terms of their consulting agreements. 656,015 shares were issued to third party investors and investors under the terms of a Drawdown Equity Financing Agreement. The Company received proceeds of $206,471 in connection with these share issuances.

Also during the year ended December 31, 2011, the Company issued an additional 1,513,943 shares of common stock with a total value of $481,100 in lieu of cash as payment for outside services.

During the year, the Company converted 3,021,738 shares of common stock for $962,124 under the terms of the convertible debt agreements.

2010 COMMON STOCK TRANSACTIONS

During the year ended December 31, 2010, 150,000 shares of common stock were issued as option holders exercised their options to purchase common stock receiving proceeds of $37,500.  4,810,287 shares were issued to third party investors and investors under the terms of a stock subscription agreement. The Company received proceeds of $2,136,016 in connection with these share issuances. The company also granted 1,989,000 warrants during 2010 under the terms of the stock subscription agreement. 117,400 shares were exercised from these warrants with the Company receiving proceeds of $58,700.

Also during the year ended December 31, 2010, the Company issued an additional 2,194,890 shares of common stock with a total value of $560,773 in lieu of cash as payment for outside services.

During the year, the Company converted 399,441 shares of common stock for $175,000 under the terms of a convertible debt agreement.

NOTE 6 - STOCK OPTIONS AND WARRANTS OUTSTANDING

The following tables summarize information about the stock options and warrants outstanding at December 31, 2011:

	OPTIONS	WARRANTS	TOTAL	WEIGHTED AVERAGE EXERCISE PRICE

Balance at December 31, 2010	12,834,750	1,871,600	14,706,350	$0.16
Granted	11,807,000	1,500,000	13,307,000	1.17
Exercised	(6,668,000)	-	(6,668,000)	0.25
Expired/Forfeited	-

BALANCE AT DECEMBER 31, 2011	17,973,750	3,371,600	$21,345,350	0.39

	OPTIONS OUTSTANDING			EXERCISABLE
Range of Exercise Price	Number Outstanding at December 31,2011	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2011	Weighted Average Exercise Price
OPTIONS
0.08 - 0.25	10,453,750	2.00	$0.12	10,453,750	$0.12
0.26-1.00	7,520,000	2.45	0.40	7,520,000	0.40
1.00-10.00

	17,973,750			17,973,750

NOTE 7 - RELATED PARTY TRANSACTIONS

In connection with the acquisition of Clear Image Acquisition Corp. by the Company, Rondald L. Wheet, Chairman and Chief Executive Officer, received 2,286,000 shares of restricted Company common stock.  Dr. Beahm, a Director, received 1,599,125 shares of restricted RevMed common stock, and Mr. O’Brien, a former Director, received 1,645,625 shares of restricted the Company common stock.  Mr. Wheet and Mr. O’Brien were directors and shareholders and Dr. Beahm was a shareholder of Clear Image Acquisition Corp. prior to its acquisition by the Company.

On September 1, 2009, the Company entered into a five (5) year lease agreement with Osprey South, LLC (“Osprey”), to lease the property at 670 Marina Drive, Suite 301, Building F, Charleston, South Carolina, 29492.  The leased property is approximately 2,395 square feet.  During the course of the five (5) year lease, ending on August 31, 2014, the Company is to pay Osprey $4,500 in monthly rental installments payable on the first day of each succeeding month. On July 1, 2011, the Company entered into a lease with Osprey for the office space adjacent to the existing office space on the third floor at 670 Marina Drive. The leased property is approximately 2,395 square feet.  During the course of the five (5) year lease, ending on July 1, 2016, the Company is to pay Osprey $4,500 in monthly rental installments payable on the first day of each succeeding month The Company paid $99,608 in office rent to Osprey South, LLC for 2011. Ron Wheet is the sole member of Osprey South, LLC. The contract is a triple net lease with terms based upon market rates for class A office space at the time of the lease signing.

NOTE 8 - REVERSE STOCK SPLIT

On January 18, 2007, the Company’s name changed from Maxxon, Inc. to Revolutions Medical Corporation and the Company’s common stock was reverse split on a 20 to 1 basis which changed the number of outstanding shares of common stock from 145,560,798 to 7,272,972. The number of authorized shares of common stock was not affected by the reverse stock split and remains at 250,000,000 shares.

NOTE 9 - ACQUISITION OF CLEAR IMAGE ACQUISITION CORP

In December 2008, the Company acquired the minority interest of Clear Image Acquisition Corporation (“Acquisition Corp”). The Company had previously acquired 62.2% of Acquisition Corp as part of the acquisition of Clear Image, Inc. (“Clear Image”) in March 2007. The purchase price for the remaining minority interest of Acquisition Corp, excluding transaction costs, included a stock payment of 12,208 shares at closing.

On March 26, 2007, the Company completed the acquisition of Clear Image Acquisition Corporation (“Acquisition Corp.”) in exchange for 8,273,788 shares of RevMed common stock. Acquisition Corp is a company that was formed by certain shareholders of Clear Image, Inc. (“Clear Image”) in order to assemble a control block of the shares of Clear Image for the purposes of such a transaction. The sole asset of Acquisition Corp was a block of 8,260,139 shares of the Common Stock of Clear Image, a development stage company which is developing certain proprietary and patent pending technology related to color MRI scans. The block of Clear Image shares owned by Acquisition Corp represented 62.2% of Clear Image’s outstanding common stock. By acquiring Acquisition Corp, RevMed has acquired control of Clear Image, Inc. as a partially-owned subsidiary.

In determining the number of shares to be exchanged by RevMed for the shares of Clear Image shares held by Acquisition Corp., the Board based the transaction value on the funds expended by Clear Image for the color MRI technology in its then current state, using a value of Forty Cents ($.40) per share, which was the average market value when the acquisition agreement was signed in January, 2007. During the third quarter of 2007, it was determined that the accounting treatment for the transaction should be accounted for in accordance with FASB Interpretation No. 4. “Applicability of FASB Statement No.2 to Business Combinations Accounted for by the Purchase Method” and Statement of Financial Accounting Standards No. 2 “Accounting for Research and Development Costs.” which require research and development costs to be expensed if there are no alternative uses. Accordingly, the Company recorded goodwill of $23,274 and an expense of $3,309,515.

The shareholders of Acquisition Corp. did not receive a larger portion of the voting rights in RevMed, the surviving company, because of RevMed’s outstanding preferred stock (See Note 5. “Preferred Stock and Common Stock Transactions”), so the transaction did not require the use of recapitalization or reverse merger accounting. RevMed plans to pay the minimal costs of Acquisition Corp’s liquidation and dissolution.

Prior to RevMed’s acquisition of Acquisition Corp., RevMed’s officer and directors were directors and shareholders of Clear Image, Inc. and, along with other shareholders, contributed their Clear Image shares to Acquisition Corp. In connection with RevMed’s acquisition of Acquisition Corp., Ron Wheet, RevMed’s CEO and a Director, received 2,286,000 shares of RevMed restricted common stock; Dr. Beahm, a Director, received 1,599,125 shares of RevMed restricted common stock; and Mr. O’Brien, a Director, received 1,645,625 shares of RevMed restricted common stock.

REVOLUTIONS MEDICAL CORPORATION
(A Development Stage Company)
BALANCE SHEET
AS OF SEPTEMBER 30, 2012 AND DECEMBER 31, 2011
(Unaudited)

	September 30, 2012	December 31, 2011
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,073	$4,844
Accounts receivable	560	0
Inventory	320,837	0
Due from shareholder	71,300	25,000
Due from litigation	311,000	311,000
Prepaid expenses	35,601	312,501
Total current assets	740,371	653,345

Property and equipment, net	1,138,273	1,185,664
Goodwill	23,276	23,276
Licensing agreement	15,000	15,000
Patent development	123,418	101,426

TOTAL ASSETS	$2,040,338	$1,978,711

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,283,738	$719,901
Credit cards	0	59,217
Accrued salaries	149,140	120,000
Accrued interest payable	118,836	64,670
Convertible promissory notes, net of discounts of $200,278 and 307,126, respectively	544,385	80,535
Embedded conversion option liabilities	314,928	442,311
Note payable Gifford Mabie	708,188	807,640
Total current liabilities	3,119,215	2,294,274

Total liabilities	3,119,215	2,294,274

STOCKHOLDERS' DEFICIT:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 1,000,000 shares issued and outstanding	1,000	1,000
Common stock, $0.001 par value, 250,000,000 shares authorized; 65,628,176 and 54,729,606 shares issued and outstanding at 9/30/12 and 12/31/11, respectively	65,628	54,730
Treasury Stock	0	0
Additional paid-in capital	32,893,316	29,463,498

Accumulated deficit	(34,038,821)	(29,834,791)
Total stockholders' deficit	(1,078,877)	(315,563)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,040,338	$1,978,711

The accompanying notes are an integral part of these consolidated financial statements.

REVOLUTIONS MEDICAL CORPORATION
(A Development Stage Company)

STATEMENTS OF OPERATIONS
FROM INCEPTION (AUGUST 16, 1996) THROUGH SEPTEMBER 30, 2012
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,		August 16, 1996 (Inception Date) to September 30,
	2012	2011	2012	2011	2012
Revenue	$349	$0	$1,189	$0	$1,189
Cost of sales	219	0	9,200	0	9,200
Gross profit	130	0	(8,011)	0	(8,011)

Research and development	9,900	0	99,588	111,832	3,054,826
Depreciation and amortization	28,341	1,625	67,136	4,778	169,277
General and administrative expenses	826,489	564,910	3,017,340	2,260,713	29,277,363
Loss from operations	(864,600)	(566,535)	(3,192,075)	(2,377,323)	(32,509,477)

OTHER INCOME (EXPENSE)
Interest income	0	0	0	10	17,286
Interest expense	(411,659)	(130,295)	(1,198,603)	(321,123)	(2,100,796)
Gain on disposal of assets	0	0	0	0	794
Loss on extinguishment of debt	0	0	0	0	(152,914)
Adjustments to fair value of derivatives	(30,930)	1,439	189,046	(79,092)	9,914
Foreign currency adjustment	(4,475)	0	(3,497)	0	(3,377)
Gain from litigation	0	0	0	0	311,000
Other income (expenses)			1,098	0	205,327
	(447,064)	(128,856)	(1,011,956)	(400,205)	(1,712,766)

Net loss before minority interest	$(1,311,664)	$(695,391)	$(4,204,031)	$(2,777,528)	$(34,222,243)

Minority interest in subsidiary loss					(183,422)
Net loss	(1,311,664)	(695,391)	(4,204,031)	(2,777,528)	(34,038,821)
Weighted average number of common shares outstanding, basic and diluted	59,880,928	47,739,213	59,880,928	47,739,213	39,056,508

Basic and diluted net loss per share attributable to common stockholders	$(0.02)	$(0.01)	$(0.07)	$(0.06)	(0.87)

(A Development Stage Company)

STATEMENTS OF CASH FLOWS
FROM INCEPTION (AUGUST 16, 1996) THROUGH SEPTEMBER 30, 2012 AND
 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	From Inception (August 16, 1996) Through September 30, 2012	Nine Months Ended September 30
		2012	2011
OPERATING ACTIVITIES
Loss from operations before minority interest	$(34,038,821))	$(4,204,031)	$(2,777,528)
Plus non-cash charges to earnings
Stock compensation expense	2,018,280	0	0
Depreciation and amortization	132,633	40,791	4,778
Purchase R&D - Clear Image	3,309,514	0	0
Common stock issued for services	5,994,037	410,675	355,850
Preferred stock issued for services	270,000	0	0
Expenses paid by third parties	57,134	0	0
Contribution of services by officer and employees	799,154	0	0
Services by officer and employees paid for
with non-cash consideration	694,661	0	0
Compensation cost for option price reduction	50,000	0	0
Amortization of debt discounts	(233,459)	106,849	0
Amortization of compensation cost for options granted to non-employees and common stock issued for services	1,775,577	0	0
Allowance for doubtful accounts	50,900	0	0
Gain on extinguishment of debt	(10,398))	0	0
Write-off of Notes Receivable	14,636	0	0
Write-off of Notes Payable	(8,239)	0	0
Write-off of organizational costs	3,196	0	0
Write-off of zero value investments	785,418	0	0
Write-off of leasehold improvements and computer equipment	2,006	0	0
Compensation costs for stock options and warrants granted to non-employees	1,573,913	0	0
Adjustment to fair value of derivatives	(10,239)		0
SEC settlement Gifford Mabie	(32,381)	(99,453)

Change in working capital accounts:
Accounts recievable	(560)	(560)	0
Prepaid expenses	243,156	276,900	0
Inventory	(320,837)	(320,837)	0
(Increase) decrease in receivables from related parties	(142,006)	(46,300)	0
(Increase) decrease in goodwill	(23,276)	0	0
(Increase) decrease in other receivables	(761,938)	0	86,896
Increase (decrease) in accrued salaries and consulting	(118,257)	29,140	0
Increase (decrease) in accrued interest	260,013	54,166	43,334
Increase (decrease) in accounts payable and accrued liabilities	3,299,356	504,620	(139,332)
Total operating activities	(14,366,827)	(3,248,040)	(2,426,002)
INVESTING ACTIVITIES
Purchase of equipment and furnishings	(1,229,423)	0	(157,621)
Leasehold improvements	(33,000)	6,600
Investment in patent development	(148,418)	(21,992)	(19,000)
Investment in Ives Health Company	(251,997)	0	0
Investment in The Health Club	(10,000)	0	0
Total investing activities	(1,672,838))	(15,392)	(176,621)
FINANCING ACTIVITIES
Loans from shareholders	15,707	0	0
Repayment of loans from shareholders	(8,005)	0	0
Repayments of Promissory Notes	57,325	0	0
Issuance of unexercised options for cash	635,707	635,707	0
Issuance of unexercised warrants for cash	394,136	394,136	0
Common stock subscribed	546,500		0
Sale of preferred stock for cash:	(1,000)	0	0
Sale of common stock for cash:
To third-party investors (prior to merger)	574,477	0	0
To third-party investors	5,743,614	400	0
From exercise of stock options and warrants	4,289,503	291,915	1,465,820
Common stock issued for payment of debt	2,532,919	1,271,700	427,921
Less: Issue Costs	(102,318)	—	0
Beneficial conversion feature	530,808	436,184	0
Derivative Liability	154,269	(127,383)	0
Debt Discount			0
Convertible debentures issued for cash	974,663	357,002	439,598
Payment of exclusive license note payable	(100,000)	—	—
Treasury stock
Total financing activities	16,238,305	3,259,661	2.535,910
Minority interest	(197,567)	—
Change in cash	1,073	(3,771)	(66,713)
Cash at beginning of period	0	4,844	69,517
Cash at end of period	$1,073	$1,073	$2,804

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2012

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

Revolutions Medical Corporation, a Nevada corporation (“the Company”), has been endeavoring to design, develop and commercialize auto retractable vacuum safety syringes. Our present product development effort is focused on the RevVac™ Auto Retractable Vacuum Safety Syringe, which is designed specifically to reduce accidental needle stick injuries and lower the spread of blood borne diseases. The Company also has developed a suite of proprietary MRI software tools; RevColor™, Rev3D™, RevDisplay™. These tools are designed to enhance general diagnostic confidence through education and research use and in the future we believe will have specific commercial applications. The Company’s administrative facilities are located in Charleston, South Carolina. The Company’s primary third-party manufacturing facility is located in Wuxi, China.

Development Stage Company

From its inception in 1996, the Company has been considered a development stage enterprise for financial reporting purposes as significant efforts have been devoted to raising capital and to research and development of various safety syringes and its proprietary MRI software tools.

Cash and Cash Equivalents

The Company considers highly liquid investments (those readily convertible to cash) purchased with original maturity dates of three months or less to be cash equivalents.

Generally Accepted Accounting Principles

On July 1, 2009, the Financial Accounting Standards Board (“FASB”) released its Accounting Standards Codification (“ASC”). The ASC became effective for interim or annual financial statements issued after September 15, 2009. The ASC is the single source of generally accepted accounting principles.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, “Income Taxes.” Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax basis of assets and liabilities at enacted tax rates in effect in the years in which the differences are expected to reverse.

Segment Information

The Company follows the guidance in ASC 280, “Segment Reporting”. The Company identifies its operating segments based on business activities, management responsibility and geographical location.  During the period covered by these financial statements, the Company operated in a single business segment engaged in developing selected healthcare products.

Earnings (Loss) per Share

The Company computes net income per share in accordance with ASC 260, “Earnings per Share”. Under these provisions, basic net income (loss) per share is calculated by dividing net income (loss) available to common stockholders for the period by the weighted average shares of common stock of the Company outstanding during the period. Diluted net income per share is computed by dividing the net income for the period by the weighted average number of common and common equivalent shares outstanding during the period. The calculation of diluted income (loss) per share of common stock assumes the dilutive effect of stock options and warrants outstanding. During a loss period, the assumed exercise of outstanding stock options and warrants has an anti-dilutive effect. Therefore, the outstanding stock options were not included in the September 30, 2012, and December 31, 2011, calculations of loss per share.
Accounts receivable

The Company records trade receivables when revenue is recognized. No product has been consigned to customers.  The Company’s allowance for doubtful accounts is primarily determined by review of specific trade receivables.  Those accounts that are doubtful of collection are included in the allowance.  These provisions are reviewed to determine the adequacy of the allowance for doubtful accounts.  Trade receivables are charged off when there is certainty as to their being uncollectible.  Trade receivables are considered delinquent when payment has not been made within contract terms.

The Company requires certain distributors to make a prepayment prior to beginning production or shipment of their order. Distributors may apply such prepayments to their outstanding invoices or pay the invoice and continue to carry forward the deposit for future orders.  Such amounts are included in Other accrued liabilities on the Balance Sheet. The Company records an allowance for estimated returns as a reduction to Accounts receivable and Gross profit. To date, returns have been immaterial.

Inventories

Inventories are valued at the lower of cost or market, with cost being determined using actual average cost.  The Company compares the average cost to the market price and records the lower value.  Management considers such factors as the amount of inventory on hand and in the distribution channel, estimated time to sell such inventory, the shelf life of inventory, and current market conditions when determining excess or obsolete inventories.  A reserve is established for any excess or obsolete inventories or they may be written off.

Use of Estimates

The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period.  Actual results could differ significantly from those estimates.

Reclassifications

Certain reclassifications may have been made to the prior year financial statements to conform to the current period presentation.

Revenue Recognition

Revenue is recognized for sales when title and risk of ownership passes to the customer, generally upon shipment from the manufacturing facility in Wuxi, China or from our warehouse facility in Ladson, South Carolina.

Valuation of Derivative Instruments

ASC 815-40 (formerly SFAS No. 133 “Accounting for derivative instruments and hedging activities”), requires that embedded derivative instruments be bifurcated and assessed, along with free-standing derivative instruments such as warrants, on their issuance date and in accordance with ASC 815-40-15 (formerly EITF 00-19 “Accounting for derivative financial instruments indexed to, and potentially settled in, a company’s own stock”) to determine whether they should be considered a derivative liability and measured at their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option pricing formula. At September 30, 2012, the Company adjusted its derivative liability to its fair value, and reflected the change in fair value, in its statement of operations.

Fair Value Measurements

The Company measures its financial assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e. exit price), in an orderly transaction between market participants at the measurement date. The Company categorizes its assets and liabilities measured at fair value based upon the level of judgment associated with the inputs used to measure the fair value. Level inputs, as defined by ASC 820-10, are as follows:

•	Level 1 – quoted prices in active markets for identical assets or liabilities.

•	Level 2 – other significant observable inputs for the assets or liabilities through corroboration with market data at the measurement date.

•	Level 3 – significant unobservable inputs that reflect management’s best estimate of what market participants would use to price the assets or liabilities at the measurement date.

The following table summarizes fair value measurements by level at September 30, 2012, for assets and liabilities measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$1,073	$—	$—	$1,073

Derivative liability	$—	$—	$(314,928)	$(314,928)

Derivative liability was valued under the Black-Scholes model with the following assumptions:

Risk free interest rate	0.18%	to	0.19%
Expected life (in years)	0	to	3
Dividend Yield		0%
Volatility	0%	to	162%

The following is a reconciliation of the derivative liability:

Value at December 31, 2011	$442,311
Issuance of instruments	$174,447
Decrease in Value	$(162,014)
Reclassification	$(139,816)
Value at September 30, 2012	$314,928

Notes and Loans Payable

At September 30, 2012 and December 31, 2011, notes and loans payable consist of:

	September 30, 2012	December 31, 2011
Convertible Promissory Note Payable to JMJ Financial, secured by the Company’s assets, one time interest charge of 8%, due February 22, 2014	$191,663	$207,161
Convertible Promissory Note Payable to Asher Enterprises secured by the Company’s assets, interest rate of 8.0% per annum, with payment due on or before April 26, 2012	—	40,000
Convertible Promissory Note Payable to Asher Enterprises secured by the Company’s assets, interest rate of 8.0% per annum, with payment due on or before June 1, 2012	---	45,000
Convertible Promissory Note Payable to Asher Enterprises secured by the Company’s assets, interest rate of 8.0% per annum, with payment due on or before August 7, 2012	---	42,500
Convertible Promissory Note Payable to Asher Enterprises secured by the Company’s assets, interest rate of 8.0% per annum, with payment due on or before September 19, 2012	---	53,000
Convertible Promissory Note Payable to TCA Global Credit Master Fund, LP secured by the Company’s assets, interest rate of 12.0% per annum, with payment due on or before January 3, 2013	175,000	---

Convertible Promissory Note Payable to Asher Enterprises secured by the Company’s assets, interest rate of 8.0% per annum, with payment due on or before February 15, 2013	53,000	---
Convertible Promissory Note Payable to Asher Enterprises secured by the Company’s assets, interest rate of 8.0% per annum, with payment due on or before March 21, 2013	42,500	---
Convertible Promissory Note Payable to Asher Enterprises secured by the Company’s assets, interest rate of 8.0% per annum, with payment due on or before May 10, 2013	42,500
		---
Convertible Promissory Note Payable issued in the course of a private placement to individual investors secured by the Company’s assets, interest rate of 8.0% per annum, with payment due one year from the date of each note	240,000	---

Total	744,663	387,661
Less: Unamortized Discount	(200,278)	(307,126)
	$544,385	$80,535

Commitments and Contingencies

JMJ Financial

On February 22, 2011, the Company issued a $1,050,000 Convertible Promissory Note to JMJ Financial, Inc. (“JMJ”), a private investor.  The note bears interest in the form of a onetime interest charge of 8%, payable with the note’s principle amount on the maturity date, February 22, 2014.  All or a portion of this note’s principle and interest is convertible at the option of JMJ from time to time, into shares of the Company’s common stock, originally fixed at a per share conversion price equal to 70% of the average of the 3 lowest closing prices for the Company’s common stock in the 20 trading days previous to the effective date of each such conversion.

On February 28, 2011, the Company issued a $500,000 Convertible Promissory Note to JMJ.  The note bears interest in the form of a onetime interest charge of 8%, payable with the note’s principle amount on the maturity date, February 28, 2014.  All or a portion of this note’s principle and interest is convertible at the option of JMJ from time to time, into shares of the Company’s common stock, originally fixed at a per share conversion price equal to 70% of the average of the 3 lowest closing prices for the Company’s common stock in the 20 trading days previous to the effective date of each such conversion. The principal amount owed to JMJ Financial at September 30, 2012, is $191,663 from the $1,050,000 Convertible Promissory Note. No amount is owed to JMJ Financial from the $500,000 Convertible Promissory Note.

On March 12, 2012 the Company filed a lawsuit against Justin Keener and JMJ Financial in Charleston County, South Carolina. The Company sought a rescission and financial relief for the convertible debt agreement signed February 22, 2011. The Company claimed that it was unable to deliver the shares requested in the common stock conversion requests dated January 9, 2012 for 1,000,000 shares and January 30, 2012 for 1,226,049 shares due to the risk of defaulting on the convertible debt agreement by losing Depository Trust Company “DTC” eligibility. The contract stated that the Company would be considered in default of the agreement if the Company lost DTC eligibility due to a “chill” placed upon the electronic transfer of the stock. The Company had previously been made aware of other companies that had entered into similar agreements losing DTC eligibility and felt that JMJ had put the Company in an untenable position of either defaulting by losing DTC eligibility or defaulting by failing to issue the requested shares. The Company claimed that JMJ’s unreasonably high demands for conversion caused a “frustration” of the principal purpose of the contract and supports the rescission of the contract and a return of the parties to their respective positions before the contract was signed. On April 12, 2012 the Company withdrew the lawsuit filed in South Carolina to pursue its rights and counterclaims in Miami-Dade County, Florida.

The Company also claims the default notice issued by JMJ obligated the Company to pay JMJ the outstanding principal balance under the note along with the accrued and unpaid interest. The principal balance due at the time JMJ issued the default notice amounted to $191,663. The Company disputes JMJ’s claims that the Company was liable for a sum far in excess of this based upon the default provision of the contract.

A lawsuit was filed against the Company by JMJ Financial in Miami-Dade County, Florida on March 15, 2012. The lawsuit claims that the Company breached the terms of the convertible debt agreement by failing to issue shares requested in a stock conversion by JMJ on January 9, 2012 for 1,000,000 shares and on January 30, 2012 for 1,226,049 shares. JMJ is seeking the delivery of 2,226,049 shares of common stock of the Company, plus costs and prejudgment interest. On August 30, 2012, the Company filed its counterclaims against JMJ Financial which included Fraud by Concealment, among other claims. The Company alleges that Keener and JMJ had a responsibility and obligation under Florida law to disclose not to conceal during the negotiations of the agreement the fact that Keener and JMJ had outstanding and current issues with these type of convertible notes with DTC which could do detrimental harm to liquidity and electronic transfer of the Company's stock if DTC eligibility was "chilled". This would severely hamper future capital raising and harm its current shareholders but would solely benefit Keener and JMJ under the default clauses in this agreement.

Asher Enterprises, Inc.

During the three months ended September 30, 2012, Asher elected to convert $88,500 in convertible debt agreements into common stock. The conversion price was based upon 55% of the 3 lowest closing bid prices in the previous 10 days to conversion. This resulted in the conversion of 1,270,101 shares of common stock to satisfy this debt.

The Company entered into one securities purchase agreement in the third quarter of 2012 with Asher Enterprises, pursuant to which the Company issued a convertible promissory note to Asher Enterprises for an original principal amount of $42,500 on August 15, 2012, in return for aggregate gross cash proceeds of $42,500.  The note bears interest at a rate of 8% per annum and provides for the payment of all principal and interest 9 months from the date of the notes’ respective issuance.  The principal amount owed to Asher Enterprises at September 30, 2012, is $138,000. This includes the note issued for $42,500 in the third quarter of 2012 and the notes from May 15, 2012 for $53,000 and from June 21, 2012 for $42,500. The notes are convertible at the election of Asher Enterprises into that number of shares of the Company’s common stock determined by multiplying 55% by the average of the lowest three closing bid prices of the Company’s common stock on the OTC Markets OTCQB during the 10 business days immediately preceding the date of conversion, subject to adjustment.

TCA Global Credit Master Fund, LP

The Company entered into a securities purchase agreement in the first quarter of 2012 with TCA Global Credit Master Fund, LP (“TCA”), pursuant to which the Company issued a convertible promissory note to TCA for an original principal amount of $225,000 on January 3, 2012.  The note bears interest at a rate of 12% per annum and provides for the payment of all principal and interest 12 months from the date of the note’s respective issuance. TCA elected to convert $50,000 of the convertible debt agreement into common stock on August 15, 2012. The conversion price was determined by multiplying 95% by the average of the two lowest daily volume weighted average prices of the Company’s common stock on the OTC Markets OTCQB during the 5 business days immediately preceding the date of conversion. This resulted in the conversion of 294,118 shares of common stock to satisfy this debt.  The principal amount owed to TCA at September 30, 2012, is $175,000. The note is convertible at the election of TCA into that number of shares of the Company’s common stock determined by multiplying 95% by the average of the two lowest daily volume weighted average prices of the Company’s common stock on the OTC Markets OTCQB during the 5 business days immediately preceding the date of conversion, subject to adjustment.

Private convertible debt placement with individual investors

The Company entered into nine securities purchase agreements in the third quarter of 2012, with individual investors, pursuant to which the Company issued nine convertible promissory notes for an original principal amount of $25,000 on July 12, 2012, for $100,000 on July 13, 2012, for $50,000 on July 13, 2012, for $75,000 on July 26, 2012, for $25,000 on August 2, 2012, for $25,000 on August 30, 2012, for $25,000 on September 4, 2012 and for $15,000 on September 20, 2012, respectively, in return for aggregate gross cash proceeds of $390,000. The notes bear interest at a rate of 8% per annum and provide for the payment of all principal and interest 12 months from the date of the notes’ respective issuance. The notes also feature detachable warrants exercisable within one year of the agreement. All warrants issued along with the convertible debt agreements are outstanding, with a total of 3,666,005 warrants issued at 25 cents and 1,833,002 warrants issued at 50 cents.  In determining the cost associated with the issuance of this debt and the appropriate fair value for the warrants, the Company uses the Black-Scholes option pricing formula.  The principal amount owed according to these notes as of September 30, 2012, is $240,000. The notes are convertible at the election of the individual into that number of shares of the Company’s common stock determined by multiplying 75% by the average of the daily volume weighted average prices of the Company’s common stock on the OTC Markets OTCQB during the 5 business days immediately preceding the date of conversion, subject to adjustment.

During the three months ended September 30, 2012, seven investors elected to convert $350,000 in aggregate in convertible debt agreements into common stock. The conversion price was based upon 75% of the average of the daily volume weighted average prices of the Company’s common stock during the 5 business days immediately preceding the date of conversion, subject to adjustment. This resulted in the conversion of 2,725,136 shares of common stock to satisfy this debt.

Debt Discount

In connection with the two notes converted and the $138,000 outstanding from Asher Enterprises in the third quarter of 2012, we recorded interest expense to amortize the debt discount in the amount of $98,558 during the quarter ended September 30, 2012.

In connection with the sale of a Convertible Promissory Note Agreement on February 22, 2011, with JMJ, relating to a private placement of a total of up to $1,050,000 in principal amount, we recorded interest expense to amortize the debt discount in the amount of $21,701 during the quarter ended September 30, 2012. This amount is based upon the remaining unconverted amount of $191,663 from the $450,000 we received in four tranches from this agreement.

In connection with partial conversion of $50,000 and the $175,000 outstanding from TCA pursuant to a short-term note issued on January 3, 2012, we recorded interest expense to amortize the debt discount in the amount of $51,333 during the quarter ended September 30, 2012.

There remains a total of $200,278 of debt discount yet to be amortized as of September 30, 2012.

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that may have conversion prices that create an embedded beneficial conversion feature pursuant to the Emerging Issues Task Force guidance on beneficial conversion features. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. In accordance with the guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method. The notes issued by Asher in 2012 contain a beneficial conversion feature due to a fixed conversion price of $0.00009 and no adjustment due to dilutive issuance. Additionally, the notes issued through the private placement to individual investors all contain a beneficial conversion feature due to an amendment featuring a fixed conversion price of $0.00009 and no adjustment due to dilutive issuance. The total paid in capital for this beneficial conversion feature for these agreements as of September 30, 2012 is $530,807. Of this, $289,377 is due to the agreements with Asher Enterprises and $241,430 is due to the agreements with private investors.

Gifford Mabie Settlement

On April 8, 2008, the Company entered into a Memorandum of Understanding with its former Chief Executive Officer to settle an outstanding obligation through the issuance of its common stock on a quarterly basis commencing May 8, 2008, for one year. The value of the issuance of the common stock will be determined by the market value of the ten-day average price at the time of each quarterly issuance of common stock. During 2008, the Company issued 271,491 shares at a total value of $133,030 to partially repay this debt.

In 2010, the Company determined the final liability balance upon the complete liquidation of Mr. Mabie’s account and issued 400,000 shares of the Company’s common stock as additional repayment for this debt. The initial balance for this settlement debt as of October 12, 2010 was $924,568.

The agreement reached with the SEC on behalf of Gifford Mabie specifies that the Company is to periodically issue shares to the special account for Gifford Mabie in order that 2,500 shares can be sold each day the market is open until the liability is satisfied. When the 400,000 shares were placed in the special account on December 14, 2010, to be sold over the course of the next 160 days the market was open, an estimated value for these shares was determined based upon the 10 day average share price following the date of issuance. As of September 30, 2012, the remaining principal balance to be paid was $708,187 based upon this valuation.

Share Based Compensation

The Company relies on the guidance provided by ASC 718, (“Share Based Payments”). ASC 718 requires companies to expense the value of employee stock options and similar awards and applies to all outstanding and vested stock-based awards.

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility, and expected remaining lives of the awards. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future.

The fair value concepts were not changed significantly in ASC 718; however, in adopting this Standard, companies were given the option to choose among alternative valuation models and amortization assumptions. We elected to continue to use the Black-Scholes option pricing model and expense the options as compensation over the requisite service period of the grant. We will reconsider use of the Black-Scholes model if additional information becomes available in the future that indicates another model would be more appropriate, or if grants issued in future periods have characteristics that cannot be reasonably estimated using this model.

The Company’s 2007 Stock Option Plan, revised July 2011, permits the granting of stock options to its employees, directors, consultants and independent contractors for up to 20 million shares of its common stock. The Company believes that such awards encourage employees to remain employed by the Company and also to attract persons of exceptional ability to become employees of the Company. The plan allows the Company to issue either stock options or common shares.

On January 3, 2012, under the terms of The Company’s 2007 Stock Option Plan, 1,000,000 options were issued to Dr. Thomas Beahm, a Company director exercisable at 15 cents each.

On January 3, 2012, under the terms of The Company’s 2007 Stock Option Plan, 1,000,000 options were issued to the Company’s CEO, Rondald Wheet, exercisable at 15 cents each

On January 3, 2012, under the terms of The Company’s 2007 Stock Option Plan, 500,000 options were issued to the Company’s COO, Vincent Olmo, exercisable at 15 cents each.

On March 14, 2012, under the terms of The Company’s 2007 Stock Option Plan, 200,000 options were issued for consulting services exercisable at 40 cents each.

Consulting Agreements

Periodically, the Company issues consulting agreements to individuals who are obligated under the terms of the agreement, to market the Rev Vac safety syringe within various spheres of influence. These spheres of influence include, but are not limited to, medical product distributors, hospitals, doctors and government agencies. Consultants are vetted to the best of the Company’s abilities through due diligence reviews before the Company enters into any agreements. The purpose of these reviews is to determine a consultant’s ability to market the product for the Company.

The fair value of all stock compensation issued is determined by calculating the difference between the option exercise price and the closing price at the day of the option grant. Because the options were issued under a limited window for exercise (10 days), with very little expected volatility, no dividend yield and a negligible effect from interest, the value of the option based compensation was recorded as the difference between option exercise price and the closing share price upon the date of the grant. A valuation of these options was performed using the Black-Scholes model and due to the limited exercise window, the value under this method is the same as the difference between option exercise price and the closing price at the day of the option grant.

Long-Lived Assets

Property, plant and equipment, including significant improvements, are stated at cost.  Expenditures for maintenance and repairs are charged to operating expenses as incurred.  When properties are retired or otherwise disposed of, the cost of the asset and the related accumulated depreciation are removed from the accounts with the resulting gain or loss being reflected in results of operations.

Intangible assets include patents and trademarks, which are valued at acquisition through independent appraisals. Debt issuance costs are amortized over the terms of the various agreements. Patents and trademarks are amortized on a straight-line basis over periods varying from 7 to 40 years.

In 2007, the Company acquired a 62.2% interest in Clear Image, Inc. (“Clear Image”). Clear Image was a privately held company and was conducting research and development on Color MRI Technology. Clear Image was not able to secure the funding needed to keep this research and development going into the future.  Clear Image had expensed the research and development costs in accordance with accounting standards in effect at the time. The Company believed it to be advantageous to acquire a controlling interest in Clear Image and keep the technology in development rather than starting all over again. The Company exchanged 8.2 million of its common shares which were trading at a market price of $0.40 at the date of acquisition.  To arrive at a value for the Color MRI Technology, the Company and Clear Image determined the amount of funding provided for the research and development of this technology by looking at the amount expended from 1999 until the acquisition date.  The value of the Company’s stock exchanged for the controlling interest exceeded those expensed amounts by approximately $23,000, which was recorded as goodwill because there were no other assets to value.

Critical Accounting Policies

In June 2009, FASB approved the FASB Accounting Standards Codification (“the Codification”) as the single source of authoritative nongovernmental GAAP. All existing accounting standard documents, such as FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force and other related literature, excluding guidance from the SEC, have been superseded by the Codification.  All other non-grandfathered, non-SEC accounting literature not included in the Codification has become non-authoritative.  The Codification did not change GAAP, but instead introduced a new structure that combines all authoritative standards into a comprehensive, topically organized online database.  The Codification is effective for interim or annual periods ending after September 15, 2009, and impacts our financial statements as all future references to authoritative accounting literature will be referenced in accordance with the Codification. There have been no changes to the content of our financial statements or disclosures during the quarter ended September 30, 2012, as a result of implementing the Codification.

Date of Management’s Review

Subsequent events have been evaluated through November 13, 2012, the date the financial statements were available to be issued.

NOTE 2 - UNCERTAINTIES

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has just entered the production and sales stage and has not established sources of revenues to fully fund the development of business and pay operating expenses, resulting in a cumulative net loss of $(34,038,821) for the period from inception (August 16, 1996) to September 30, 2012. The ability of the Company to continue as a going concern during the next year depends on the successful completion of the Company’s capital raising and initial production and sales efforts to fund the development of its retractable safety syringe.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - MAXXON/GLOBE JOINT VENTURE AGREEMENT

On November 3, 2005, the Maxxon, Inc. (“Maxxon,” the former name of the Company) and Globe Med Tech, Inc. (“Globe”) entered into a definitive joint venture agreement to patent, develop, manufacture, market and distribute safety needle products throughout the world. Maxxon and Globe each own 50% of the joint venture.  Maxxon contributed its safety syringe technology and patent rights related thereto and Globe contributed its safety syringe IV catheter and patent rights related thereto. In connection with the agreement, Maxxon issued restricted shares of its common stock, valued at $625,066, to Globe. Subsequent to December 31, 2006, the Company ended the joint venture and cancelled the shares of common stock and options that were issued to Globe pursuant to the agreement. On March 1, 2007, the Company filed a lawsuit in the District Court of Tulsa County, Oklahoma against Globe to rescind, terminate and seek monetary damages for the non-fulfillment and breach of a joint venture agreement entered into November 3, 2005, and other related agreements, in addition to an accounting of expenditures of funds under the terms and provisions of the agreements. On October 29, 2008, the Company filed a lawsuit in the District Court of Harris county Texas, a lawsuit for fraud and contempt of court for Globe and Andy Hu, individually. On October 24, 2011, the Company was granted its request for summary judgment against Globe and awarded $311,440 and the return of 266,667 shares of the Company’s common stock by a Federal District Court in Tulsa County, Oklahoma. In addition to the monetary award and the return of the Company’s common stock, Globe is also required to return all syringes, design files, and sample molds to the Company. Furthermore, the Court ordered that Globe assign to the Company all rights to the January 2009 issued United States patent for the RevVac™ auto-retractable vacuum safety syringe. Globe is prohibited from claiming any interest or ownership in the Company’s safety vacuum syringes going forward. On December 14, 2011, the Supreme Court of Oklahoma denied Globe’s appeal. The Company is currently going through the process of collecting on this judgment.

NOTE 4 - OTHER COMMITMENTS AND CONTINGENCIES

Employment Agreement with Rondald L. Wheet, Chief Executive Officer

Effective April 1, 2012, the Company and Mr. Wheet, our Chief Executive Officer, entered into a two (2) year employment agreement.  The agreement provides for an annual salary of $247,500.  He is responsible for the Company’s substantive and financial reporting requirements of the Securities Exchange Act of 1934, as amended, and is specifically allowed to hire any and all professionals necessary to assist that process.  The Company will provide him with all reasonable and customary fringe benefits, including, but not limited to, participation in pension plans, profit sharing plans, employee stock ownership plans, stock option plans (whether statutory or not), stock appreciation rights plans, hospitalization, medical dental disability and life insurance, car allowance, vacation and sick leave.  The Company will reimburse of all his reasonable and necessary travel, entertainment or other related expenses incurred by him in carrying out his duties and responsibilities under the agreement.  The Company will also provide him with a cell phone, suitable office space, and membership dues in professional organizations and for any seminars and conferences related to Company business.

Mr. Wheet may elect, by written notice to the Company, to terminate his employment with continued pay through the employment agreement term if (i) the Company sells all of its assets, (ii) the Company merges with another business entity with a change in control,(iii) more than 50% of the outstanding stock is acquired by a third party, (iv) the Company requires Mr. Wheet to relocate or assigns duties not commensurate with his position as Chief Executive Officer, (v) Mr. Wheet is removed from the Board of Directors and (vi) the Company defaults in making payments required to Mr. Wheet under this agreement. For two years following his resignation or termination, Mr. Wheet will not work for or provide any services in any capacity to any competitor and will not solicit any of the Company’s customers or accounts.

Employment Agreement with Vincent Olmo, Chief Operating Officer

Effective April 11, 2011, the Company and Mr. Olmo, our Chief Operating Officer, entered into a three (3) year employment agreement. The agreement provides for an annual salary of $165,000 modified with a cost of living adjustment annually.  He is responsible for all daily operating and production activities of the Company. The Company will provide him with all reasonable and customary fringe benefits, including, but not limited to, participation in pension plans, profit sharing plans, employee stock ownership plans, stock option plans (whether statutory or not), stock appreciation rights plans, hospitalization, medical dental disability and life insurance, car allowance, vacation and sick leave.  The Company will reimburse all of his reasonable and necessary travel, entertainment or other related expenses incurred by him in carrying out his duties and responsibilities under the agreement.  The Company will also provide him with a cell phone, suitable office space, and membership dues in professional organizations and for any seminars and conferences related to Company business.

Mr. Olmo may elect, by written notice to the Company, to terminate his employment with continued pay through the employment agreement term if (i) the Company sells all or substantially all of its assets, (ii) the Company merges with another business entity with a change in control,(iii) more than 50% of the outstanding stock is acquired by a third party, (iv) the Company requires Mr. Olmo to relocate or assigns duties not commensurate with his position as the Chief Operating Officer  and (v) the Company defaults in making payments required to Mr. Olmo under this agreement.  For two years following his resignation or termination, Mr. Olmo will not work for or provide any services in any capacity to any competitor and will not solicit any of the Company’s customers or accounts.

Employment Agreement with Burton Hodges, Chief Financial Officer

Effective June 1, 2011, the Company and Mr. Hodges, our Chief Financial Officer, entered into a three (3) year employment agreement. The agreement provides for an annual salary of $165,000 modified with a cost of living adjustment annually.  He is responsible for all financial functions and capital resources of the Company, including corporate finance, project finance, corporate accounting, reporting and risk management.  The Company will provide him with all reasonable and customary fringe benefits, including, but not limited to, participation in pension plans, profit sharing plans, employee stock ownership plans, stock option plans (whether statutory or not), stock appreciation rights plans, hospitalization, medical dental disability and life insurance, car allowance, vacation and sick leave.  The Company will reimburse all of his reasonable and necessary travel, entertainment or other related expenses incurred by him in carrying out his duties and responsibilities under the agreement.  The Company will also provide him with a cell phone, suitable office space, and membership dues in professional organizations and for any seminars and conferences related to Company business.

Mr. Hodges may elect, by written notice to the Company, to terminate his employment with continued pay through the employment agreement term if (i) the Company sells all or substantially all of its assets, (ii) the Company merges with another business entity with a change in control,(iii) more than 50% of the outstanding stock is acquired by a third party, (iv) the Company requires Mr. Hodges to relocate or assigns duties not commensurate with his position as the Chief Financial Officer  and (v) the Company defaults in making payments required to Mr. Hodges under this agreement.  For two years following his resignation or termination, Mr. Hodges will not work for or provide any services in any capacity to any competitor and will not solicit any of the Company’s customers or accounts.

Amounts Due Pursuant to Employment and Consulting Agreements

As of September 30, 2012, the Company had accrued $149,140 pursuant to employment agreements. Although the Company plans to settle these amounts, there is no assurance that its efforts to settle will be successful. No litigation related to these previous employment agreements has been initiated or threatened.  There is no assurance, however, that such litigation will not be initiated in the future.

Amounts Due Pursuant to Employee Payroll Liabilities

As of September 30, 2012, the Company had accrued $319,052 pursuant to employment payroll liabilities. Although the Company plans to settle these amounts, there is no assurance that its efforts to settle will be successful. A tax lien has been filed against the Company by the South Carolina Department of Revenue due these delinquent payments. Action by federal taxing authorities has not been initiated or threatened at this point. There is no assurance, however, that such action will not be initiated in the future.

Amounts Due Pursuant to Accounts Payable Liabilities

As of September 30, 2012, the Company had accrued $875,320 pursuant to accounts payable with vendors. Although the Company plans to settle these amounts, there is no assurance that its efforts to settle will be successful. Of this balance, $236,630 is due to YesoMed, the Company’s manufacturing partner in Wuxi, China. $206,227 is due to YesoMed for the remaining balance of the first purchase order the Company placed with the manufacturer. The remaining balance of accounts payable of $432,463 is due for various services such as legal, accounting and consulting work.

Patent Applications for the Company’s Retractable Safety Syringes

The Company owns one (1) published patent on its Auto Retractable Vacuum RevVac™ safety syringe issued in January 2005 and one (1) published patent on its safety blood drawing device issued in June 2003. In January 2009, a second patent for the RevVac™ auto retractable vacuum safety syringe was issued by the U.S. patent office and published in April 2009 related to the Globe/Revolutions Medical Joint Venture. Upon the ruling in the Globe Med Tech lawsuit, the Company now has full ownership of the entire patent. The Company also filed international patent protection rights regarding the RevVac™ Auto Retractable Vacuum Safety Syringe in the following countries: Australia, China, Japan, Taiwan, Mexico, Canada and in Europe. Patents in Mexico and in China were issued in the 3rd and 4th quarters of 2011, respectfully.

The Company filed a U.S. provisional patent on May 2, 2011, on it new vacuum design for the pre-filled market. On May 2, 2012, the Company filed an international Patent Cooperation Treaty (PCT) for this new design.

The Company is also engaged in the development of technology which can segment and reference MRI images.  By “segmenting” an image, the Company’s technology will let the user select a part of the image (bone, fluid, tissue) and render that selection in three dimensions. Essentially, different components of an image are given different colors and the user can choose the color or colors to be studied, thus eliminating those portions colored with the colors being discarded.  By “referencing” the image to a database, the user can obtain similar, identified images to aid the user in interpretation of the image being studied. The Company currently owns four (4) separate patent applications, filed in June of 2007, each of which received USPTO office actions during 2010. The Company expects to receive issuances or additional office actions on some if not all of these patents over the next 12 months.

NOTE 5 - PREFERRED STOCK AND COMMON STOCK TRANSACTIONS

SERIES 2006 PREFERRED STOCK

Currently, 1,000,000 shares of Series 2006 Preferred Stock are outstanding. Rondald L. Wheet, our Chairman and Chief Executive Officer, has been issued the 1,000,000 shares.

SERIES 2009 PREFERRED STOCK

Currently no shares of Series 2009 Preferred Stock are outstanding.  Tom O’Brien, our former President, returned 500,000 shares of Series 2009 Preferred Stock upon his resignation.

Dividends: The holder of the Series 2006 and the Series 2009 Preferred stock is entitled to receive, ratably, dividends when, as and if declared by the board of directors out of funds legally available therefore. If any dividend or other distributions are declared on our common stock, then a dividend or other distribution must also be declared on the outstanding Series 2006 and Series 2009 Preferred stock at the same time and on the same terms and conditions, so that each holder of Series 2006 and Series 2009 Preferred stock will receive the same dividend or distribution such holder would have received if the holder had converted his Series 2006 and Series 2009 Preferred stock as of the record date for determining stockholders entitled to receive such dividend or distribution.

Liquidation Preference: In the event of the liquidation, dissolution or winding up, the holders of Series 2006 or 2009 Preferred stock are entitled to receive a liquidation preference of $0.001 for each share of Series 2006 or Series 2009 Preferred stock prior to payment being made to any junior stock.

Conversion: The holders of Series 2006 and Series 2009 Preferred stock may convert each share into 1 share of common stock.

Preemption: The holders of Series 2006 and Series 2009 Preferred stock have no preemptive rights and they are not subject to further calls or assessments.

Voting Rights: The holders of Series 2006 and Series 2009 Preferred stock are entitled to 125 votes for each share of common stock into which their Series 2006 and Series 2009 Preferred stock is then convertible (currently 1 share), voting together with our common stock as a single class. Cumulative voting is not permitted. Upon conversion of a Series 2006 or Series 2009 Preferred share, each share of common stock issued upon the conversion will be entitled to only one (1) vote per share.

Redemption: There are no redemption or sinking fund provisions applicable to the Series 2006 or Series 2009 Preferred stock.

BLANK CHECK PREFERRED STOCK

The Company’s Articles of Incorporation authorize its board of directors to establish one or more additional series of preferred stock and to determine, with respect to any such series of preferred stock, its terms and rights, including: the designation of each series; the voting powers, if any, associated with each such series whether dividends, if any, will be cumulative or noncumulative and the dividend rate of each series; the redemption rights and price or prices, if any, for shares of each series; and preferences and other special rights, if any, of shares of each series in the event of any liquidation, dissolution, or distribution of the Company’s assets.

2012 COMMON STOCK TRANSACTIONS

During the nine months ended September 30, 2012, 400,000 shares were issued under the terms of the SEC settlement agreement with Gifford Mabie.  The initial value of these shares totaled $140,160.

Pursuant to consulting agreements issued in first nine months of 2012, the Company issued stock from the exercise of options issued with these agreements in the amount of 475,000 shares with a total value of $108,025.

Also, during the first nine months of 2012, the Company issued stock from the exercise of warrants issued through a stock subscription agreement in 2010 in the amount of 800,000 shares with a total value of $394,136.

Also during the nine months ended September 30, 2012, the Company issued an additional 1,808,390 shares of common stock with a total value of $410,675 in lieu of cash as payment for outside services.

Also during the nine months ended September 30, 2012, the Company issued an additional 7,415,913 shares of common stock with a total value of $1,171,826 due to conversions of convertible debt agreements with Asher Enterprises, JMJ Financial and individual investors.

NOTE 6 - STOCK OPTIONS AND WARRANTS OUTSTANDING

The following tables summarize information about the stock options and warrants outstanding at September 30, 2012:

	OPTIONS	WARRANTS	TOTAL	WEIGHTED AVERAGE EXERCISE PRICE

Balance at December 31, 2011	15,473,750	3,371,600	18,845,350	$0.27
Granted	2,675,000	5,649,007	8,324,007	0.28
Exercised	75,000	800,000	875,000	0.25
Expired/Forfeited	—	2,571,600	2,571,600	0.25

BALANCE AT September 30, 2012	18,073,750	5,649,007	23,722,757	0.26

	OPTIONS OUTSTANDING			EXERCISABLE
Range of Exercise Price	Number Outstanding at September 30, 2012	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at September 30, 2012	Weighted Average Exercise Price
OPTIONS
0.08 - 0.25	10,453,750	1.25	$0.12	10,453,750	$0.12
0.26-1.00	7,620,000	.73	0.40	7,620,000	0.40
1.00-10.00

	18,073,750			18,073,750

NOTE 7 - RELATED PARTY TRANSACTIONS

On September 1, 2009, the Company entered into a five (5) year lease agreement with Osprey South, LLC (“Osprey”), to lease the property at 670 Marina Drive, Suite 301, Building F, Charleston, South Carolina, 29492. The leased property is approximately 2,395 square feet.  During the course of the five (5) year lease, ending on August 31, 2014, the Company is to pay Osprey $4,500 in monthly rental installments payable on the first day of each succeeding month.  On July 1, 2011, the Company entered into a lease with Osprey for the office space adjacent to the existing office space on the third floor at 670 Marina Drive. The leased property is approximately 2,395 square feet. During the course of the five (5) year lease, ending on July 1, 2016, the Company is to pay Osprey a total of $10,000 in monthly rental installments payable on the first day of each succeeding month. The Company paid $30,000 in office rent to Osprey South, LLC for the third quarter of 2012. Ron Wheet is the sole member of Osprey South, LLC.  The contract is a triple net lease with terms based upon market rates for class A office space at the time of the lease signing.

REVOLUTIONS MEDICAL CORPORATION

11,973,090 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus is                   , 2013

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

SEC registration fee	$305.57
Accounting fees and expenses	$10,000	*
Legal fees and expenses*	$25,000	*
Miscellaneous	$5,000	*
Total	$40,305.57	*

* Estimated

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada General Corporation Law contains provisions authorizing indemnification by the company of directors, officers, employees or agents against certain liabilities and expenses that they may incur as directors, officers, employees or agents of the company or of certain other entities. Section 78.7502(3) provides for mandatory indemnification, including attorney’s fees, if the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein.

Section 78.751 provides that such indemnification may include payment by the company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under the Section. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the company or such other entities.

Section 78.752 authorizes the company to obtain insurance on behalf of any such director, officer employee or agent against liabilities, whether or not the company would have the power to indemnify such person against such liabilities under the provisions of the Section 78.7502. The indemnification and advancement of expenses provided pursuant to Sections 78.7502 and 78.751 are not exclusive, and subject to certain conditions, the company may make other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents. Because neither the Articles of Incorporation, as amended, or By-laws of the company otherwise provide, notwithstanding the failure of the company to provide indemnification and despite a contrary determination by the board of directors or its shareholders in a specific case, a director, officer, employee or agent of the company who is or was a party to a proceeding may apply to a court of competent jurisdiction for indemnification or advancement of expenses or both, and the court may order indemnification and advancement of expenses, including expenses incurred in seeking court- ordered indemnification or advancement of expenses if it determines that the petitioner is entitled to mandatory indemnification pursuant to Section 78.7502(3) because he has been successful on the merits, or because the company has the power to indemnify on a discretionary basis pursuant to Section 78.7502 or because the court determines that the petitioner is fairly and reasonably entitled to indemnification or advancement of expenses or both in view of all the relevant circumstances.

Articles of Incorporation and Bylaws

Our Articles of Incorporation and bylaws, as amended, empower us to indemnify our current or former directors, officers, employees or agents or persons serving by our request in such capacities in any other enterprise or persons who have served by our request is in such capacities in any other enterprise to the full extent permitted by the laws of the State of Nevada. Pursuant to Nevada law and our Articles of Incorporation and By-laws, our officers and directors (and former officers and directors) are entitled to indemnification from us to the full extent permitted by law. Our Articles of Incorporation and By-laws generally provide for such indemnification for claims arising out of the acts or omissions of our officers and directors in their capacity as such, undertaken in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The conditions and extent of indemnification are set forth in the Articles of Incorporation and By-laws and in the Indemnity Agreements between us and each officer and director. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On January 11, 2013, Asher Enterprises elected to convert $9,200 of a convertible promissory note into 186,613 shares of the Company’s common stock.

On January 2, 2013, TCA elected to convert $36,000 of a convertible promissory note into 300,000 shares of the Company’s common stock.

On December 31, 2012, Asher Enterprises elected to convert a convertible promissory note into 733,753 shares of the Company’s common stock for $35,000.

On December 11, 2012, 100,000 shares of common stock were issued to an individual investor. These shares were issued due to the investor electing to exercise stock options into common stock at an exercise price of 0.125 cents. The Company received $12,500 from this exercise.

On December 11, 2012, TCA elected to convert $50,000 of a convertible promissory note into 322,581 shares of the Company’s common stock.

On December 6, 2012, an individual investor elected to convert a $15,000 convertible promissory note into 165,134 shares of the Company’s common stock.

On November 27, 2012, pursuant to a consulting agreement, the Company issued 105,000 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $8,295.

On November 27, 2012, pursuant to a consulting agreement, the Company issued 119,118 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $9,410.

On November 23, 2012, Asher Enterprises elected to convert a convertible promissory note into 1,478,094 shares of the Company’s common stock for $53,000.

On November 21, 2012, TCA elected to convert $50,000 of a convertible promissory note into 714,286 shares of the Company’s common stock.

On November 19, 2012, pursuant to a consulting agreement, the Company issued 18,248 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $2,745.

On November 14, 2012, pursuant to a consulting agreement, the Company issued 150,000 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $12,000.

On November 8, 2012, an individual investor elected to convert a $50,000 convertible promissory note into 800,316 shares of the Company’s common stock.

On November 8, 2012, pursuant to a consulting agreement, the Company issued 312,500 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $25,000.

On November 6, 2012, an individual investor elected to convert a $50,000 convertible promissory note into 780,581 shares of the Company’s common stock.

On November 5, 2012, pursuant to a loan the Company received from a shareholder, the Company issued 50,000 shares of the Company’s common stock as collateral in exchange for $11,000.

On October 31, 2012, pursuant to a consulting agreement, the Company issued 3,004 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $255.

On October 23, 2012, an individual investor elected to convert a $25,000 convertible promissory note into 383,024 shares of the Company’s common stock.

On October 17, 2012, pursuant to a consulting agreement, the Company issued 183,217 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $18,321.

On October 12, 2012, TCA elected to convert $50,000 of a convertible promissory note into 270,270 shares of the Company’s common stock.

On October 10, 2012, an individual investor elected to convert a $25,000 convertible promissory note into 361,227 shares of the Company’s common stock.

On October 9, 2012, an individual investor elected to convert a $15,000 convertible promissory note into 106,151 shares of the Company’s common stock.

On September 28, 2012, Asher Enterprises elected to convert a convertible promissory note into 758,773 shares of the Company’s common stock for $42,500.

On September 7, 2012, an individual investor elected to convert a $25,000 convertible promissory note into 228,934 shares of the Company’s common stock.

On September 6, 2012, pursuant to a consulting agreement, the Company issued 10,744 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $1,500.

On September 4, 2012, an individual investor elected to convert a $25,000 convertible promissory note into 222,244 shares of the Company’s common stock.

On August 27, 2012, Asher Enterprises elected to convert a convertible promissory note into 511,328 shares of the Company’s common stock for $46,000.

On August 20, 2012, pursuant to a consulting agreement, the Company issued 396,476 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $60,000.

On August 20, 2012, pursuant to a consulting agreement, the Company issued 114,875 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $20,000.

On August 15, 2012, TCA elected to convert a portion of a convertible promissory note into 294,118 shares of the Company’s common stock for $50,000.

On August 14, 2012, an individual investor elected to convert a $100,000 convertible promissory note into 730,811 shares of the Company’s common stock.

On August 14, 2012, pursuant to a consulting agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $11,300.

On August 8, 2012, pursuant to a consulting agreement, the Company issued 8,743 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $1,500.

On August 8, 2012, pursuant to a consulting agreement, the Company issued 8,743 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $1,500.

On August 8, 2012, pursuant to a consulting agreement, the Company issued 8,743 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $1,500.

On August 8, 2012, pursuant to a consulting agreement, the Company issued 8,342 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $1,500.

On August 8, 2012, pursuant to a consulting agreement, the Company issued 8,342 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $1,500.

On August 8, 2012, pursuant to a consulting agreement, the Company issued 8,342 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $1,500.

On August 8, 2012, an individual investor elected to convert a $50,000 convertible promissory note into 374,683 shares of the Company’s common stock.

On July 26, 2012, 400,000 shares of common stock were issued to an individual investor. These shares were issued due to the investor electing to exercise stock warrants into common stock at an exercise price of 0.25 cents. The Company received $100,000 from this exercise.

On July 12, 2012, an individual investor elected to convert a $50,000 convertible promissory note into 342,367 shares of the Company’s common stock.

On July 11, 2012, an individual investor elected to convert a $25,000 convertible promissory note into 206,524 shares of the Company’s common stock.

On July 10, 2012, an individual investor elected to convert a $75,000 convertible promissory note into 619,573 shares of the Company’s common stock.

On April 16, 2012, pursuant to a convertible debt agreement, the Company issued 204,594 shares of the Company’s common stock to this note holder in the amount of $50,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 1, 2012, pursuant to a consultant agreement, the Company issued 4,261 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering

On April 1, 2012, pursuant to a consultant agreement, the Company issued 4,261 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 27, 2012, pursuant to a convertible debt agreement, the Company issued 211,177 shares of the Company’s common stock to this note holder in the amount of $50,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering

On March 16, 2012, pursuant to a convertible debt agreement, the Company issued 148,972 shares of the Company’s common stock to this note holder in the amount of $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 15, 2012, pursuant to a indemnification settlement agreement, the Company issued 400,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $140,160. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 14, 2012, pursuant to a convertible debt agreement, the Company issued 111,173 shares of the Company’s common stock to a noteholder in the amount of $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 13, 2012, pursuant to a consultant agreement, the Company issued 75,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $18,750. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 12, 2012, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $32,100. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 5, 2012, pursuant to a consultant agreement, the Company issued 4,285 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 5, 2012, pursuant to a consultant agreement, the Company issued 4,285 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 28, 2012, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $16,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 6, 2012, pursuant to a debt conversion notice, the Company issued 206,699 shares of the Company’s common stock to a noteholder in satisfaction of $20,000 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 2, 2012, pursuant to a debt conversion notice, the Company issued 190,476 shares of the Company’s common stock to a noteholder in satisfaction of $20,000 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 2, 2012, pursuant to a consultant agreement, the Company issued 7,142 shares of the Company’s common stock to a consultant for services rendered in the amount of $2,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On January 19, 2012, pursuant to a consultant agreement, the Company issued 375,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $123,750. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On January 19, 2012, pursuant to a debt conversion notice, the Company issued 180,000 shares of the Company’s common stock to a noteholder in satisfaction of $15,498 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On January 3, 2012, pursuant to the Equity Agreement, the Company issued 559,268 Facility Fee Shares to TCA as consideration for the 100,000 facility fee. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 22, 2011, pursuant to a consultant agreement, the Company issued 175,000 shares of the Company’s common stock to a consultant for services rendered. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 12, 2011, pursuant to a debt conversion notice, the Company issued 313,351 shares of the Company’s common stock to a noteholder in satisfaction of $20,000 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 12, 2011, pursuant to a debt conversion notice, the Company issued 222,717 shares of the Company’s common stock to a noteholder in satisfaction of $20,000 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 6, 2011, pursuant to a debt conversion notice, the Company issued 188,492 shares of the Company’s common stock to a noteholder in satisfaction of $40,000 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 1, 2011, pursuant to a consultant agreement, the Company issued 6,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 28, 2011, pursuant to a debt conversion notice, the Company issued 136,402 shares of the Company’s common stock to a noteholder in satisfaction of $59,000 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 1, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $14,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 1, 2011, pursuant to a consultant agreement, the Company issued 5,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 1, 2011, pursuant to a consultant agreement, the Company issued 5,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 14, 2011, pursuant to a consultant agreement, the Company issued 6,250 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 14, 2011, pursuant to a debt conversion notice, the Company issued 300,000 shares of the Company’s common stock to a noteholder in satisfaction of $46,200 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 5, 2011, pursuant to a debt conversion notice, the Company issued 300,000 shares of the Company’s common stock to a noteholder in satisfaction of $46,620 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On September 20, 2011, pursuant to a consultant agreement, the Company issued 6,521 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On September 12, 2011, pursuant to a debt conversion notice, the Company issued 300,000 shares of the Company’s common stock to a noteholder in satisfaction of $41,433 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On September 1, 2011, pursuant to a debt conversion notice, the Company issued 200,000 shares of the Company’s common stock to a noteholder in satisfaction of $26,642 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 29, 2011, pursuant to a debt conversion notice, the Company issued 100,000 shares of the Company’s common stock to a noteholder in satisfaction of $14,254.10 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 12, 2011, pursuant to a consultant agreement, the Company issued 5,172 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 8, 2011, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 3, 2011, pursuant to a debt conversion notice, the Company issued 157,233 shares of the Company’s common stock to a noteholder in satisfaction of $20,000 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On July 29, 2011, pursuant to a debt conversion notice, the Company issued 145,555 shares of the Company’s common stock to a noteholder in satisfaction of $20,000 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 28 2011, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 31 2011, pursuant to a consultant agreement, the Company issued 200,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $50,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 31 2011, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 25 2011, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 24 2011, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 18, 2011, pursuant to a debt conversion notice, the Company issued 230,415 shares of the Company’s common stock to a noteholder in satisfaction of $25,000 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 2, 2011, pursuant to a debt conversion notice, the Company issued 129,666 shares of the Company’s common stock to a noteholder in satisfaction of $25,000 worth of outstanding debt underlying a convertible note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 26, 2011, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 20 2011, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 1, 2011, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 19, 2011, pursuant to a consultant agreement, the Company issued 200,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $50,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 31, 2011, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 13, 2011, pursuant to a consultant agreement, the Company issued 380,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $95,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 12, 2011, pursuant to a consultant agreement, the Company issued 118,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $29,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 8, 2011, pursuant to a consultant agreement, the Company issued 150,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $37,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 7, 2011, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 6, 2011, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 1, 2011, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 24, 2011, the Company issued a convertible promissory note in favor of one accredited investor in the amount of $1,050,000.  The note bears a one-time interest rate of eight percent (8%) and has a maturity date of February 24, 2013.  Prepayment under the note is not permitted, unless approved by the investor.  Under the terms of the Note, the Investor is entitled, at its option, to convert all or part of the principal amount and accrued interest into shares of the Company’s common stock, at a conversion price equal to seventy percent (70%) of the lowest closing price of the common stock in the twenty (20) trading days immediately prior to the conversion, subject to adjustment in certain circumstances.  These securities were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 23, 2011, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On January 24, 2011, pursuant to a consultant agreement, the Company issued 500,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $125,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 8, 2010, pursuant to a debt conversion notice, the Company issued 108,000 shares of the Company’s common stock to a noteholder in satisfaction of $25,000 worth of outstanding debt underlying a convertible note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 5, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 18, 2010, pursuant to a debt conversion notice, the Company issued 41,166 shares of the Company’s common stock to a noteholder in satisfaction of $10,000 worth of outstanding debt underlying a convertible note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 14, 2010, pursuant to a debt conversion notice, the Company issued 78,592 shares of the Company’s common stock to a noteholder in satisfaction of $12,000 worth of outstanding debt underlying a convertible note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 12, 2010, pursuant to a debt conversion notice, the Company issued 48,844 shares of the Company’s common stock to a noteholder in satisfaction of $15,000 worth of outstanding debt underlying a convertible note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 5, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On September 15, 2010, pursuant to a debt conversion notice, the Company issued 122,839 shares of the Company’s common stock to a noteholder in satisfaction of $37,500 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 30, 2010, pursuant to a consultant agreement, the Company issued 22,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $5,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 27, 2010, pursuant to a consultant agreement, the Company issued 30,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $7,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 27, 2010, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 24, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 18, 2010, pursuant to a consultant agreement, the Company issued 10,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $2,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 18, 2010, pursuant to a consultant agreement, the Company issued 200,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $5,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 18, 2010, pursuant to a consultant agreement, the Company issued 80,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $20,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 380,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $95,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 30,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $7,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 36,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $8,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 20,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $5,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 20,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $5,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 20,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $5,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 80,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $20,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 20,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $5,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 20,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $5,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 80,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $20,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 80,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $20,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 400,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $100,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 60,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $15,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 4,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 200,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $50,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 300,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $75,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 140,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $35,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 20,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $5,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 4, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 3 2010, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 2, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 2, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 2 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 2, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 2, 2010, pursuant to a consultant agreement, the Company issued 60,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $15,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 2, 2010, pursuant to a consultant agreement, the Company issued 20,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $5,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 2, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 2, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On July 1, 2010, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 21, 2010, pursuant to a consultant agreement, the Company issued 300,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $75,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 21, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 21, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 160,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $40,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 262,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $65,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 140,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $35,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 200,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $50,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 400,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $100,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 22, 2010, the Company issued 25,000 shares of the Company’s common stock to Auctus Private Equity Fund, LLC, as further consideration for entering into a drawdown equity financing agreement. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 1, 2010, pursuant to executed subscription agreements, the Company issued 1,218,000 shares of the Company’s common stock to a total of 15 investors for an aggregate purchase price of $304,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation, dated November 24, 2010 (filed as Exhibit 3.1 on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 30, 2011)

3.2	Bylaws (filed as Exhibit 2.2 to our Amended Form 10-SB filed August 15, 2001)

4.1	Form of Common Stock Certificate (filed as Exhibit 3.1 to our Form 10-SB filed December 23, 1999)

4.2	$1,050,000 Convertible Promissory Note, dated February 24, 2011 (filed as Exhibit 4.2 on Form S-1, as filed with the SEC on April 6, 2011)

5.1	Opinion of Lucosky Brookman LLP*

10.1	Joint Venture Agreement with Globe, dated November 3, 2006 (as filed as Exhibit 10.1 of the Company's Form 10-QSB for the quarter ended September 30, 2006, filed with the SEC on November 17, 2006)

10.2
Safety Scalpel Joint Venture agreement with Globe dated August 11, 2006 (as filed as Exhibit 10.2 of the Company's Form 10-QSB for the quarter ended June 30, 2006, filed with the SEC on August 19, 2006)

10.3	Employment Agreement with Rondald L. Wheet (as filed as Exhibit 10.3 of the Company's Form 10-KSB for the year ended December 31, 2007)

10.4	Employment Agreement with Burt Hodges (as filed as Exhibit 10.1 of the Company’s Form 8-K filed June 7, 2011)

10.5
Mutual Release and Settlement Agreement between the Company and Gifford M. Mabie, dated April 14, 2006 (as filed as Exhibit 10.13 of the Company's Form 10-KSB for the year ended December 31, 2004, filed with the SEC on April 15, 2006)

10.6	Agreement and Plan of Merger between Cerro Mining Corporation and the Company. dated May 9, 1997 (filed as Exhibit 6.6 to our Form 10-SB filed December 23, 1999)

10.7	Agreement and Plan of Merger between Clear Image Acquisition Corporation and the Company dated January 26, 2007 (filed as Exhibit 10.6 to our Form 8-K filed January 26, 2007)

10.8	Employee Agreement with Vincent L. Olmo (as filed as Exhibit 10.1 to the Company's Form 8-K filed April 15, 2011)

10.9	Drawdown Equity Financing Agreement, dated April 22, 2010, by and between the Company and Auctus Private Equity Fund, LLC (filed as Exhibit 10.1 to our Form 8-K, filed April 26, 2010)

10.10	Registration Rights Agreement, dated April 22, 2010, by and between the Company and Auctus Private Equity Fund, LLC (filed as Exhibit 10.2 to our Form 8-K, filed April 26, 2010)

10.11	Registration Rights Agreement, dated February 24, 2011, by and between the Company and JMJ Financial, Inc. (filed as Exhibit 10.11 on Form S-1, as filed with the SEC on April 6, 2011)

10.12
Committed Equity Facility Agreement, dated December 29, 2011, by and between Revolutions Medical Corporation and TCA Global Credit Master Fund, LP (as filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1, filed on February 14, 2012)

10.13
Registration Rights Agreement, dated December 29, 2011, by and between Revolutions Medical Corporation and TCA Global Credit Master Fund, LP (as filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1, filed on February 14, 2012)

10.14	International Manufacturing Agreement, dated December 1, 2011, by and between Revolutions Medical Corporation and Wuxi Yushou Medical Appliances Co., Ltd.*

23.1	Consent of Auditor*

23.2	Consent of Legal Counsel (Included in Exhibit 5.1 filed herewith)

* Filed herewith

UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the Company’s registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Charleston, State of South Carolina, on January 29, 2013.

REVOLUTIONS MEDICAL CORPORATION

By:	/s/ Rondald L. Wheet
Name: Rondald L. Wheet
Title: Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Burt Hodges
Name: Burt Hodges
Title: Chief Financial Officer (Principal Financial Officer)
(Principal Accounting Officer)

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Name	Position	Date

/s/ Rondald L. Wheet	Chief Executive Officer (Principal Executive	January 29, 2013
Rondald L. Wheet	Officer) and Chairman

/s/ Dr. Thomas Beahm	Director	January 29, 2013
Dr. Thomas Beahm

/s/ Burt Hodges	Chief Financial Officer (Principal Financial	January 29, 2013
Burt Hodges	Officer) (Principal Accounting Officer)

/s/ Vincent Olmo	Chief Operating Officer	January 29, 2013
Vincent Olmo